Exhibit 4.04

Underlease

Relating to Ground and Mezzanine Floors, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA

(1)	Expedia.com Limited

(2)	Facebook UK Ltd

Dated 11 November 2011

Osborne Clarke

One London Wall

London

EC2Y 5EB

Tel	+44 (0) 20 7105 7000
Fax	+44 (0) 20 7105 7005

Contents

Prescribed clauses under Schedule 1A of the Land Registration Rules 2003		i
Underlease Particulars		1
1.	Definitions and interpretation	2
2.	Demise	3
3.	Rent	4
4.	Same terms as Headlease	4
5.	Tenant’s covenants	4
6.	Landlord’s covenants	5
7.	Other Provisions	6
8.	Security of tenure	7
Annexure		10

Prescribed clauses under Schedule 1A of the

Land Registration Rules 2003

LR1. Date of lease	11 November 2011

LR2. Title number(s)	LR2.1 Landlord’s title number

LR2.2 Other title numbers 87123

LR3. Parties to this lease	Landlord: Expedia.com Limited (Company Number 03847519) whose registered office is at 42 Earlham Street London WC2H 9LA

Tenant: Facebook UK Ltd (Company Number 06331310) whose registered office is at Gladstone House, 77/79 High Street, Egham, Surrey TW20 9HY

LR4. Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The Premises as defined in clause 1.1

LR5. Prescribed statements etc.	LR5.1
Not applicable

LR5.2

Not applicable

LR6. Term for which the Property is leased	The term as specified in the definition of Contractual Term in the Underlease Particulars

LR7. Premium	None

LR8. Prohibitions or restrictions on disposing of this lease	This Underlease contains a provision that prohibits or restricts dispositions.
LR9. Rights of acquisition etc	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None
LR9.2 Tenant’s covenant to (or offer to) surrender this lease None LR9.3 Landlord’s contractual rights to acquire this lease None

i

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11. Easements	LR11.1 Easements granted by this lease for the benefit of the Property

None

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

None

LR12. Estate rent charge burdening the Property	None

LR13. Application for standard form of restriction	None

LR14. Declaration of trust where there is more than one person comprising the Tenant	Not applicable

ii

Underlease Particulars

Date:	11 November 2011

Landlord:	Expedia.com Limited

Company Number:	03847519

Registered Office:	42 Earlham Street London WC2H 9LA

Tenant:	Facebook UK Limited

Company Number:	06331310

Registered Office:	Gladstone House, 77/79 High Street, Egham, Surrey TW20 9HY

Premises:	Ground and Mezzanine floors, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA (more particularly shown edged in red on the Plan)

Contractual Term:	Term of years starting on the Term Start Date and ending on 15 February 2018

Term Start Date:	11 November 2011

Rent:	£307,750 per year

Rent Start Date:	11 July 2013

Review Date:	2 January 2017

Contracted out:	The Underlease is excluded from the security of tenure provisions of Part II of the 1954 Act.

This Underlease is made on the date stated and between the parties specified in the Underlease Particulars.

It is agreed as follows:

1.	Definitions and interpretation

1.1	In this Underlease, unless the context otherwise requires, the following definitions shall apply:

“1954 Act” means the Landlord and Tenant Act 1954 (as amended).

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995.

“2003 Order” means the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

“Authorised Guarantee Agreement” means as defined by section 28(1) of the 1995 Act.

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are open for business in the City of London.

“Consent for Alterations” means the written consent of the Superior Landlord in such form as is required by the Headlease to the Tenant’s proposed works to the Premises.

“Guarantor” means any person from time to time who guarantees the obligations of the Tenant in this Underlease.

“Headlease” means the lease under which the Landlord holds the Premises dated 7 July 2009 made between (1) Seven Dials S.A.R.L. (2) Expedia.com Limited and (3) Expedia, Inc a copy of which is annexed to this Underlease.

“Included Rights” means the rights granted by, and set out in schedule 2 of the Headlease and as set out in Schedule 1 to this Underlease.

“Landlord” means the party so named in the Underlease Particulars and any person from time to time entitled to the right to possession of the Premises when the Underlease ends.

“Payment Days” means 25 March, 24 June, 29 September and 25 December in each year.

“Plan” means the plan annexed to this Underlease.

“Premises” means the premises demised by and more particularly described in the Headlease.

“Reserved Rights” means the rights excepted and reserved by and set out in schedule 3 of the Headlease.

“Underlease” means this Underlease as supplemented or varied in writing from time to time whether by deed, licence or otherwise.

“Superior Landlord” means the person for the time being entitled to the reversion immediately expectant upon the expiry or sooner determination of the Headlease.

“Tenant” means the party so named in the Underlease Particulars and any person in whom this Underlease is vested from time to time.

“Term” means the Contractual Term.

2

Land Registry
Official copy of title plan

Title number **NGL905572**
Ordnance Survey map reference **TQ3081SW**
Scale **1:1250**
Administrative area **CAMDEN**

©Crown Copyright. Produced by Land Registry. Reproduction in whole or in part is prohibited without the prior written permission of Ordnance Survey. Licence Number 100026316.

N
Mountbatten Hotel
Seven Dials
Cambridge Theatre
Tower Court
Works
Chertsey Chambers
Odhams

This official copy is incomplete without the preceding notes page.

“VAT” means value added tax as provided under the VATA.

“VATA” means Value Added Tax Act 1994 and references to the VATA shall include all statutes, laws, regulations, notices, directions or similar provisions, relating to value added tax and any value added, turnover, sales, purchase or similar tax of the United Kingdom or of any other jurisdiction and references to value added tax or to VAT shall be construed accordingly.

1.2	In this Underlease, unless the context otherwise requires:

(a)

where at any time a party to this Underlease comprises more than one person all obligations and liabilities of or with that party are joint and several and references to that party include references to each such person;

(b)	words denoting persons include any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

(c)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(d)	references to clauses are to clauses of this Underlease;

(e)	the Underlease Particulars form part of this Underlease but the table of contents and the headings are for convenience only and will not affect the construction or interpretation of this Underlease;

(f)	unless the context shall otherwise so require words and expressions defined in the Headlease shall bear the same meaning where such words and expressions appear in this Underlease;

(g)	any obligation by the Tenant not to do or omit to do something includes an obligation not to permit or to suffer that thing to be done or omitted;

(h)	where there is an obligation to obtain the consent or approval of the Landlord under this Underlease such consent or approval must be contained in a formal deed or licence;

(i)

where under the terms of this Underlease the consent of the Landlord is required for any act or matter the consent of the Superior Landlord under the terms of the Headlease is also to be required wherever requisite provided that nothing in this Underlease is to be construed as imposing on the Superior Landlord any obligation not to refuse his consent unreasonably;

(j)

reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord is to be construed as including where appropriate reference to the exercise of the right by the Superior Landlord and all persons authorised by him in common with all other persons having a like right;

(k)	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it whether such statute or statutory provision comes into force before or after the date of this Agreement;

(l)	the word “assignment” includes equitable assignment and the words “assign” and “assignee” shall be construed accordingly; and

(m)	references to any statute or legislation include any legislation of the European Union directly applicable in the United Kingdom.

2.	Demise

The Landlord, demises the Premises to the Tenant for the Term subject to:

3

2.1	together with (so far as the Landlord can grant the same) the Included Rights;

2.2	except and reserved to the Landlord and the Superior Landlord the Reserved Rights; and

2.3

subject to all rights, restrictions, covenants and liabilities affecting the Premises from time to time including for the avoidance of doubt the exceptions reservations restrictions rights and other matters contained in the Headlease.

3.	Rent

3.1

The Tenant will pay the Rent to the Landlord without deduction or set off (except where lawfully provided by statute) by equal quarterly payments in advance on the Payment Days, the first payment for the period beginning on the Rent Start Date and ending on the day before the Payment Day following the Rent Start Date to be paid on the Rent Start Date.

3.2	If required by the Landlord the Rent shall be paid by standing order or credit transfer to the Landlord’s bank account.

3.3

The Rent shall be reviewed on the Review Date in accordance with the terms of the Headlease save for the purposes of clause 4.1 (c)(i) the rent payable shall be the Rent specified in the particulars to this Underlease.

4.	Same terms as Headlease

Except as to the term of years granted the rents reserved and reviewed and where the specific terms of this Underlease state otherwise this Underlease is made upon the same terms and subject to the same covenants provisos (including without limitation the proviso for re-entry) and conditions as are contained in the Headlease as if the same were set out in this Underlease in full with such modifications as are necessary to make the same applicable to the present demise, and the parties hereto as if the names of the parties hereto had been respectively substituted for those of the Landlord and the Tenant in the Headlease and in the case of any conflict between the provisions of this Underlease and the Headlease the provisions of this Underlease shall prevail.

5.	Tenant’s covenants

The Tenant covenants with the Landlord:

5.1	Tenants Covenants in the Headlease

To observe and perform the covenants and conditions on the part of the Tenant contained in the Headlease (excepting the covenants to pay the rents or other payments) as if the same were repeated in full in this Underlease except insofar as the Landlord expressly covenants in this Underlease to observe and perform them and to indemnify the Landlord from and against any actions proceedings claims damages liabilities costs charges expenses or losses arising from any breach non-observance or non-performance of those covenants and conditions.

5.2	Service Charges and Insurance

To pay as rent to the Landlord on demand sums equal to the service charge and insurance premiums (as defined in the Headlease) payable from time to time by the Landlord under the Headlease.

5.3	Restrictions in Headlease

Unless to do so would conflict with the terms of this Underlease, not do omit suffer or permit in relation to the Premises any act or thing that would or might cause the Landlord to be in breach of the Headlease or that if done omitted suffered or permitted by the Landlord would or might constitute a breach of the covenants on the part of the Lessee and the conditions contained in the Headlease.

4

5.4	Indemnity

To indemnify and keep the Landlord indemnified against all actions proceedings claims damages liabilities costs charges expenses and losses in respect of or incurred in connection with the Premises or any injury incurred by any party upon the Premises or any damage to any item upon the Premises or otherwise (howsoever arising) or arising from any breach of the Tenant’s covenants contained in this Underlease but not in respect of any breach by the Landlord of the Landlord’s covenants contained in this Underlease.

5.5	VAT

To pay to the Landlord VAT on any payments due under this Underlease so far as such tax is properly chargeable on the same and in every case where the Tenant has agreed to reimburse or indemnify the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Underlease to reimburse any VAT paid by the Landlord on such payment unless the VAT is recoverable by the Landlord.

5.6	Costs

To pay to the Landlord on a full indemnity basis all proper costs fees charges disbursements and expenses properly incurred by the Landlord (both during and after the end of the term) in relation or incidental to:

(a)

every application made by the Tenant for consent or licence required by the provisions of this Underlease whether or not it is granted refused or offered subject to any lawful qualification or condition or the application is withdrawn;

(b)	the recovery or attempted recovery of arrears of Rent or other sums due under this Underlease;

(c)	any steps taken in connection with the preparation and service of a schedule of dilapidations during or within three months after the end of the Term; and

(d)	any breach by the Tenant of the Tenant’s covenants on its part contained in this Underlease.

5.7	Access by Landlord

To permit the Landlord upon reasonable notice (except in emergency) to enter the Premises for the purpose that is in the opinion of the Landlord necessary to enable it to comply with the covenants on the part of the lessee and the conditions contained in the Headlease.

5.8	Access by Superior Landlord

To permit the Superior Landlord and all persons authorised by the Superior Landlord to enter the Premises for the purposes specified and upon the terms contained in the Headlease or in any lease superior to it as if the provisions in such documents dealing with the lessor’s access to the Premises were incorporated into this Underlease.

6.	Landlord’s covenants

The Landlord covenants with the Tenant:

6.1	Quiet enjoyment

That the Tenant will peaceably and quietly hold and enjoy the Premises during the Term without any interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

6.2	Rent

5

To pay the rents reserved by the Headlease.

6.3	Superior Landlord’s Covenants

To use reasonable endeavours to procure that the Superior Landlord shall comply promptly with the covenants on its part contained in the Headlease.

6.4	Superior Landlord Consent

At the request of the Tenant to take all reasonable steps at the cost of the Tenant to obtain the consent of the Superior Landlord where it is required under the terms of the Headlease

6.5	No Variation

Not at any time without the prior written consent of the Tenant to vary the Headlease.

7.	Other Provisions

7.1	Insurance

The Landlord will use its reasonable endeavours to enforce the Superior Landlord’s insurance obligations contained in Clause 9.1 of the Headlease and it is agreed that the provisions of Clauses 9.13, 9.14, 9.15 ,9.16 and 9.17 of the Headlease shall apply to this Underlease.

7.2	Liability

To the extent permitted by law the Landlord is not liable:

(a)	to the Tenant or any occupier of the Premises for any accident, injury, damage or loss however arising; or

(b)	to the Tenant for any failure to perform any of its obligations under this Underlease,

unless and until the Tenant has notified the Landlord in writing of the facts constituting such default and the Landlord fails to remedy the default within a reasonable time.

7.3	Landlord and Tenant (Covenants) Act 1995

(a)	The clauses of this Underlease will only take effect insofar as they do not contravene the provisions of the 1995 Act.

(b)

Insofar as any provisions of this Underlease contravene the provisions of the 1995 Act the relevant provisions (or if applicable, the relevant parts of them) are deemed to be deleted so far as necessary to ensure such compliance.

(c)	Any such deemed deletion does not affect the remaining provisions of this Underlease.

7.4	Exclusion of third party rights

Unless expressly provided in this Underlease, no express term of this Underlease or any term implied under it is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

7.5	Governing law and jurisdiction

(a)	This Underlease and any dispute, claim or obligation (whether contractual or noncontractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

6

(b)

The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Underlease, its subject matter or formation.

7.6	Agreement for Lease

There is an agreement for lease made between (1) the Landlord and (2) the Tenant dated 6 July 2011 to which this Underlease gives effect.

8.	Security of tenure

8.1

Pursuant to section 38A(1) of the 1954 Act the Landlord and Tenant agree that the provisions of sections 24 to 28 (inclusive) of the 1954 Act shall be excluded in relation to the tenancy created by this Underlease.

8.2	The Landlord and Tenant agree and declare that before the date of this Underlease:

(a)	a notice in the form set out in Schedule 1 to the 2003 Order which applies to this Underlease was served by the Landlord on the Tenant on 27 June 2011 (the “Notice”); and

(b)	a statutory declaration was made by the Tenant on 1 July 2011 in the form set out in Paragraph 8 of Schedule 2 to the 2003 Order (the “Declaration”).

8.3	Where the Declaration was made by a person other than the Tenant the Tenant confirms that the declarant was duly authorised by it to make the Declaration on its behalf.

8.4

The Landlord and the Tenant further agree and declare that the form of this Underlease is in all material respects the same as that which was in their contemplation at the time of the service of the Notice.

In witness this Underlease is executed and delivered on the date appearing at the head of page 1.

7

Schedule 1

Included Rights

1.	The right to continue to use the plant and other equipment and to connect to the chillers constructed on the roof to the Building referred to in Schedule 2 of the Headlease.

2.	The rights granted pursuant to the terms of a Consent for Alterations dated 2011 made between (1) the Superior Landlord (2) the Landlord and (3) the Tenant.

8

Executed as a Deed	)
by Expedia.com Limited	)
acting by	) /s/ ND Pocklington
a director, in the presence of:	) ND Pocklington

Director

Signature of witness:	/s/ MATTHEW WALLS

Name:	MATTHEW WALLS

Address:	42 Earlham St.
LONDON
WC2H 9LA

Occupation:	VP MARKETING

Executed as a Deed	)
by Facebook UK Ltd	)
acting by	)
a director, in the presence of:	)

Director

Signature of witness:

Name:

Address:

Occupation:

9

Annexure

10

Dated	7 July	2009

(1)	SEVEN DIALS S.A.R.L.

(2)	EXPEDIA.COM LIMITED

(3)	EXPEDIA, INC.

Ground and Mezzanine floors Seven Dials Warehouse 42/50 Earlham Street London WC2H 9LA

CMS Cameron McKenna LLP Mitre House 160 Aldersgate Street London EC1A 4DD T +44(0)20 7367 3000 F +44(0)20 7367 2000 Ref: MRR/MERO/126830.00013

(22757178.08)

1.	Definitions	3

2.	Interpretation	6

3.	Lease	7

4.	Rent and Rent Review	7

5.	Service Charge	11

6.	Tenant’s Covenants	13

7.	Landlord’s Covenants	26

8.	Alienation	27

9.	Insurance	32

10.	Re-entry	37

11.	Value Added Tax	38

12.	General	39

13.	Notices	43

14.	Guarantor	44

15.	Governing Law	44

16.	Jurisdiction	44

17.	Process Agent	44

18.	Waiver	44

Schedule 1		45

	THE BUILDING AND THE PROPERTY	45

	PART 1 45

	THE BUILDING	45

	PART 2 45

	THE PROPERTY	45

Schedule 2		46

	RIGHTS GRANTED TO THE TENANT	46

Schedule 3		48

	RIGHTS RESERVED TO THE LANDLORD	48

Schedule 4		49

	THE MATTERS AND THE DOCUMENTS (IF ANY) CONTAINING INCUMBRANCES TO WHICH THE PREMISES ARE SUBJECT	49

Schedule 5		50

	GUARANTEE PROVISION	50

Schedule 6		53

	SERVICE CHARGE COSTS	53

(22757178.08)

LR1. Date of lease	7th July 2009
LR2. Title number(s)

LR2.1 Landlord’s title number(s)

Title number(s) out of which this lease is granted. Leave blank if not registered

NGL422086

LR2.2 Other title numbers

Existing title number(s) against which entries of matters referred to in LR9, LR10, LR11 and LR13 are to be made

None

LR3. Parties to this lease

Landlord

SEVEN DIALS S.A.R.L. a company incorporated under the laws of Luxembourg under number B137218 whose registered office is at L-1855 Luxembourg 46A Avenue JF Kennedy Luxembourg

Tenant

EXPEDIA.COM LIMITED (a company incorporated under company number 03847519) whose registered office is at 42 Earlham Street London WC2H 9LA

Other parties

Specify capacity of each party, for example “management company”, “guarantor”, etc.

Guarantor

EXPEDIA, INC. (company number 3956616) a company incorporated in the State of Delaware USA whose principal office is at 3150 139th Avenue SE Bellevue, WA 98005

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The Property known as ground and mezzanine floors Seven Dials Warehouse 42/50 Earlham Street London WC2H 9LA and ancillary Property as further described in Part 2 of Schedule 1 and every part of it and all alterations to it

LR5. Prescribed statements etc.

LR5.1 Statements’ prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None

(22757178.08)

LR6. Term for which the Property is leased	From and including 7th July 2009 To and including 19 February 2018
LR7. Premium	None
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.
LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None
LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

See Schedule 2

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other Property

See Schedule 3

LR12. Estate rentcharge burdening the Property	None
LR13. Application for standard form of restriction
LR14. Declaration of trust where there is more than one person comprising the Tenant

(22757178.08)

THIS DEED WITNESSES as follows:

1.	Definitions

In this Lease the terms defined in the Land Registry prescribed clauses and the further particulars set out at the beginning of this Lease and in Schedule 1 shall have effect and:

“Asset Rating”:  has the meaning given in the EPB Regulations

“assign”:  includes entering into any form of equitable assignment of the Property including a registerable transfer where the Tenant’s title to the Property is registered or registerable but does not include entering into a contract for the assignment or transfer of the Property and assignment is similarly construed

“authorised guarantee agreement”:  has the meaning given to it by the LTC Act 1995

“Building”:  the Property described in Part 1 of Schedule 1 and every part of it and all additions and alterations to it and includes (without limitation):

(a)	roadways footpaths service roads service areas car parks loading bays and landscaped and open areas

(b)	boundary walls and fences

“Business Day”:  a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business

“CAW Regulations”:  the Control of Asbestos at Work Regulations 2002

“Clearing Bank”:  a corporate member of CHAPS Clearing Company Limited

“Common Parts”:  the walkways service areas loading bays landscaped and open areas entrances staircases passages landings passenger and goods lifts and other areas (whether or not in the nature of the foregoing) from time to time during the Term provided by the Landlord for common use by the tenants of the Building but for the avoidance of doubt not including any part of the Property

“Conduits”:  includes those for sewage water gas electricity telecommunications and data processing

“DEC”:  a Display Energy Certificate and Advisory Report as defined in the EPB Regulations

“Default Interest Rate”:  means three per cent, per annum above the Interest Rate

“End of the Term”:  includes the expiry of the Term by effluxion of time or the determination of the Term by forfeiture surrender merger notice or in any other way

“EPB Regulations”:  the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007

“EPC”:  an Energy Performance Certificate and Recommendation Report as defined in the EPB Regulations

(22757178.08)

“Existing Lease”:  the lease of the Reception and Floors 3, 4 and 5 of the Building dated 28 April 2008 and made between (1) The Royal Bank of Scotland plc (as trustee of the Schroder Exempt Property Unit Trust) (2) Expedia.com Limited and (3) Expedia, Inc

“Guarantor”:  the surety referred to in clause LR3 or any surety or sureties of the Tenant’s obligations under this Lease from time to time and where the Guarantor is an individual includes the Guarantor’s personal representatives

“Head Landlord”:  any person for the time being entitled to possession of the Property at the end of any term of years granted by any Head Lease

“Head Lease”:  any lease under which the Landlord is for the time being entitled to possession of the Property at the End of the Term and every lease (whether immediate or otherwise) out of which that lease was created all deeds varying any of those leases and all licences and consents granted under any of those leases or under any deed of variation

“Initial Rent”:  two hundred and ninety two thousand three hundred and sixty two pounds and fifty pence (£292,362.50)

“Insured Risks”:  loss or damage by fire lightning explosion earthquake aircraft and other aerial devices and articles dropped from them escape of oil impact by vehicles or animals riot civil commotion strikes and labour disturbances storm flood bursting and overflowing of water tanks apparatus or pipes subsidence and heave and terrorism and such other risks against which the Landlord from time to time (acting reasonably) decides to insure subject to such exclusions limitations and excesses as are imposed by its insurers and to the extent to which the risks mentioned in this definition are insurable with the Landlord’s insurers

“Interest Rate”:  the base rate for the time being of The Royal Bank of Scotland plc or of another Clearing Bank designated from time to time by the Landlord or if there is no such base rate the rate from time to time prescribed under section 32 of the Land Compensation Act 1961

“Landlord”:  the Landlord referred to in clause LR3 and the person for the time being entitled to possession of the Property at the End of the Term

“Lease”;  this lease every deed varying or supplemental to this lease every licence and consent granted under this lease or under any deed of variation or supplemental deed and every collateral agreement (as defined in the LTC Act 1995)

“Lettable Areas”:  all parts of the Building designed and intended to be let for commercial use

“LTC Act 1995”:  the Landlord and Tenant (Covenants) Act 1995

“Major Damage”:  damage or destruction to the Property or the Building where the cost of rebuilding or reinstatement exceeds the greater of the annual rent then payable under this Lease (or which would be payable but for any abatement or suspension of the rent under this Lease) and the open market rent of the Property estimated by the Landlord acting reasonably at the time of the damage or destruction

“Operational Rating”:  has the meaning given in the EPB Regulations

“Permitted Use”:  offices being a use within subparagraph (a) of Class B1 Business in the Schedule to the Town and Country Planning (Use Classes) Order 1987 as that Order is in force at the date of this Lease

(22757178.08)

“Plans”:  the plans annexed to this Lease

“Planning Acts”:  the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and the Planning and Compulsory Purchase Act 2004

“Quarter Days”:  25th March 24th June 29th September and 25th December in every year

“Rent”:  includes all sums reserved as rent by this Lease and any interim rent determined under the Landlord and Tenant Act 1954

“Rent Commencement Date”:  7th June 2011

“Retained Area”:  the whole of the Building other than the Lettable Areas

“Review Date”:  7th July 2014

“Review Period”:  the period starting with any Review Date up to the next Review Date or starting with the last Review Date for a period of five years after the Review Date

“Section 106 Agreement”:  the agreement under Section 106 of the Town and Country Planning Act 1990 dated 17 April 2002 between The Royal Bank of Scotland plc (as trustee of the Schroder Exempt Property Unit Trust) and The Mayor and Burgesses of the London Borough of Camden

“Service Charge Commencement Date”:  7th July 2009

“Tenant”:  the tenant referred to in clause LR3 and its successors in title and where the Tenant is an individual includes the Tenant’s personal representatives

“Term”:  the term as set out in clause LR6 and any statutory or other period of continuance holding over or extension of it

“Term Commencement Date”:  7th July 2009

“Underlease EID application”:  an application to the Registrar to designate an underlease or derivative underlease an exempt information document so as to exclude from the edited copy of the underlease or derivative underlease as appropriate to be held by HM Land Registry such information as is excluded from any edited copy of this Lease held at HM Land Registry and such other information as the Landlord shall require

“Uninsured Risk”:  a risk or some aspect thereof which would be an Insured Risk but for the fact that insurance is not available or is available but only on terms or at rates which are not commercially acceptable to the Landlord (acting reasonably) in the London insurance market at the date of destruction or damage

“VAT”:  value added tax and any imposition or levy of a like nature

“VAT Act 1994”:  the Value Added Tax Act 1994 and

“VAT group”;  two or more bodies corporate registered as a group for VAT purposes under section 43 VAT Act 1994.

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2.	Interpretation

2.1	Where there are two or more persons included in the expressions “Landlord” “Tenant” or “Guarantor” each reference to the Landlord the Tenant or the Guarantor includes a separate reference to each of those persons

2.2	Any reference express or implied to an enactment includes references to:

(a)	that enactment as amended extended or applied by or under any other enactment (before or after the execution of this Lease)

(b)	any enactment which that enactment re-enacts (with or without modification)

(c)	any subordinate legislation made (before or after the execution of this Lease) under that enactment as amended extended or applied as described in clause 2.2(a) above or under any enactment referred to in clause 2.2(b) above and

(d)	any consents licences and permissions given (before or after the execution of this Lease) under that enactment as amended extended or applied as described in clause 2.2(a) above or under any enactment referred to in clause 2.2(b) above or under that subordinate legislation and any conditions contained in those consents licences and permissions.

2.3	Any reference express or implied to enactments generally includes subordinate legislation and any legislation of the European Union that is directly applicable in the United Kingdom and includes existing enactments and those that come into effect during the Term

2.4	Clauses 2.1 to 2.3 apply unless the contrary intention appears

2.5	The headings in this Lease do not affect its interpretation

2.6	Any covenant given by more than one person will be joint and several

2.7	Every obligation of any party to this Lease not to do an act or thing includes an obligation not to allow it to be done

2.8	Where there is an obligation to obtain the consent or approval of the Landlord under this Lease such consent or approval must be in writing and such obligation includes where necessary an obligation to obtain the consent or approval in writing of any chargee or superior landlord from time to time

2.9	Any consent or approval must be obtained before the act or event to which it applies is carried out or done and will be effective only if in the form the party giving it reasonably and properly requires

2.10	Where the Landlord has a right to enter the Property such right will also be exercisable by the Landlord’s agents any chargee from time to time and all persons authorised by them with or without workmen and equipment

2.11	Words denoting persons include firms companies and corporations and vice versa

2.12	The singular includes the plural and vice versa and one gender includes any other

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2.13	Any reference to the Landlord’s surveyor includes any surveyor employed by the Landlord or by any company associated with the Landlord

2.14	References to clauses paragraphs and schedules are to clauses and paragraphs of and schedules to this deed

2.15	The words “include” “includes” and “including” are deemed to be followed by the words “without limitation”

2.16	References to any act or omission of the Tenant extend to any act or omission of any sub-tenant or licensee of the Tenant or any person at the Property or the Building with the consent of the Tenant any sub-tenant or any licensee

3.	Lease

3.1	Lease

The Landlord lets the Property to the Tenant with full title guarantee together with (in common with all other persons from time to time entitled to them) the rights set out in Schedule 2 but except and reserving to the Landlord the rights set out in Schedule 3 for the Term set out in Land Registry prescribed clause LR6 subject to all rights and covenants affecting the Property contained or referred to in Schedule 4 at a yearly rent ascertained in accordance with clause 4

3.2	Ancillary rights

The rights granted to the Tenant are granted in common with the Landlord any person authorised by the Landlord and everyone else having the like or similar rights

3.3	Exclusion of implied rights

This Lease does not include any rights other than those set out in Schedule 2

3.4	Reserved rights

The rights excepted and reserved to the Landlord are also excepted and reserved to those authorised by the Landlord and everyone else entitled to them

4.	Rent and Rent Review

4.1	Rent

The yearly rent is:

(a)	until but excluding the Rent Commencement Date the rent of one peppercorn (if demanded)

(b)	from and including the Rent Commencement Date until but excluding the first Review Date the Initial Rent and

(c)	during each successive Review Period the greater of:

(i)	a rent equal to the rent previously payable under this Lease (or the rent which would be payable but for any abatement or suspension of rent under this Lease) or

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(ii)	the revised rent ascertained in accordance with this clause 4 on the assumption that the willing tenant will use the Property as offices within Class B1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 as that Order is in force at the date of this Lease; or

(iii)	the revised rent ascertained in accordance with this clause 4 on the assumption that the willing tenant will use the Property as a retail shop within Class A1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 as that Order is in force at the date of this Lease

4.2	Rent payment dates

The yearly rent is payable without any deduction withholding or set-off by equal quarterly payments in advance on the Quarter Days. The first payment (which is an apportioned sum) is to be made on the Rent Commencement Date in respect of the period commencing on the Rent Commencement Date and ending on the day before the next following Quarter Day

4.3	Rent review - method

The revised rent for any Review Period may be agreed in writing at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the relevant Review Date by an independent valuer of recognised standing and having experience in letting and valuing property of a like kind and character to the Property and such valuer will act as an arbitrator and in accordance with the Arbitration Act 1996

4.4	Nomination

In the absence of agreement the independent valuer may be nominated by or on behalf of the president for the time being of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant made not earlier than three months before the relevant Review Date

4.5	Rent review - amount

In the case of valuation the revised rent to be determined by the valuer will be such as he decides is the full yearly rent at which the Property might reasonably be expected to be let in the open market at the relevant Review Date:

(a)	after the expiry of a rent free period or a concessionary rent period given for fitting-out purposes only of such length and the giving of such other inducements (including without limitation any rental concession capital payment or contribution to fitting out costs) given for fitting out purposes only as in either case would be negotiated in the open market between a willing landlord and a willing tenant so that the yearly rent is that payable after the expiry of any such rent free period or concessionary rent period and after the giving of any such inducement and

(b)	on the assumptions set out in clause 4.6 but disregarding the matters set out in clause 4.7

4.6	Assumptions

The assumptions are that at the relevant Review Date:

(a)	the Property:

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(i)	is available to let on the open market by a willing landlord to a willing tenant by one lease without a premium or other payment from either party and with vacant possession for a term equal to the residue then unexpired of the Term commencing on the relevant Review Date with the rent payable from then

(ii)	is to be let as a whole on a lease which is to contain the same terms as this Lease other than the amount of the rent referred to in clauses 4.1 (a) and 4.1(b) and any rent free or reduced period allowed to the Tenant

(iii)	is fit and available for immediate occupation and use by the willing tenant and is fitted out for the willing tenant’s immediate use as authorised by this Lease in accordance with the willing tenant’s requirements whether that is as offices pursuant to clause 4.1(c)(ii) or as a retail shop pursuant to clause 4.1(c)(iii) and

(iv)	the “Permitted Use” pursuant to the lease is use for any of the purposes within Class A1 and Class B1 in the Schedule to the Town and Country Planning (Use Classes) Order 1987 as that Order is in force at the date of this Lease and the Property may be lawfully used for any of those purposes

(b)	all the covenants in this Lease by the Tenant have been performed and observed

(c)	no work has been carried out to the Property by the Tenant or other lawful occupier which has diminished the rental value and in case the Building has been destroyed or damaged it has been fully restored and

(d)	if the Property or any means of access or egress or any Conduits or any parts of the Building have been destroyed or damaged or are being repaired they have been fully rebuilt reinstated and repaired

4.7	Disregards

The matters to be disregarded are:

(a)	any effect on rent of the fact that the Tenant its subtenants or their respective predecessors in title or any lawful occupier have been in occupation of the Property or any part of it

(b)	any goodwill attached to the Property by reason of the carrying on at it of the business of the Tenant its subtenants or their predecessors in title or any lawful occupier in their respective businesses

(c)	any increase in rental value of the Property attributable to the existence at the relevant Review Date of any voluntary improvement to the Property carried out by and at the cost of the Tenant its subtenants or their respective predecessors in title or any lawful occupier during the Term or during any earlier period of occupation arising out of an agreement to grant the Term or completed during the term of any prior lease of the Property of which this is a renewal save to the extent that the Landlord has contributed to the cost of such improvement

(d)	so far as may be permitted by law any statutory prohibition or restriction relating to the assessment and recovery of rent and

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(e)	any work carried on at the Property during or prior to the Term under an agreement for the grant of the Term by the Tenant or any undertenant or other permitted occupier or their respective predecessors in title which has diminished the rental value of the Property

In this clause a voluntary improvement is one carried out with the consent of the Landlord (where required) but not under an obligation to the Landlord or its predecessors in title (and any works carried out in order to comply with statute or required or directed by any public body or in accordance with a licence permitting alterations are not to be construed as pursuant to an obligation to the Landlord)

4.8	Valuer

In the case of determination by a valuer:

(a)	the fees and expenses of the valuer including the cost of his appointment must be borne as he decides or in the absence of any decision equally by the Landlord and the Tenant who must otherwise each bear their own costs

(b)	the valuer must afford the Landlord and the Tenant an opportunity to make representations to him and

(c)	if the valuer dies delays or becomes unwilling or incapable of acting or if for any other reason the president for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf thinks fit he may discharge the valuer and appoint another in his place

4.9	Memorandum

When the revised rent has been ascertained memoranda of it must be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the counterpart of it and the Landlord and the Tenant must bear their own costs in respect of the memoranda

4.10	Interest

If the revised rent payable with effect from any Review Date has not been agreed by that Review Date rent will continue to be payable at the rate previously payable. Forthwith on the revised rent being ascertained the Tenant must pay to the Landlord any shortfall between the rent and the revised rent payable up to and on the preceding Quarter Day together with interest at the Interest Rate on each part of the shortfall from the date or respective dates on which each part would have been due for payment had the revised rent been ascertained before the relevant Review Date until the date of payment

For the purpose of this clause the revised rent will be deemed to have been ascertained on the date when it has been agreed between the Landlord and the Tenant or the date of the determination by the valuer

4.11	Costs

If either the Landlord or the Tenant fails to pay the relevant part of the fees and expenses of the valuer under clause 4.8 within 15 Business Days of the same being demanded by the valuer other may pay the same and the amount so paid must be repaid on demand by the party chargeable and is recoverable from that party as a debt due. If the valuer requires payment of

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his fees and expenses before releasing his determination either the Landlord or the Tenant may pay them and recover the other’s share of them from the other

4.12	Time not of the essence

Time is not of the essence for the purposes of this clause

4.13	Statutory restrictions

If at the Review Date the Landlord is obliged to comply with any statute which restricts or modifies the Landlord’s right to revise the yearly rent in accordance with the terms of this Lease or which restricts the right of the Landlord to demand or accept payment of the full amount of the yearly rent for the time being payable under this Lease then in each case respectively:

(a)	the operation of the provisions for such revision of the yearly rent on the Review Date will be postponed until the first day on which such operation may lawfully occur

(b)	the collection of any increase in the yearly rent will be postponed until the first date or dates upon which any such increase or any part of it may lawfully be collected

5.	Service Charge

5.1	Payment

The Tenant must pay to the Landlord the Provisional Service Charge without any deduction, withholding or set-off by equal quarterly payments in advance on the Quarter Days. The first payment (which is an apportioned sum) is to be made on the Service Charge Commencement Date in respect of the period commencing on the Service Charge Commencement Date and ending on the next following Quarter Day

5.2	Account

As soon as possible after (and in any event within six months of) every Accounting Date the Landlord must prepare and supply to the Tenant an account:

(a)	showing the Gross Expenses, the Income and the Net Expenses for the Financial Year referred to in the account

(b)	containing a fair summary of the items referred to in it and

(c)	certified by the Landlord or its agents acting in accordance with the principles of good estate management (who may be the managing agents for the Building)

The account will be conclusive evidence of all matters of fact referred to it in it save in the case of manifest error. The Landlord must afford the Tenant on request reasonable facilities at reasonable times for inspecting and taking copies of the accounts and receipts and other documents supporting the account

5.3	First balancing payment

In the case of the first Accounting Date after the Service Charge Commencement Date, if the proportion of the Tenant’s Share of the Net Expenses shown in the account apportioned on a daily basis for the period from that date to the Accounting Date:

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(a)	exceeds the amount already paid as Provisional Service Charge before the first Accounting Date the Tenant must pay the excess to the Landlord within 14 days of written demand or

(b)	is less than the amount already paid as Provisional Service Charge before the first Accounting Date the Landlord must credit the excess to the Tenant against the next quarterly payment of Provisional Service Charge

5.4	Subsequent balancing payments

In the case of every subsequent Accounting Date, if the Tenant’s Share of the Net Expenses shown in the account for the period beginning on the day after the previous Accounting Date and ending on that Accounting Date:

(a)	exceeds the amount paid as Provisional Service Charge during that period, the Tenant must pay the excess to the Landlord within 14 days of written demand or

(b)	is less than the amount paid as Provisional Service Charge during that period, the Landlord must credit the excess to the Tenant against the next quarterly payment of Provisional Service Charge or repay the excess in respect of the last year of the Term within 14 days of the account being prepared and supplied to the Tenant

5.5	Past costs

If the Landlord fails to include in any account for a Financial Year a sum expended or liability incurred in that year the Landlord may include such sum or the amount of such liability in an account for the next Financial Year

5.6	Variation of Tenant’s Share

If the Landlord considers that having regard to the nature and degree of use by the Tenant or the other tenants in the Building of any of the facilities referred to in the definition of Gross Expenses or any other factor which the Landlord reasonably considers relevant some proportion other than that referred to in the definition of the Tenant’s Share ought properly to be payable by the Tenant the Landlord may substitute that other proportion in the case of that facility. But the Tenant’s Share of the Net Expenses must not be increased by reason solely of any of the Lettable Areas being vacant or unlet

5.7	Reserved as rent

All sums payable under this clause are reserved as rent.

5.8	Definitions

In this clause:

“Accounting Date”:  31st December or such other date as the Landlord may reasonably nominate from time to time

“Financial Year”:  a year ending on an Accounting Date

“Gross Expenses”:  all the expenses reasonably and properly incurred by the Landlord in connection with the matters referred to in Schedule 6 and Gross Expenses shall not include

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(a)	any repair made necessary as a result of damage or destruction by any Insured Risk or an Uninsured Risk

(b)	the initial refurbishment reconstruction and equipping of the Building and

(c)	collecting rent service charge or licence fees or arranging for the review of rent and letting of any other parts of the Building.

“Income”:  means:

(a)	any insurance money received under an insurance policy which the Landlord was obliged to effect under this Lease where the Landlord (acting reasonably) has incurred expenses in making good the insured loss itself in pursuance of its obligations at clauses 7.3, 7.4 and 9.5

(b)	any money received from any person (other than the service charge paid by the tenants in the Building) who was liable to contribute to the cost of compliance with the Landlord’s obligations under this Lease where the Landlord has itself incurred the expense towards which that person contributed

“Net Expenses”:  the amount by which Gross Expenses exceeds Income

“Net Internal Area”:  has the meaning given to that expression in the Code of Measuring Practice published by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Sixth Edition)

“Provisional Service Charge”:

(a)	in respect of the period from the Service Charge Commencement Date to the next following Accounting Date the annual sum of £1,895.04 and

(b)	in respect of each subsequent Financial Year the sum reasonably fixed from time to time by the Landlord or its agents (who may be the managing agents for the Building) acting in accordance with the principles of good estate management as being a reasonable estimate of the Tenant’s Share of the Net Expenses for the relevant Financial Year

“Tenant’s Share”:  subject to clause 5.6 the same proportion of the Net Expenses as the Net Internal Area of the Property from time to time bears to the Net Internal Area of the Lettable Areas from time to time

6.	Tenant’s Covenants

6.1	Introduction

The Tenant covenants with the Landlord to comply with its obligations set out in this clause and in clauses 5, 8 and 9

6.2	Rent

The Tenant must:

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(a)	pay the yearly rent to the Landlord at the times and in the manner referred to in clause 4 without any deduction and (if reasonably required by the Landlord) by banker’s standing order or direct debit and

(b)	not exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

6.3	Outgoings and rates

The Tenant must:

(a)	pay all present and future Outgoings assessed charged or imposed on or payable in respect of the Property or assessed charged or imposed on or payable by the owner or occupier of the Property

(b)	pay the proportion properly and reasonably attributable to the Property of all Outgoings assessed charged or imposed on or payable in respect of the Property and other properties assessed charged or imposed on or payable by the owner or occupier of the Property and other properties

(c)	pay all charges for the supply to and consumption at the Property of water gas and electricity and all charges for telecommunications (including equipment rents) and observe and perform all regulations of the supply authorities and

(d)	where such charges as are referred to in clause 6.3(c) are made in relation to the Property and other properties or upon the owner or occupier of the Property and other properties pay the suppliers and indemnify the Landlord against the proportion of those charges properly and reasonably attributable to the Property or its owner or occupier

(e)	make good any rating relief loss suffered by the Landlord due to the Landlord losing rating relief because it has been allowed to the Tenant or any subtenant or lawful occupier at the Property

In this clause Outgoings means rates taxes duties charges assessments impositions and outgoings whether parliamentary parochial local or of any other description and whether of the nature of capital or revenue and even though of a wholly novel character except for any payable by the Landlord in respect of its receipt of all rents receivable from the letting of the Building other than VAT or as a result of any dealing with its reversionary interest in the Building. The proportion referred to in clauses 6.3(b) and 6.3(d) will be determined by the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law

6.4	Repair

The Tenant must:

(a)	put and keep the Property but excluding the windows and window frames) in good and substantial repair and condition but subject to clause 6.4(b) is not obliged to repair damage caused by an Insured Risk or an Uninsured Risk

(b)	if directed to do so by the Landlord repair damage caused by an Insured Risk where the insurance monies are irrecoverable because of the act default or omission of the Tenant any person deriving title under the Tenant or anyone at the Property with the express or implied authority of any of them

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(c)	replace all the Landlord’s fixtures and fittings in the Property which become beyond repair during the Term with others of no lesser quality

(d)	keep all windows and other glass in the Property (both inside and outside) clean cleaning them at least once a month and more frequently where necessary

(e)	enter into and maintain throughout the Term fully comprehensive maintenance contracts in respect of all plant equipment and machinery forming part of the Property with a reputable company or companies first approved by and in forms approved by the Landlord (such approval not to be unreasonably withheld or delayed) and produce the contracts to the Landlord on demand with evidence that any payments due under them are paid up to date

(f)	produce to the Landlord on demand a certificate issued by an electrical contractor first approved by the Landlord (such approval not to be unreasonably withheld or delayed) that the electrical circuits within and forming part of the Property comply with the then current regulations of the Institute of Electrical Engineers or other amended standards or recommended current codes of practice in each case as approved by the Landlord (such approval not to be unreasonably withheld or delayed) and

(g)	notify the Landlord of all defects in the Property which may give rise to a liability or duty on the Landlord under common law or statute

6.5	Redecoration

The Tenant must redecorate the interior of the Property in every fifth year and in the last year of the Term in colours and patterns which must be first approved by the Landlord in the last year of the Term (such approval not to be unreasonably withheld or delayed). The Tenant must also have all parts of the Property requiring treatment for their preservation and protection treated in accordance with a reasonably approved manner for preserving and protecting them (such approval not to be unreasonably withheld or delayed). All works under this clause must be carried out in a good and workmanlike manner and with suitable, good quality materials

In this clause the last year of the Term means the period of 12 months ending at the End of the Term

6.6	Party matters

The Tenant must pay a fair and reasonable proportion of all costs and expenses payable in respect of repairing, lighting, cleansing and maintaining anything used in common by the Property and any other property to the extent that those costs and expenses are not recoverable under clause 5. The proportion must be determined by the Landlord (acting reasonably and fairly) whose determination will be conclusive save as to questions of law

6.7	Entry by the Landlord

The Tenant must:

(a)	permit the Landlord to enter the Property to examine its condition and take inventories

(b)

permit the Landlord to enter the Property to exercise any of the rights reserved to the Landlord by this Lease and for any other reasonable purpose connected with the management of the Building subject to the Landlord making good to the Tenant all damage to the Property but not being obliged to compensate the Tenant for any loss

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suffered by the Tenant or for any nuisance, annoyance, inconvenience, noise or vibration

(c)	permit the Landlord to enter the Property to carry out any assessment or inspection necessary to prepare an EPC

(d)	permit the Landlord and any person acting as valuer under clause 4 to enter the Property and inspect and measure the Property for all purposes connected with insurance of the Building or any part of it any action under the Landlord and Tenant Act 1954 Part II or the implementation of clause 4 and

(e)	furnish all information relevant for those purposes as the Landlord or anyone having a right of entry under this clause may reasonably request

Except in case of emergency the Landlord must give the Tenant reasonable prior written notice of at least 48 hours before exercising the right of entry which must be exercised at reasonable times. After notice or in case of emergency the Landlord may break into the Property. The right of entry must be exercised in a reasonable manner and in such a way as not to prevent the Tenant’s beneficial user and enjoyment of the Property so far as reasonably practicable

6.8	Remedy breaches

The Tenant must remedy all breaches of covenant notified by the Landlord to the Tenant which the Tenant is liable to remedy under this Lease as soon as possible and in any event within two months after service of the notice. If the Tenant fails to do so, the Landlord may (without prejudice to the right of re-entry contained in this Lease) enter the Property and remedy the breach. All costs and expenses incurred by the Landlord must be paid by the Tenant and will be recoverable by the Landlord as a debt on demand

6.9	Alterations

The Tenant must:

(a)	not make any alteration or addition to the Property or to any other part of the Building (other than the erection alteration or removal of internal non-structural demountable partitioning within the Property none of which requires consent) save as permitted by clause 6.9(b)

(b)	not make any non-structural alteration to the Property (other than in relation to demountable partitioning as mentioned in clause 6.9(a)) without the prior consent of the Landlord which may not be unreasonably withheld or delayed

(c)	not to make any alteration or addition to the Property which in the Landlord’s reasonable opinion materially adversely affects the energy efficiency or Asset Rating or (where applicable) the Operational Rating of the Property or the Building

PROVIDED ALWAYS THAT before giving consent under this clause 6.9 the Landlord may require the submission by the Tenant to the Landlord of sufficient information to enable the Landlord to assess the impact of the proposed alteration on the energy efficiency or Asset Rating or (where applicable) the Operational Rating of the Property or the Building

(d)

before the End of the Term if required to do so by the Landlord at least six months before the End of the Term where the Term expires by effluxion of time but not otherwise remove any alteration or addition (including any made before the beginning

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of the Term by the Tenant) and make good all physical damage caused by the removal to the reasonable satisfaction of the Landlord

(e)	not enter into any agreement with any operator conferring on the operator any right to do on the Property anything referred to in paragraphs 2(1)(a)(b) or (c) of the telecommunications code or agree to be bound by any such right granted by another person

(f)	procure that no occupier of the Property or any part of it enters into any such agreement

(g)	forthwith notify the Landlord in writing if any operator requests the Tenant or to the knowledge of the Tenant any other person to grant the operator any such right or if any operator does anything referred to in those paragraphs without having obtained the agreement of all persons having an interest in the Property and

(h)	on completion of any alterations and if required by the EPB Regulations obtain a valid EPC for the Property and deliver a copy to the Landlord within 7 days of its receipt together with details of the reference number of such EPC (if not apparent from the copy)

In this clause a non-structural alteration is one which does not affect the roof foundations or exterior of the Building or any load-bearing part of it and operator has the meaning given to that expression by paragraph 1 of the telecommunications code and telecommunications code means the code in schedule 2 of the Telecommunications Act 1984

6.10	Signs

The Tenant must:

(a)	not display on the Property any signs visible from outside the Property except those which in the Landlord’s opinion (acting reasonably) are reasonably necessary in connection with the business carried on at the Property and which are in a form approved by the Landlord and are affixed in positions approved by the Landlord (such approval not to be unreasonably withheld or delayed)

(b)	at the End of the Term remove all signs (including any erected before the beginning of the Term by the Tenant) and make good all damage caused by their removal and

(c)	not affix any signs to any part of the Building other than the Property and not without the consent of the Landlord not to be unreasonably withheld or delayed to affix to the roof of the Building any external radio television or other aerial or satellite dish or any pole mast flag or wire except as permitted under Schedule 2

In this clause signs includes signs hoardings posters placards advertisements bills inscriptions and letters

6.11	Use

The Property must not be used for any purpose other than the Permitted Use

6.12	Use obligations

The Tenant must:

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(a)	not leave the Property unoccupied for more than a month without notifying the Landlord and providing the security arrangements required by the Landlord and its insurers

(b)	not do anything on the Property which maybe a nuisance damage danger annoyance or inconvenience to the Landlord or any nearby owner or occupier

(c)	not allow to pass into the Conduits serving the Property anything that may obstruct them or cause damage danger or pollution or anything poisonous or radioactive

(d)	not bring onto or keep in the Property anything dangerous inflammable explosive noxious or offensive

(e)	not use the Property for any illegal or immoral purpose or for any dangerous noxious noisy or offensive occupation or in any manner so as to be offensive to the occupiers of any nearby property

(f)	not use the Property for the holding of public meetings or auction sales or as a residence or sleep at the Property or keep any animal on it

(g)	not overload the Building or its Conduits or interfere with the ventilation heating or air-conditioning systems in the Building and operate those systems in accordance with the Landlord’s instructions

(h)	remove all refuse daily keep the Property clean tidy and in good order and not cause the Common Parts or any other area abutting the Property to be untidy

(i)	not obstruct the Common Parts and not do anything as a result of which reasonable use of the Common Parts by others may be impeded

(j)	ensure that at all times both the Landlord and (if reasonably required by the Landlord) the police know the names home addresses and home telephone numbers of at least two keyholders of the Property

6.13	Statutory requirements

The Tenant must:

(a)	comply with every enactment and with the requirements and recommendations of every authority relating to or affecting the Property or its use or occupation or the employment of anyone at the Property or any equipment or chattels in the Property and whether applicable to the owner landlord tenant or occupier of the Property except where such compliance is within the ambit of the Landlord’s obligations in this lease

(b)	in particular comply with the CAW Regulations insofar as they relate to the Property unless the Landlord gives the Tenant notice that the Landlord elects to do so

(c)	if the Landlord gives notice under clause 6.13(b) pay to the Landlord on demand:

(i)	the cost reasonably and properly incurred by the Landlord in complying with the CAW Regulations in relation to the Property and

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(ii)	a fair and reasonable proportion of the cost incurred by the Landlord in complying with the CAW Regulations in relation to the Building as a whole or in relation to the Retained Area and

(d)	comply with all requirements and recommendations of the appropriate authority and the Landlord’s insurers and all reasonable requirements of the Landlord as to means of escape from the Property in case of fire or other emergency and as to the provision and maintenance of fire detection equipment fire alarm equipment and fire fighting equipment

(e)	pay to the Landlord a due proportion (to be determined by the Landlord acting reasonably) of all expenses in relation to compliance with such requirements referred to at clause 6.13(a) where they relate to both the Property and other land

In this clause authority includes every government department local or other authority and court of competent jurisdiction and the proportion referred to in clause 6.13(c)(ii) will be determined by the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law

6.14	Notices

The Tenant must:

(a)	give the Landlord a copy of every notice or order and of every proposal for a notice or order issued to the Tenant its sub-tenants or any occupier of the Property or left at the Property within five Business Days of its service

(b)	take all steps necessary to comply with every notice or order without delay and

(c)	at the request and cost of the Landlord make or join with the Landlord in making such objections or representations in respect of the notice order or proposal as the Landlord thinks fit except where the Tenant reasonably considers any such objections are against its best interests or those of any other lawful occupier of the Property

6.15	Planning Acts

The Tenant must:

(a)	comply with the Planning Acts in relation to the Property any operations carried out at the Property and its use and not commit any breach of planning control

(b)	obtain from the local planning authority planning permission for the carrying out of any operation on the Property or the institution or continuance of any use which may constitute development within the meaning of the Planning Acts

(c)	not make any application for planning permission without the prior consent of the Landlord to the making of the application (such application not to be unreasonably withheld or delayed) indemnify the Landlord against all charges payable in respect of the application and repay to the Landlord all professional fees and expenses properly and reasonably incurred by the Landlord in connection with the application

(d)	forthwith after the grant or refusal of any application give the Landlord a copy of the permission or the refusal

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(e)	not make any alteration or addition to or change of use of the Property (being an alteration or addition or change of use which is prohibited by this Lease or for which the consent of the Landlord must be obtained under this Lease and for which a planning permission must be obtained) before planning permission for it has been produced to the Landlord and acknowledged by the Landlord as satisfactory to it (such acknowledgement not to be unreasonably withheld or delayed) but so that the Landlord may refuse to express satisfaction with the planning permission on the grounds that anything contained in it or omitted from it in the opinion of the Landlord would be or be likely to be prejudicial to the Landlord’s interest in the Property during the Term or after the End of the Term

(f)	pay any charge imposed under the Planning Acts in respect of the carrying out of any operation or the institution or continuance of any use at the Property by the Tenant or any other lawful occupier

(g)	unless the Landlord directs otherwise carry out before the End of the Term all works required to be carried out as a condition of any planning permission which may have been implemented during the Term whether or not the date by which the planning permission requires those works to be carried out falls within the Term

(h)	pay to the Landlord on demand a fair and reasonable proportion of any compensation received by the Tenant because of a restriction on the use of the Property under the Planning Acts any dispute as to the proportion to be referred to arbitration

(i)	produce to the Landlord all drawings documents and other evidence required by the Landlord to satisfy itself that this clause has been complied with

(j)	not implement any planning permission without providing security required by the Landlord for compliance with the conditions imposed by that permission

(k)	not serve any purchase notice under the Planning Acts requiring any authority to purchase the Tenant’s interest in the Property without first offering to surrender this Lease at the price which might reasonably be expected to be obtained from the authority under the purchase notice any dispute as to the amount of the price to be referred to arbitration

(l)	not make any objection or adverse representation in respect of any planning application made by or with the consent of the Landlord unless the Tenant reasonably considers that such application is against its best interests or those of any other lawful occupier of the Property

In this clause operation and development each includes works to any listed building which are prohibited by the Planning Acts unless authorised by them and planning permission includes listed building consent

6.16	Obstruction

The Tenant must not:

(a)	stop up darken or obstruct any window or any opening belonging to the Property or the remainder of the Building or

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(b)	give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any of the windows or openings in the Property or in the remainder of the Building by the consent of a third party or

(c)	pay to any third party any sum of money or enter into any agreement with any third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any window or opening

6.17	Obstruction proceedings

If any of the owners or occupiers of nearby land or buildings do or threaten to do anything which obstructs or may obstruct the access of light or air to any of the windows or openings in the Property the Tenant must:

(a)	notify the same forthwith to the Landlord and

(b)	permit the Landlord to bring proceedings in the name of the Tenant but at the cost of the Landlord against any of the owners or occupiers of the nearby land or buildings in respect of the obstruction

6.18	Acquisition of rights

The Tenant must not allow any easement to be acquired over the Property or the remainder of the Building. If any easement is acquired or attempted to be acquired the Tenant must give immediate notice of it to the Landlord and at the request of the Landlord and at the cost of the Tenant insofar as the easement is over the Property but at the cost of the Landlord insofar as the easement is over the remainder of the Building adopt the course required by the Landlord for preventing the acquisition of the easement

6.19	Costs

The Tenant must pay on an indemnity basis all costs and expenses properly incurred by the Landlord:

(a)	in or in contemplation of any proceedings relating to the Property under the Law of Property Act 1925 sections 146 and 147 or the Leasehold Property (Repairs) Act 1938 the preparation and service of any notice under those sections or the taking of steps subsequent to such notice notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

(b)	in the preparation and service of any notice to re pair or any schedule of dilapidations at any time during the Term or within three months after the End of the Term

(c)	in connection with the recovery of arrears of Rent or other sums due to the Landlord under this Lease including the levy or attempted levy of any distress and

(d)	in respect of any application for consent required by this Lease whether or not the consent is granted unless such consent is unlawfully withheld (including any inspection of works authorised by the consent and of any re-instatement of those works)

Where the Landlord could recover the cost of services or advice under the first part of this clause if they were undertaken by a third party but those services or that advice are provided by the Landlord or by a company which is a member of the same group as the Landlord (within the

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meaning of section 42 of the Landlord and Tenant Act 1954) the Tenant must pay to the Landlord or to that company a reasonable sum (plus VAT if payable) for such services or advice but not more than the amount payable by the Tenant if those services or that advice had been provided by a third party

6.20	Indemnity

The Tenant must:

(a)	pay and make good to the Landlord every loss and damage incurred or sustained by the Landlord as a consequence of every breach or non-observance of the covenants by the Tenant in this Lease and indemnify the Landlord against all actions claims liabilities costs and expenses arising by reason of the breach and

(b)	indemnify and keep the Landlord indemnified from liability in respect of all loss damage actions proceedings claims demands costs damages and expenses in respect of any injury to or the death of any person or damage to any property or in respect of the infringement disturbance or destruction of any right by reason of or arising in any way directly or indirectly out of:

(i)	the act omission or default of the Tenant any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them and

(ii)	any breach by the Tenant or by any person deriving title under the Tenant of any covenant by the Tenant or any condition contained in this Lease

6.21	Notices for sale and re-letting

The Tenant must:

(a)	permit the Landlord during the six months before the End of the Term to affix to the Property a notice for re-letting it

(b)	permit the Landlord at any time during the Term to affix to the Property a notice for dealing with the Landlord’s interest in the Property or the Building in such position as does not prevent access to or obscure the windows of the Property and

(c)	permit all persons with written authority from the Landlord or the Landlord’s agent to view the Property at all reasonable times and upon at least 48 hours prior written notice

6.22	Regulations

The Tenant must observe all reasonable regulations made by the Landlord for the proper management of the Building

6.23	New Guarantor

If a Guarantor’s event of default occurs the Tenant must notify the Landlord of the event within ten Business Days of its occurrence. If the Landlord serves notice on the Tenant under this clause within 30 Business Days of service of the Tenant’s notice the Tenant must procure that guarantors acceptable to the Landlord covenant by deed with the Landlord in the form set out in Schedule 5

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In this clause a Guarantor’s event of default is any of the following:

(a)	in the case of a Guarantor who is an individual:

(i)	the death of the individual

(ii)	the individual being regarded as a patient under the Mental Health Act 1983 section 94

(iii)	an application being made for an interim order in respect of the individual or an interim order being made under the Insolvency Act 1986

(iv)	the making by the individual of a proposal for a voluntary arrangement

(v)	a petition being presented for a bankruptcy order to be made against the individual or a bankruptcy order being made

(b)	in the case of a Guarantor which is a company:

(i)	a proposal being made to the company and to its creditors for a voluntary arrangement

(ii)	a petition being presented for an administration order in respect of the company or an administration order being made or documents being filed with the court for the appointment of an administrator of the company or the directors of the company giving notice of their intention to appoint an administrator of the company

(iii)	the company having an administrative or other receiver or a manager appointed of the whole or any part of its property

(iv)	the company passing a resolution for winding up or a petition being presented for the winding up of the company or a winding up being made or the company being dissolved other than (in any such case) a voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction

(c)	in the case of a Guarantor who is an individual or which is a company:

(i)	the individual or the company entering into any kind of composition scheme of arrangement compromise or arrangement for the benefit of creditors or any class of creditors or permitting or suffering any distress or execution to be levied on his goods at the Property

(ii)	there occurring in relation to the individual or the company in any country or territory in which he carries on business or to the jurisdiction of whose courts he or any of his property is subject any event which corresponds in that country or territory with any of those mentioned in clauses 6.23(a)(ii) to 6.23(a)(v) or 6.23(b) above or the individual or the company otherwise becoming subject in any such country or territory to any law relating to insolvency bankruptcy or winding up

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6.24	Freehold covenants

The Tenant must not do anything or omit to do anything which would lead to the Landlord being in breach of the covenants contained in or referred to in the documents specified in Schedule 4 so far as they relate to the Property and are still subsisting and capable of taking effect (and save for financial charges)

6.25	Yield up

The Tenant must:

(a)	yield up the Property (except tenant’s or trade fixtures) to the Landlord at the End of the Term with vacant possession in accordance with the Tenant’s covenants in this Lease

(b)	make good to the reasonable satisfaction of the Landlord all damage occasioned by the removal of any tenant’s or trade fixtures and

(c)	deliver to the Landlord all records made by the Tenant under the CAW Regulations either during the Term or during any earlier period of occupation arising out of an agreement to grant the Term

(d)	hand over to the Landlord (or if requested provide copies of) any:

(i)	files registers or management plans (including any relating to asbestos) required to be maintained by the Tenant in connection with its covenants hereunder under health and safety legislation in relation to the Property

(ii)	EPC for the Property together with details of the reference number of such EPC (if not apparent from the copy)

(iii)	air-conditioning inspection report relating to any air-conditioning system serving the Property and obtained by the Tenant as the relevant person under the EPB Regulations

(iv)	records in relation to the Property (including any underlet part of the Property) made for the purposes of complying with the Regulatory Reform (Fire Safety) Order 2005 including any records of findings following a fire risk assessment of the Property (or any underlet part)

6.26	Land Registry

The Tenant must:

(a)	if an application for registration of this Lease is made to HM Land Registry provide to the Landlord official copies of the registers of title relating to this Lease and the Landlord’s title to the Property within one month after the registration has been completed and

(b)	procure forthwith at the end of the Term the cancellation of any registration at the Land Registry relating to this Lease or the matters contained in this Lease

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6.27	Refuse Storage

The Tenant must not store refuse emanating from the Property otherwise than in the refuse storage area provided by the Landlord and strictly comply at all times with the Refuse Storage and Management Plan as defined in the Section 106 Agreement

6.28	Section 106 Agreement

The Tenant must strictly comply with the Green Travel Plan and the Servicing Management Plan (each as defined in the Section 106 Agreement) insofar as they are related to the use and occupation of the Property

6.29	Energy Performance Certificates

The Tenant must:

(a)	allow the Landlord and/or any person authorised by it to have access to all documentation data and information in the Tenant’s possession or under its control reasonably required in order to:

(i)	prepare an EPC for the Building

(ii)	prepare a DEC for the Building (where appropriate)

(iii)	comply with any duty imposed upon the Landlord under the EPB Regulations

(b)	co-operate with the Landlord and any persons so authorised so far as is reasonably necessary to enable them to carry out such functions

(c)	where the Tenant wishes or is required by the EPB Regulations to obtain an EPC for the Property (save where the provisions of clause 6.9(h) apply):

(i)	notify the Landlord in writing before obtaining an EPC and if in response to such notice the Landlord confirms that it holds a valid EPC for the Property or the Building the Tenant must use such EPC for so long as it remains valid under the EPB Regulations and must reimburse the Landlord the reasonable cost of providing a copy of such EPC to the Tenant

(ii)	if the Tenant obtains an EPC that invalidates or materially adversely affects any valid EPC for the Property or the Building held by the Landlord of which the Tenant has notice the Tenant must indemnify the Landlord in respect of any loss suffered as a consequence of the Tenant’s action including (at the Landlord’s discretion) the cost of obtaining a replacement EPC

(iii)	provide the Landlord with a copy of any EPC or DEC within 7 days of its receipt together with details of the reference number of such EPC or DEC (if not apparent from the copy)

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6.30	Information about the Property

The Tenant must:

(a)	from time to time on demand provide the Landlord with full particulars of all interests in the Property

(b)	disclose such information as the Landlord may from time to time require in relation to any application or request made or particulars produced to the Landlord

(c)	within 7 days of its receipt provide the Landlord with a copy of any air-conditioning inspection report relating to any air-conditioning system serving the Property and obtained by the Tenant as the relevant person under the EPB Regulations

7.	Landlord’s Covenants

7.1	Introduction

Subject to clause 12.10 the Landlord covenants with the Tenant to comply with its obligations set out in this clause and in clauses 5 and 9

7.2	Quiet enjoyment

The Tenant may peaceably and quietly hold and enjoy the Property during the Term without any lawful interruption by the Landlord or any person claiming under or in trust for the Landlord

7.3	Repair of structure

Subject to the payment by the Tenant of the sums due under clause 5 the Landlord must in accordance with the principles of good estate management put in and keep in good and substantial repair and condition and when the Landlord considers necessary decorate maintain and clean:

(a)	the roofs and foundations of the Building the floors and ceilings of the Building (but not suspended ceilings lighting floor screed and floor covering in the Lettable Areas) all load-bearing walls columns and other load-bearing parts of the Building (other than the plaster and surface finish of those within the Lettable Areas) and all external walls including doors doorframes windows (but not cleaning of windows) and window frames (but not the plaster and surface finish of the internal faces of those walls within the Lettable Areas)

(b)	the Common Parts including any walls separating them from the Lettable Areas other than the plaster and surface finish of those walls on the side next to the Lettable Areas and

(c)	the boundary walls and fences of the Building

7.4	Repair of conduits

Subject to the payment by the Tenant of the sums due under clause 5 the Landlord must maintain in good working order and repair all Conduits in the Building excluding those the maintenance of which is the exclusive responsibility of the Tenant or of some other tenant in the Building or would be the exclusive responsibility of a tenant if the whole of the Lettable Areas were let on similar terms to those in this Lease

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7.5	Section 106 Agreement

By way of indemnity only the Landlord covenants to comply with the obligations contained in the Section 106 Agreement insofar as compliance is not the responsibility of the Tenant under this Lease and shall indemnify and keep the Tenant indemnified against any liability arising from any breach non-compliance or non-observance of any of the obligations contained in the Section 106 Agreement other than those obligations which are the responsibility of the Tenant under this Lease

8.	Alienation

8.1	Restrictions on alienation

Save to the extent permitted by the following clauses of this clause the Tenant must not part with possession of the whole or any part of the Property or part with or share occupation of the whole or any part of the Property or permit occupation by a licensee of the whole or any part of the Property or hold on any trust the whole or any part of the Property

8.2	Assignment

The Tenant must not:

(a)	assign part of the Property nor

(b)	assign the whole of the Property without the prior consent of the Landlord which subject to clauses 8.3 and 8.4 may not be unreasonably withheld or delayed

8.3	Agreement as to circumstances

The Landlord and the Tenant agree that the Landlord may withhold its consent to an assignment if any one or more of the following circumstances (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) exist:

(a)	the Landlord determines acting reasonably that the proposed assignee is not a person who is likely to be able both to comply with the tenant’s covenants in this Lease and to continue to be such a person following the assignment

(b)	the Landlord determines acting reasonably that the proposed assignment may have a materially adverse effect on the value of the Landlord’s reversionary interest in the Property

(c)	the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement) has the benefit of state or diplomatic immunity or the Landlord determines acting reasonably that it is likely to acquire that immunity

(d)	the proposed assignee is a company which is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant except for a company registered in England and Wales whose pre tax profits for its last financial year prior to the proposed assignment are no less than the pre tax profits of the assignor Tenant for the same period and are in any event no less than £2,250,000

(e)

the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement) is a corporation registered in or an individual resident in a jurisdiction in which a judgment obtained in the courts of England and

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Wales will not necessarily be enforced without any re-examination of the merits of the case

8.4	Agreement as to conditions

The Landlord and the Tenant agree that the Landlord may grant consent to an assignment subject to any one or more of the following conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927):

(a)	that before the assignment the Tenant enters into and unconditionally delivers to the Landlord an authorised guarantee agreement such agreement to be a deed and to contain the provisions in Schedule 5 (with the necessary changes) or (at the Landlord’s absolute discretion) such other provisions as the Landlord reasonably prescribes and (in either case) such ancillary provisions as the Landlord reasonably prescribes

(b)	that before the assignment any person (other than a former Tenant) who at the time of the application for the consent is guaranteeing the obligations and liabilities of the Tenant under this Lease or a body of equal or greater covenant strength covenants by deed with the Landlord that the Tenant will perform its obligations under the authorised guarantee agreement required under clause 8.4(a) the deed to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and an obligation on the part of the covenantor (in the event of default on the part of the Tenant) to perform any obligation entered into by the Tenant in the authorised guarantee agreement to take up a new lease and otherwise to be in such form as the Landlord reasonably requires

(c)	that before the assignment if the Landlord acting reasonably determines it to be necessary one or more guarantors acceptable to the Landlord acting reasonably covenant by deed with the Landlord in the form set out in Schedule 5 (with the necessary changes and with such other provisions as the Landlord reasonably requires) in respect of the period ending on the date on which the assignee assigns this Lease in accordance with its terms

(d)	that all Rent due from the Tenant under this Lease as at the date of the assignment has been paid

(e)	that if the consent of any Head Landlord is required to the assignment that consent has been obtained before the assignment and

(f)	that the assignment is completed and registered with the Landlord in accordance with clause 8.14 within three months after the date of the consent and that if it is not then at the Landlord’s discretion the consent will be voidable

8.5	Further agreement

The Landlord and the Tenant agree that the Landlord may withhold consent to an assignment in circumstances which are not referred to in clause 8.3 if it is reasonable to do so and may grant consent subject to conditions which are not specified in clause 8.4 if the conditions are reasonable

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8.6	Underletting

The Tenant must not:

(a)	underlet part only of the Property

(b)	underlet the whole of the Property

(i)	without complying with the provisions of clauses 8.7 to 8.11 and

(ii)	without the prior consent of the Landlord which may not be unreasonably withheld or delayed or

8.7	Exclusion agreement

The Tenant must not underlet the whole of the Property without a valid agreement between the Tenant and the intended undertenant under section 38A of the Landlord and Tenant Act 1954 excluding the provisions of sections 24 to 28 of that Act in relation to the intended underlease

8.8	Covenants on underletting

The Tenant must procure that any intended undertenant covenants by deed with the Landlord:

(a)	to pay the rent to be reserved by and the other sums to be payable under the underlease and to perform and observe first the tenant’s covenants and the conditions to be contained in the underlease and secondly the tenant’s covenants and the conditions in this Lease (except the covenant to pay rent and any covenant in this Lease which is inconsistent with the covenants in the underlease as authorised under clause 8.10) in respect of the period ending on the date on which the undertenant is released by virtue of the LTC Act 1995

(b)	without prejudice to clause 8.8(a) not to assign the underlet property without:

(i)	first obtaining a deed of covenant from the intended assignee in favour of the Landlord in the same form (with the necessary changes) as the deed referred to in this clause including (without limitation) the covenants in this clause 8.8(b) and

(ii)	if the Landlord reasonably requires first obtaining a deed from one or more guarantors acceptable to the Landlord acting reasonably in favour of the Landlord guaranteeing the due and punctual payment and performance of all the obligations and liabilities of the intended assignee under the deed referred to in clause 8.8(b)(i) the deed to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and otherwise to be in such form as the Landlord reasonably requires

(c)

(if the liability of the Tenant is disclaimed by or on behalf of the Tenant and if so required by the Landlord by written notice to the undertenant within four months after such disclaimer) to take from the Landlord and execute and deliver to the Landlord a counterpart of a new lease of the Property or the Property underlet as the case may be for the residue of the term of the underlease unexpired at the date of such disclaimer at the same rents as are reserved from time to time by and subject to the same covenants and provisions as are contained in the relevant underlease and the undertenant will on

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demand pay the Landlord’s reasonable and proper expenses in connection with such new lease

8.9	Guarantee on underletting

If the Landlord reasonably requires the Tenant must procure that before the underlease is granted one or more guarantors acceptable to the Landlord acting reasonably guarantee (by way of deed) to the Landlord in respect of the period ending on the date on which the undertenant assigns the underlease in accordance with its terms and is released by virtue of the LTC Act 1995 the due and punctual payment and performance of all the obligations and liabilities of the intended undertenant the guarantee to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and otherwise to be in such form as the Landlord reasonably requires

8.10	Form of underlease

The Tenant must procure that every underlease:

(a)	contains the same tenant’s covenants and other terms and conditions as arc contained in this Lease subject only to:

(i)	such amendments as may be provided for in clauses 8.10(b) and 8.10(d) and

(ii)	such amendments as may reasonably be required by the Tenant having regard only to the duration of the proposed underlease and as may be approved by the Landlord such approval not to be unreasonably withheld

(b)	does not permit any assignment underlease or other dealing or disposal of the Property save in accordance with the terms of this Lease

(c)	provides that where the underlease requires the undertenant to obtain the landlord’s consent the undertenant must obtain also the consent of the Landlord

(d)	contains provisions that require a review of the rent payable under the underlease to open market rent in accordance with the provisions of this Lease at the Review Date but this paragraph does not prohibit an underlease of the Property upon terms that require review of the rent payable under the underlease at dates additional to the Review Date under this Lease

8.11	Underlease requirements

The Tenant must:

(a)	not grant any underlease at a fine or premium

(b)	not grant any underlease at a rent which at the time of the grant of the underlease is less than the open market rent of the Property

(c)	not accept the surrender of or vary the terms of any underlease or release the undertenant from any covenant or condition in the underlease without the prior consent of the Landlord which in the case only of a surrender may not be unreasonably withheld or delayed

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(d)	not waive any breach of any of the covenants on the part of the undertenant and the conditions contained in any underlease but take all such steps as are lawfully available to the Tenant (including re-entry) to enforce those covenants and conditions

(e)	procure that the rent reserved by any underlease is reviewed in accordance with the provisions of the underlease but not agree any revised rent with the undertenant without the prior consent of the Landlord (such consent not to be unreasonably withheld)

(f)	if on any rent review under any underlease the revised rent is to be determined by an independent third party procure that subject in the case of an expert witness to his primary duty to that third party any representations which the Landlord wishes to make concerning the revised rent are put forward to the third party at the same time as the representations of the Tenant and as though they were representations made by the Tenant subject to their being representations with which the Tenant or its expert witness agree

(g)	procure that on any assignment of any underlease the outgoing undertenant enters into an authorised guarantee agreement and where appropriate guarantors enter into a contractual guarantee in each case with the landlord under the underlease in accordance with the provisions of the underlease

In clauses 8.11(c) to 8.11(g) an underlease includes any lease where by virtue of the grant of this Lease the Tenant under this Lease becomes the holder of the immediate reversion to that lease

8.12	Associated companies

The Tenant may share the occupation of the whole or any part of the Property with a company which is a member of the same group as the Tenant (within the meaning of section 42 of the Landlord and Tenant Act 1954) for so long as both companies remain members of that group and provided that:

(a)	no relationship of landlord and tenant is created between the two companies and no security of tenure is conferred upon the occupier and

(b)	within 15 Business Days of the commencement of the sharing the Tenant gives to the Landlord notice of the company sharing occupation and the address of its registered office

8.13	Charging

The Tenant must not:

(a)	charge part of the Property or

(b)	charge the whole of the Property without the prior consent of the Landlord which may not be unreasonably withheld or delayed

8.14	Registration of dealings

Within 10 Business Days of every assignment transfer underlease or charge of the Property or the creation or transfer of any interest derived out of the Term or any devolution of the interest of the Tenant or any person deriving title under the Tenant the Tenant must produce a certified

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copy of the assignment transfer underlease or charge or (in the case of a devolution) the document evidencing the devolution or under which it arises and in the case of an underlease in respect of which the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 have been excluded a certified copy of the notice served by the landlord and the tenant’s declaration or statutory declaration in response pursuant to Section 38A of that Act

9.	Insurance

9.1	Landlord’s insurance obligations

Unless the insurance is vitiated by any act default or omission of the Tenant any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them the Landlord must keep the Building (other than plate glass and tenant’s or trade fixtures which the Tenant or the tenants of other parts of the Lettable Areas are entitled to remove) insured with substantial and reputable insurers or underwriters selected by the Landlord (acting reasonably) in accordance with the provisions of this clause to the extent to which the Building is insurable and subject to all usual and commercial exclusions limitations and excesses imposed by the insurers

9.2	Sum and risks insured

The Building must be insured in a sum not less than its full reinstatement cost (as determined from time to time by the Landlord acting reasonably) against loss or damage by the Insured Risks

9.3	Fees and loss of Rent

The insurance must extend to;

(a)	architects’ and other professional fees in relation to the reinstatement of the Building for a minimum sum of 15 per cent, of the amount insured in respect of the Building;

(b)	VAT the costs of demolition temporary support and protection and removal of debris and

(c)	loss of rent for such period as the Landlord may decide (but for a period of at least three years) in an amount which takes into account the Landlord’s reasonable estimate of potential increases in rent

9.4	Production of policy

Whenever reasonably required to do so by the Tenant but not more often than once a year the Landlord must produce to the Tenant at the Landlord’s office a copy of the insurance policy or other evidence of it and evidence of payment of the last premium

9.5	Reinstatement

Subject to clause 9.14 if the Properly or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks the Landlord must use all reasonable endeavours to:

(a)	obtain all consents and permissions necessary for reinstatement as soon as reasonably possible (but the Landlord will not be obliged to institute or pursue any appeal)

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(b)	subject to

(i)	obtaining those consents and permissions

(ii)	the necessary labour and materials being available and

(iii)	the payment by the Tenant to the Landlord of any money payable by it under clause 9.9 lay out as soon as practicable all insurance monies received by the Landlord (other than for fees and loss of rent) in reinstating the Property (other than plate glass and tenant’s or trade fixtures which the Tenant is entitled to remove) or the means of access to it within the Building and

(c)	subject to the Tenant complying with its obligations in clauses 9.6 to 9.10 inclusive make good out of the Landlord’s own monies any deficiency (other than one arising from an exclusion limitation or excess imposed by the insurers)

In reinstating the Property the Landlord may make such variations to its design as the Landlord decides (acting reasonably) so long as the Tenant is provided with accommodation reasonably equivalent to that previously comprised in the Property

9.6	Tenant’s insurance obligations

The Tenant must:

(a)	(pay to the Landlord within 14 days of written demand a fair and reasonable proportion of:

(i)	every premium payable by the Landlord (including any part of it which the Landlord is entitled to retain by way of commission) for insuring the Building in accordance with its obligations in clause 9.1 and for effecting insurance in respect of liability to third parties including members of the public and such other insurances as the Landlord considers desirable (acting reasonably)

(ii)	where the policy includes the Building and other properties the proportion properly and reasonably attributable to the Building of every premium payable by the Landlord (including any part of it which the Landlord is entitled to retain by way of commission) for insuring the Building and the other properties in accordance with its obligations in clause 9.1 and for effecting (in relation to the Building and the other properties) the other insurances referred to in clause 9.6(a)(i) the proportion to be determined by the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law

(iii)	in the case of any Insured Risk any sum arising from an exclusion limitation or excess and deducted or deductible by the insurers on any claim made by the Landlord

(iv)	all costs and expenses reasonably and properly incurred by the Landlord in obtaining annual desktop and three yearly formal insurance valuations

(b)	insure all plate glass in the Property against all risks with an insurance company approved by the Landlord in the joint names of the Landlord and the Tenant and on

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demand produce a copy of the insurance policy and evidence of payment of the last premium to the Landlord

(c)	give the Landlord written notice of the estimated reinstatement cost of any fixtures and fittings installed from time to time by the Tenant which may become landlord’s fixtures and fittings

All sums payable by the Tenant under clause 9.6(a) are reserved as rent

9.7	Vitiation

The Tenant must:

(a)	not use the Property or carry on any business at the Property or do or omit to do at the Property anything which may make void or voidable any policy for the insurance of the Building or any nearby property of the Landlord and

(b)	comply with all requirements of the Landlord’s insurers

9.8	Increased premium

The Tenant must:

(a)	without the prior consent of the Landlord not use the Property or carry on any business at the Property or do or omit to do at the Property anything which may increase the premium payable for the insurance of the Building and

(b)	if consent is given repay within 14 days of written demand to the Landlord any increased insurance premium payable by the Landlord

9.9	Irrecoverable reinstatement cost

If the Building is destroyed or damaged by any of the Insured Risks and the insurance money under any insurance effected by the Landlord is wholly or partly irrecoverable because of any act default or omission of the Tenant any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them the Tenant must:

(a)	pay to the Landlord on demand the whole or the appropriate proportion of the cost of reinstating the Building rendered so irrecoverable and

(b)	if required by the Landlord provide security acceptable to the Landlord acting reasonably for the amount referred to in clause 9.9(a) before the Landlord starts reinstatement

Any dispute as to the amount of such proportion must be referred to arbitration

9.10	Notice of damage

If the Property or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks the Tenant must give notice to the Landlord as soon as the destruction or damage comes to the notice of the Tenant

9.11	Double insurance

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The Tenant must not effect any insurance relating to the Property against any of the Insured Risks. If the Tenant is entitled to the benefit of any insurance in respect of the Property the Tenant must pay to the Landlord ail monies received by virtue of the insurance to enable the Landlord to apply them in making good the loss or damage in respect of which they have been received

9.12	Relevant matters

The Tenant:

(a)	must forthwith notify the Landlord in writing of any relevant matter and

(b)	warrants that all relevant matters existing or arising as regards Expedia.com Limited on or before today’s date or existing or arising as regards any subsequent person becoming the Tenant on or before the date of assignment or other devolution of title have been notified to the Landlord in writing prior to today’s date or prior to execution of the assignment or the date of the devolution as the case may be

In this clause relevant matter means any matter that a prudent insurer or underwriter might treat as material in deciding whether or on what terms to insure or to continue to insure the Building including (without limitation) the conviction judgment or finding of any court or tribunal relating to the Tenant or any director other officer or major shareholder of the Tenant of such a nature that a prudent insurer or underwriter might treat as so material

9.13	Cesser of rent

If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks or there is Major Damage caused by an Uninsured Risk so as to render the Property unfit for occupation or use or inaccessible the rent referred to in clause 4.1 and the sums payable under clause 5 or a fair proportion of them according to the nature and extent of the damage sustained will be suspended until the Property has been reinstated and made fit for occupation and use and accessible or (in the case of damage by an Insured Risk) until the end of the period for which the Landlord has insured against loss of rent, whichever first occurs. Any dispute as to the amount of the proportion must be referred to arbitration. This clause does not apply if and to the extent that the insurance monies in respect of loss of rent arc wholly or partially irrecoverable solely or partly because of the act, default or omission of the Tenant or any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them

9.14	Suspension of reinstatement obligation

The Landlord is not obliged to reinstate the Building in accordance with clause 9.5

(a)	if the insurance is vitiated by any act default or omission of the Tenant any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them or

(b)	while prevented by a supervening event

9.15	Supervening event

In clause 9.14 a supervening event means any of the following:

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(a)	inability of the Landlord to obtain the consents and permissions referred to in clause 9.5 despite using a!) reasonable endeavours to do so

(b)	grant of any of the consents or permissions subject to a lawful condition with which it would be unreasonable to expect the Landlord to comply or the Landlord being requested as a precondition to obtaining any of the consents or permissions to enter into an agreement with the planning authority or any other authority containing conditions with which it would be unreasonable to expect the Landlord to comply

(c)	inability of the Landlord to obtain access to the site to reinstate

(d)	prevention of reinstatement by any cause beyond the reasonable control of the Landlord

9.16	Termination

(a)	If:

(i)	the insurance is vitiated by any act default or omission of the Tenant any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them or

(ii)	the Landlord cannot commence reinstatement within twelve months from the date of destruction or damage because of a supervening event and in either case the Property or a substantial part of it is unfit for occupation or use or inaccessible the Landlord may determine the Term by serving notice on the Tenant at any time within six months of the end of the twelve month period. On service of the notice the Term will cease but without prejudice to any rights that the Landlord may have against the Tenant or vice versa or any Guarantor for breach of any of the covenants by the Tenant or the Landlord or any Guarantor or the conditions in this Lease and all insurance monies will belong to the Landlord

(b)	If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks or any Uninsured Risks and the destruction or damage is not made good to make the Property fit for occupation and use and accessible within three years of such destruction (or such longer period covered by the Landlord’s loss of rent insurance policy) either party may determine the Term by serving notice on the other at any time after the end of the three years or such longer period as aforesaid. On service of the notice the Term will cease but without prejudice to any rights any party may have against the other and all insurance monies will belong to the Landlord

9.17	Uninsured Risk

If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by an Uninsured Risk then if:

(a)	the damage does not constitute Major Damage the Landlord will be obliged to make good the damage to the Property and the access thereto at its own cost and as expeditiously as possible and there will be no cesser of rent pursuant to clause 9.13 but

(b)	if the damage constitutes Major Damage then:

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(i)	the Landlord may elect to (but is not obliged to) re-instate the damage to the Property and the access thereto

(ii)	if it does not so elect within 12 months of the date of damage then either the Landlord or the Tenant may determine the Term by serving written notice on the other at any time after the end of the 12 month period

(iii)	if the Landlord does elect to re-instate then the Landlord shall be obliged to reinstate the Property and the access thereto at its own cost as if the damage were caused by an Insured Risk and

(iv)	Clause 9.13 will apply from the date of damage as if the destruction or damage was caused by an Insured Risk

9.18	Landlord’s Obligations

The Landlord will use all reasonable endeavours in relation to the insurance of the Building to:

(a)	procure that the Tenant’s interest is noted or endorsed on the policy and

(b)	provide to the Tenant on demand written confirmation from its insurers that they have agreed to waive all rights of subrogation against the Tenant

10.	Re-entry

10.1	Re-entry

If an Event of Default occurs then notwithstanding the waiver of any previous right of re-entry the Landlord may re-enter the Property or any part of it when the Term will cease but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant or vice versa or any Guarantor in respect of any antecedent breach of any of the covenants or obligations of the Tenant or the Landlord or any Guarantor contained in this Lease (including the breach in respect of which re-entry is made)

10.2	Event of Default

In this clause an Event of Default is any one of the following;

(a)	the Rent or any part of it being in arrear and unpaid for 21 Business Days after becoming payable (whether formally demanded or not) or

(b)	a breach by the Tenant of any of the covenants by the Tenant in this Lease or

(c)	the Tenant or any Guarantor (being a company) being deemed unable to pay its debts under section 123 of the Insolvency Act 1986 or the Tenant or any Guarantor (being a company) passing a resolution for winding-up or the directors of any of them presenting a petition for winding-up or an order for the winding-up of the Tenant or any Guarantor being made (other than (in any such case) a voluntary winding-up of a solvent company for the purposes of amalgamation or reconstruction) or the Tenant or any Guarantor being dissolved or

(d)

the Tenant or any Guarantor (being a company) having an administrative or other receiver or a manager appointed of the whole or any part of its property or a petition being presented for an administration order or an administration order being made in

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respect of the Tenant or any Guarantor or documents being filed with the court for the appointment of an administrator of the Tenant or any Guarantor or the directors of the Tenant or any Guarantor giving notice of their intention to appoint an administrator of the Tenant or any Guarantor or

(e)	the Tenant or any Guarantor (being an individual) presenting a petition for a bankruptcy order to be made against him or a bankruptcy order being made against the Tenant or any Guarantor or

(f)	in relation to the Tenant or any Guarantor (whether an individual or a company) a proposal being made or the Tenant or any Guarantor (whether a company or an individual) entering into any kind of composition scheme of arrangement compromise or arrangement for the benefit of creditors or any class of creditors or permitting or suffering any distress or execution to be levied on his goods or

(g)	there occurring in relation to the Tenant or any Guarantor in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any of them or any of the property of any of them is subject any event which corresponds in that country or territory with any of those mentioned in clauses 10.2(c) to 10.2(f) above or the Tenant or any Guarantor otherwise becoming subject in any such country or territory to any law relating to insolvency bankruptcy or winding up

11.	Value Added Tax

11.1	Payment

If any VAT is chargeable on any supply under or pursuant to this Lease the Tenant must pay the amount of that VAT in addition to the consideration for the supply

11.2	VAT exclusive

Without limiting clause 11.1 each sum reserved or payable by the Tenant under this Lease is exclusive of VAT (if any) and is accordingly to be construed as a reference to that sum plus any VAT in respect of it and where any sum is reserved as rent the VAT is also reserved as rent

11.3	Other supplies

If VAT is chargeable on any supply made by the Landlord to the Tenant for which a sum is not reserved or payable under this Lease the Tenant must pay that VAT to the Landlord against issue of a VAT invoice

11.4	Third party payments

Where under this Lease the Tenant must:

(a)	make any payment to the Landlord or any other person (including without limitation by way of service charge indemnity or reimbursement) by reference to any amount incurred or which will or may be incurred by the Landlord or any other person or

(b)	otherwise pay all or part of the consideration for any supply made to the Landlord or any other person

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then without prejudice to clauses 11.1 to 11.3 the Tenant must pay an amount equivalent to any VAT in respect of the amount or consideration except to the extent that the VAT is recoverable by the Landlord or any other person as appropriate

11.5	Recoverability

For the purposes of clause 11.4 VAT is recoverable by a person if that person (or any company treated as a member of the same VAT group as that person) is entitled to credit for it as input tax under sections 25 and 26 VAT Act 1994. For the avoidance of doubt VAT is not recoverable by a person only because he could elect to waive exemption but has not done so

11.6	Estimates

Where for the purposes of this Lease it is necessary to calculate or estimate the cost or value of anything including any building structure work item act or service the cost or value must be calculated or estimated so as to include any VAT which will or may be incurred

11.7	Outgoings

This clause does not affect the generality of clause 6.3 (Outgoings) of this Lease

11.8	VAT invoice

The Landlord must issue the Tenant with a proper VAT invoice in respect of any supply by the Landlord to the Tenant and the Tenant must issue the Landlord with a proper VAT invoice in respect of any taxable supply by the Tenant to the Landlord

11.9	The Tenant must not take any action or permit any action to be taken which would result in the disapplication of the Landlord’s option to tax

12.	General

12.1	Interest and powers of recovery

If any Rent or other sum payable under this Lease is not paid on the day on which it is due it will bear interest from that day until the date of payment at the Default Interest Rate compounded quarterly. Every amount payable under this Lease is reserved as rent and is recoverable as rent in arrear

12.2	Interest on breach

Without prejudice to clause 12.1 if:

(a)	there is any breach by the Tenant of its obligations under this Lease and

(b)	the Landlord serves notice on the Tenant that by reason of that breach the Landlord will not for the time being accept any sums (including the Rent) payable by the Tenant under this Lease the Tenant must pay to the Landlord on demand interest at the Default Interest Rate on the sums due to the Landlord under this Lease in respect of the period from the date of service of the notice or from the date when the particular sum fell due (whichever is the later) until whichever is the earlier of the date of the acceptance by the Landlord of the sum due and the date on which the breach is remedied

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12.3	Disputes

In relation to disputes:

(a)	any statement in this Lease that a dispute must be referred to arbitration means that the dispute must be determined by a single arbitrator agreed by the Landlord and the Tenant or failing agreement by a single arbitrator appointed by the president or his deputy for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996 and

(b)	any dispute between the Tenant and any tenant or occupier of any other property owned or leased by the Landlord about any right in connection with the use of the Property and the other property or about any boundary structure separating the Property from the other property may be determined by the Landlord whose determination will be conclusive save as to questions of law

12.4	Compensation

Subject to the provisions of section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any person deriving title under the Tenant will be entitled on quitting the Property to any compensation under section 37 of that Act

12.5	Joint and several liability

Where the Tenant or any Guarantor is more than one person:

(a)	those persons are jointly and severally responsible in respect of every obligation undertaken by them under this Lease and

(b)	the Landlord may release or compromise the liability of any of those persons under this Lease or grant any time or other indulgence without affecting the liability of any other of them

12.6	Whole agreement

This Lease contains the whole agreement between the parties relating to the transaction contemplated by this Lease and supersedes all previous agreements between the parties relating to the transaction

12.7	Representations

The Tenant acknowledges that in agreeing to enter into this Lease the Tenant has not relied on any representation warranty collateral contract or other assurance save for written replies to written enquiries raised by the Tenant’s solicitors

12.8	Rights of entry

All rights of entry exercisable by the Landlord extend to include (without limitation) its employees agents surveyors contractors and licensees with or without plant equipment appliances and materials

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12.9	Interpretation of covenants

Any covenant by the Tenant not to do or omit anything must be construed as though the covenant were in addition a covenant not to permit or suffer that thing to be done or omitted to be done

12.10	Landlord’s covenants

The Landlord will not be liable to the Tenant for any breach of its obligations in Clauses 7.3 and 7.4:

(a)	unless the Tenant has given the Landlord notice of the breach or the Landlord is aware or should reasonably be aware of the breach and has failed to remedy the breach within a reasonable time or

(b)	where the breach was caused by something beyond the control of the Landlord provided that the Landlord uses all reasonable endeavours to remedy the breach except to the extent that:

(i)	the breach could have been prevented or

(ii)	the consequences of the breach could have been lessened or

(iii)	the time during which the consequences of the breach were experienced could have been shortened by the exercise of reasonable skill by the Landlord or those undertaking the obligation on its behalf

12.11	Head Lease and Charge

Where there is a Head Lease or where the interest of the Landlord or any Head Landlord is charged:

(a)	any right exercisable by the Landlord is exercisable by every Head Landlord and every Chargee

(b)	where the Tenant must obtain consent from the Landlord the Tenant must obtain consent from every Head Landlord and every Chargee where the Head Lease or the Charge so provide and nothing contained in this Lease will be construed as imposing on any Head Landlord or any Chargee an obligation not to refuse consent unreasonably or indicating that such an obligation is imposed on any Head Landlord or any Chargee by virtue of the terms of the Head Lease or the Charge

(c)	where the Tenant must repay to the Landlord any expenses incurred by the Landlord then if any expenses are incurred by any Head Landlord or any Chargee the Tenant must repay those expenses also

(d)	any indemnities in favour of the Landlord are deemed to incorporate indemnities in favour of every Head Landlord and every Chargee

In this clause Charge means any mortgage or charge (fixed or floating legal or equitable) affecting the interest of the Landlord or any Head Landlord in the Property and Chargee must be construed accordingly

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12.12	Tenant’s possessions

If after the Tenant has vacated the Property at the End of the Term any of the Tenant’s possessions remain on the Property and the Tenant fails to remove them within ten Business Days after being requested to do so by the Landlord then:

(a)	the Landlord may dispose of the possessions as agent for the Tenant

(b)	(if disposal is by sale) then subject to clause 12.12(c) the landlord must hold the proceeds of sale after deducting the costs and expenses of removal storage and sale incurred by it to the order of the Tenant

(c)	if the Tenant fails to claim the proceeds of sale within 60 Business Days of the date of the sale the Landlord may keep them

(d)	the Tenant indemnifies the Landlord against:

(i)	any liability incurred by the Landlord to any third party whose possessions have been sold by the Landlord in the mistaken belief (which must be presumed) that the possessions belonged to the Tenant

(ii)	any damage caused to the Property by the possessions and

(iii)	all loss damage actions proceedings claims demands costs damages and expenses incurred or suffered by or brought or awarded against the Landlord as a result of the presence of the possessions on the Property after the Tenant has left it at the End of Term

12.13	Other land

Nothing contained in or implied by this Lease:

(a)	imposes or is deemed to impose any restriction on the use of any property not comprised in this Lease or

(b)	gives the Tenant:

(i)	the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant lease condition or stipulation entered into by any purchaser or tenant from the Landlord or any Head Landlord in respect of any property not comprised in this Lease or

(ii)	the right to prevent or restrict in any way the development of any land not comprised in this Lease or release the Tenant from the covenants by the Tenant in this Lease notwithstanding that the Landlord has waived or released temporarily or permanently revocably or irrevocably or in any other way a similar covenant or similar covenants affecting any property not comprised in this Lease

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12.14	Perpetuity period

The perpetuity period applicable to this Lease is 80 years beginning on the date of this Lease and whenever in this Lease either the Landlord or the Tenant is granted a future interest it must vest within that period and if it has not it will be void for remoteness

12.15	Severance

To the extent that any provision of this Lease is rendered void by section 25 of the LTC Act 1995 that provision must be severed from the remainder of this Lease which remains in full force and effect. In this clause provision includes a clause or a schedule or any part of any of them

12.16	Notices in writing

Every notice consent approval or direction given under this Lease must be in writing

12.17	Counterparts

This Lease may be executed in any number of counterparts all of which taken together constitute one and the same lease and any party may enter into this Lease by executing a counterpart

12.18	Exclusion of third party rights

A person who is not a party to this lease may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999

12.19	No warranty

The Landlord gives no express or implied warranty as to the condition of the Building or that the Property are suitable for the Tenant’s purposes or that the Permitted Use will be or remain a lawful or authorised use under the Planning Acts or otherwise

12.20	Common Parts

The Landlord acting reasonably may from time to time change the location area or arrangements for use by the Tenant of any part of the Common Parts or Conduits so long as there remains available for the benefit of the Property rights reasonably commensurate and no less commodious (albeit temporary) with those granted by this Lease

12.21	Data Protection Act consent

For the purposes of the Data Protection Act 1998 or otherwise the Tenant and any Guarantor agree that information held by the Landlord relating to this Lease may be disclosed to third parties in connection with the management of and/or any disposal or other dealing with the whole or any part or parts of the Landlord’s interest in the Building

13.	Notices

Any notice or other document served under this Lease may be served in any way in which a notice required or authorised to be served under section 196 of the Law of Property Act 1925 may be served

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14.	Guarantor

The Guarantor covenants with the Landlord in the terms set out in Schedule 5 in respect of the period from the Term Commencement Date until the date on which Expedia.com Limited is released by virtue of the LTC Act 1995

15.	Governing Law

This Lease is governed by and must be construed in accordance with English law

16.	Jurisdiction

16.1	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Lease and the parties submit to the exclusive jurisdiction of the English courts

16.2	The Landlord’s address in England for service of all notices and proceedings is care of Draco Management Office The Manor Pilton Somerset BA4 4BE and the Landlord agrees that this will remain the address for service of proceedings and notices unless and until the Tenant has received written notice from the Landlord nominating an alternative address for service which must be in England

17.	Process Agent

The Guarantor irrevocably appoints Expedia.com Limited as its agent in England for service of process

18.	Waiver

The parties waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any such dispute

IN WITNESS of which this Lease has been executed as a deed and has been delivered on the date which first appears on page 1

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Schedule 1

THE BUILDING AND THE PROPERTY

PART 1

THE BUILDING

The building known as Seven Dials Warehouse 42/50 Earlham Street London WC2H 9LA as the same is registered at HM Land Registry under title number NGL422086

PART 2

THE PROPERTY

The Property shown edged red on the Plans being on the ground and mezzanine floors of the Building including:

(a)	all walls (other than load-bearing walls) within the Property

(b)	one half (severed vertically) of all walls (other than load-bearing walls) separating the Property from other parts of the Building

(c)	the plaster and surface finish of the external and load-bearing walls and columns bounding or within the Property and the plaster and surface finish of all load-bearing walls separating the Property from the Retained Area but not any other part of those walls and columns

(d)	the floor finishes but nothing below them

(e)	the ceiling finishes (including suspended ceilings and lighting) but nothing above them

(f)	the doors and their frames and the windows and their frames

(g)	all fixtures and all landlord’s fittings

(h)	all Conduits serving solely the Property

(i)	the lifts and staircases within the Property and

(j)	all plant solely serving the Property whether forming Landlord’s plant or Tenant’s plant and whether within the Property or on the roof of the Building but excluding the external and load-bearing walls and columns bounding or within the Property and all walls separating the Property from the Retained Area (other than the parts of those walls and columns referred to in paragraph (c) above)

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Schedule 2

RIGHTS GRANTED TO THE TENANT

1.	The right at all times to use the Common Parts for all proper purposes connected with the use and enjoyment of the Property under this Lease (subject to temporary interruption for repair and maintenance the Landlord acting with all due expediency)

2.	The right to use the Conduits in the Building which serve the Property (subject to temporary interruption for repair, alteration or replacement the Landlord acting with all due expediency)

3.	The right of support and protection from the other parts of the Building as now enjoyed by the Property

4.	The right to display in an appropriate manner immediately outside the main entrance of the Property a notice indicating the name and business of the Tenant and of all authorised undertenants and companies sharing occupation under clause 8.12 in a form and manner approved by the Landlord such approval not to be unreasonably withheld or delayed

5.	Subject to obtaining any necessary statutory consents and subject to the Landlord’s approval which will not be unreasonably withheld or delayed the right to install one satellite dish on the roof of the Building

6.	The right to use the refuse storage area provided by the Landlord

7.	Subject to the Landlord’s approval which will not be unreasonably withheld or delayed the right to install any reasonable security apparatus in the Building

8.	Subject to obtaining any necessary consents and subject to the Landlord’s consent which will not be unreasonably withheld or delayed the right to name the Property but, for the avoidance of doubt, not the Building of which the Property forms part

9.	To enter into such parts of the Building as is reasonably necessary at reasonable times for the purpose of inspecting connecting into or carrying out repairs to Conduits forming part of or serving the Property subject to the Tenant:

(a)	giving to the Landlord and any relevant occupier reasonable prior notice and

(b)	making good all physical damage caused as a consequence of the exercise of such rights to the reasonable satisfaction of the Landlord and the relevant occupier

10.	The right to use the staircase at the ground floor level shown on the Ground Floor Plan for escape from the Property in the case of fire or other emergency only

11.	The rights to install plant within the area hatched grey and marked Future Tenant Space Allocation on drawing number SA2537 M/015 RD and in the area marked Tenants AC Unit 5th on plan A633 GA 1000 and to connect the Property through conducting media in the Building to such plant for the purpose of providing air conditioning to the Property only subject to the Tenant:

(a)	obtaining any necessary statutory consents for all such works;

(b)	obtaining the Landlord’s approval to the detail of all such works (which approval will not be unreasonably withheld or delayed and will given by deed unless the requirement for a deed is

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expressly waived by the Landlord in writing);

(c)	completing all such works in a good and workmanlike manner and to the reasonable satisfaction of the Landlord;

(d)	minimising the space it utilises so far as reasonably practicable and further provided that the Landlord acting reasonably may from time to time change the location or the areas referred to in this paragraph 11 subject to the Tenant’s approval of such areas which must not be unreasonably withheld or delayed

12.	Subject to the Tenant:

12.1	obtaining the consent of the tenant from time to time pursuant to the Existing Lease;

12.2	obtaining any necessary statutory consents for all such works; and

12.3	obtaining the Landlord’s approval to the detail of all such works (which will not be unreasonably withheld or delayed and will be given by deed unless the requirement for a deed is expressly waived by the Landlord in writing)

12.4	completing all such works in a good and workmanlike manner and to the reasonable satisfaction of the Landlord; and

12.5	minimising the space it utilises so far as reasonably practicable the right to connect the chillers constructed on the plant deck on the roof of the Building within the area shaded green as drawing number 1392/SK/702131 attached subject to the Tenant affording the Landlord reasonable access at all times in order to maintain the toilet extract duct and fan and any other Landlord’s plant situated below such plant deck

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Schedule 3

RIGHTS RESERVED TO THE LANDLORD

1.	The right to use the Conduits in the Property which serve other parts of the Building, the right to install new Conduits for the benefit of the remainder of the Building and the right to repair, maintain and renew existing and new Conduits (including for the avoidance of doubt the chiller kitchen extract and fresh air riser provided by the Landlord for the benefit of the tenant or occupier of the basement and ground floor of the building)

2.	The right to enter the Property to exercise any of the rights referred to in this schedule or for the purposes set out in clause 6.7 or to comply with any enactment all such rights and right of entry to be subject to the provisions and exemption to clause 6.7

3.	The right in an emergency to pass through the Property in accordance with any regulation or requirement of the Fire Officer or any court or other authority

4.	The right to build, re-build or carry out any works of any description on any other land or buildings (including other parts of the Building) provided it does not materially or substantially interfere with the passage of light or air to the Property or cause substantial or material nuisance, damage, annoyance or inconvenience to the Tenant or occupiers of the Property by noise, dust, vibration or otherwise and provided that it does not materially affect the ability of the Tenant or the occupier to use the Property for any purpose permitted by tin’s Lease

5.	The right to build, alter and install and afterwards to maintain buildings, structures and fixtures on, into or projecting over or under or taking support from the Property (but those buildings, structures and fixtures will not become part of the Property) provided the work is carried out at times and in a way convenient to the reasonable requirements of the Tenant

6.	The right to erect and use scaffolding outside the Property even if the scaffolding temporarily restricts access to or the use and enjoyment of the Property by the Tenant or the occupier of the Property but provided this does not materially obstruct or interfere with such use and enjoyment

7.	All rights of light or air or other easements or rights over or belonging to any other land or buildings (including other parts of the Building)

8.	The support and protection from the Property enjoyed by other parts of the Building

(22757178.08)

Schedule 4

THE MATTERS AND THE DOCUMENTS (IF ANY) CONTAINING INCUMBRANCES TO

WHICH THE PREMISES ARE SUBJECT

The Premises are let subject to:-

1.1	all matters discoverable by inspection of the Premises and the Building before the grant of this Lease

1.2	all matters that the Landlord did not and could not reasonably know about as at the date of this Lease

1.3	all matters (except charges to secure the repayment of money) disclosed or which would have been disclosed by the searches and enquiries which a prudent tenant would have made before entering into this Lease

1.4	all notices orders or proposals given or made (whether before or after the date of this Lease) by any body acting on statutory authority

1.5	any unregistered interests which fall within any of the paragraphs of Schedule 3 to the Land Registration Act 2002

1.6	such unregistered interests as may affect the Premises to the extent and for so long as they are preserved by the transitional provisions of Schedule 12 to the Land Registration Act 2002

1.7	all notices served by the owner or occupier of any adjoining or neighbouring property

2.	The incumbrances contained in the documents set out below:-

	Date	Description of Document	Parties

2.1	17 April 2002	Section 106 Agreement	(1) The Royal Bank of Scotland plc (as trustee of the Schroder Exempt Property Unit Trust) and (2) The Mayor and Burgesses of the London Borough of Camden

3.	The entries in the property and charges registers of the title number set out in clause LR2.1 (except charges to secure the repayment of money)

(22757178.08)

Schedule 5

GUARANTEE PROVISION

1.	The Guarantor guarantees to the Landlord the due and punctual payment and performance by the Tenant of all the tenant’s obligations and liabilities under this Lease and indemnifies the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of the non-payment or non-performance of those obligations or liabilities

2.	The obligations of the Guarantor under this Lease:

(a)	constitute a direct primary and unconditional liability to pay on demand to the Landlord any sum which the Tenant is liable to pay under this Lease and to perform on demand by the Landlord any obligation of the Tenant under this Lease without the need for any recourse on the part of the Landlord against the Tenant

(b)	will not be affected by:

(i)	any time or indulgence granted to the Tenant by the Landlord

(ii)	any legal limitation disability or other circumstances relating to the Tenant or any irregularity unenforceability or invalidity of any obligations of the Tenant under this Lease

(iii)	any licence or consent granted to the Tenant or any variation in the terms of this Lease save as provided in section 18 of the LTC Act 1995

(iv)	the release of one or more of the parties defined as the Guarantor (if more than one)

(v)	any refusal by the Landlord to accept rents tendered at a time when the Landlord was entitled (or would after service of the appropriate statutory notice have been entitled) to re-enter the Property

(vi)	any surrender by the Tenant of part of the Property in which event the liability of the Guarantor will continue in respect of the part of the Property not so surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925 or

(vii)	any other act omission matter event or thing whereby (but for this provision) the Guarantor would be exonerated in whole or in part from the guarantee other than a release by deed given by the Landlord

3.	So long as this guarantee remains in force the Guarantor:

(a)	must not claim or prove as creditor in competition with the Landlord in the event of any bankruptcy liquidation rehabilitation moratorium or other insolvency proceedings relating to the Tenant

(b)	is not entitled to claim or participate in any security held by the Landlord in respect of the obligations of the Tenant under this Lease

(c)	must not exercise any right of set-off against the Tenant

(22757178.08)

4.	If the Landlord brings proceedings against the Tenant the Guarantor will be bound by any findings of fact interim or final award or interlocutory or final judgment made by an arbitrator or the court in those proceedings

5.	If:

(a)	the Tenant (being a company) enters into liquidation and the liquidator disclaims this Lease or

(b)	the Tenant (being a company) is dissolved and the Crown disclaims this Lease or

(c)	the Tenant (being an individual) becomes bankrupt and the trustee in bankruptcy disclaims this Lease then within six months after the disclaimer the Landlord may require the Guarantor by notice to accept a lease of the Property for a term equivalent to the residue which would have remained of the Term if there had been no disclaimer at the same rents and subject to the same covenants and conditions (including those as to the review of rent) as are reserved by and contained in this Lease and the Guarantor will on demand pay the Landlord’s reasonable and proper expenses in connection with such lease

6.	The new lease and the rights and liabilities under it will take effect as from the date of the disclaimer and the Guarantor will be liable for all payments due under the new lease as from the date of disclaimer as if the new lease had been granted on the date of disclaimer

7.	If on the commencement date of the new lease of the Property granted pursuant to paragraph 5 of this schedule a Review Date has occurred but the revised rent has not been agreed or determined then the rent first reserved by such new lease will initially be equal to the yearly rent payable under this Lease immediately prior to such Review Date but the second day of the term of such new lease will be an additional Review Date

8.	The Guarantor or his personal representatives must pay the Landlord’s reasonable and proper costs of and accept the new lease and must execute and deliver to the Landlord a counterpart of it

9.	If the Landlord does not require the Guarantor to take a Lease of the Property the Guarantor must pay to the Landlord on demand a sum equal to the rent that would have been payable under this Lease but for the disclaimer in respect of the period from the date of the disclaimer until the date which is six months after the date of the disclaimer or the date on which the Property has been re-let by the Landlord whichever first occurs

10.	If any VAT is payable by the Tenant to the Landlord under the terms of the Lease the Guarantor’s obligation extends to that VAT. If the Guarantor makes any payment in respect of VAT the Landlord’s obligation to issue a VAT invoice to the Tenant under the Lease in respect of that VAT is not affected and the Landlord is not obliged to issue a VAT invoice to the Guarantor in respect of that VAT

11.	If the guarantee in this schedule is intended to be authorised guarantee agreement to the extent that any provision of this guarantee does not conform with section 16 of the LTC Act 1995 that provision is severed from the remainder of this guarantee and this guarantee has effect as if it excluded that provision

12.	If any claim is made against the Guarantor by the Landlord in relation to the obligations of the Guarantor under this Lease the Guarantor will not make any claim against the Tenant for an

(22757178.08)

indemnity (1) if the Tenant becomes the subject of any voluntary arrangement (whether under Part I of the Insolvency Act 1986 or otherwise) or (2) in any event prior to all and any claims of the Landlord having been paid in full

13.	The Guarantor will at the request of the Landlord execute any document supplemental to or entered into pursuant to this Lease to acknowledge that the Guarantor is bound by the terms of this Lease and such document and that the rights of the Landlord are not affected and the obligations of the Guarantor are not released by such document

(22757178.08)

Schedule 6

SERVICE CHARGE COSTS

1.	The cost of inspecting repairing maintaining cleaning decorating and lighting the whole of the Retained Area including the boundary walls and fences of the Building

2.	The cost of maintaining in good working order and repair and renewing and replacing (where beyond economic repair) all plant serving the Building (including generators boilers systems for ventilation heating and air conditioning and lifts) and all Conduits in or serving the Building excluding plant and Conduits the maintenance of which is the exclusive responsibility of the Tenant or of some other tenant in the Building or would be the exclusive responsibility of a tenant if the whole of the Lettable Areas were let on similar terms to those in this Lease

3.	The cost of providing ventilation heating air conditioning and water heating to the Building but not the cost of installing the original plant

4.	The cost of providing the services referred to in clauses 7.3 and 7.4 to the extent not included elsewhere in this schedule

5.	The cost of the erection and maintenance of directional or other signs or notice boards relating to the Building or its occupiers

6.	The cost of the making and enforcement of regulations for the benefit or better ordering of the Building

7.	The cost of the supply and maintenance of fire prevention and fire fighting equipment in the Retained Area and fire alarm equipment in the Building

8.	The cost of marking out the service areas loading bays and all other relevant parts of the Retained Area

9.	The cost of refuse disposal

10.	The cost of all fuel for the functions referred to in the other paragraphs of this schedule

11.	The cost of employing staff to undertake the Landlord’s obligations under this Lease and the other functions referred to in this schedule including insurance pension and welfare contributions the provision of uniforms and working clothes and the provision of equipment for the proper performance of their duties

12.	All Outgoings (as defined in clause 6.3) assessed charged or imposed on the Building as a whole

13.	Any amount which the Landlord may be called upon to pay as a contribution towards the expense of making repairing maintaining cleaning or lighting anything used by the Building and any nearby property

14.	The cost of complying with making representations against or contesting the incidence of any enactment relating or alleged to relate to the Building as a whole or the Retained Area

15.	All professional fees reasonably and properly incurred by the Landlord in connection with the administration and the general management of the Building including (without limitation) fees payable in connection with the service charge account

(22757178.08)

AS BUILT

DRACO

Seven Dials Warehouse

Proposed Ground Floor Plan

0811 20-203

LOW LEVEL PIPEWORK AND CABLE TROUGHS
DOUBLE HEIGHT VOID
DOUBLE HEIGHT VOID

AS BUILT

DRACO

Seven Dials Warehouse

Proposed First Floor Plan

0611 20-204

5
5
6
7
CU 3
CU 1
CU 2
CU 2
TOILET EXTRACT FAN
EF2
CU 1
CU 3

RECORD DRAWING

SALE

EXPEDIA

SEVEN DIALS WAREHOUSE
42 EARLHAM STREET
COVENT GARDEN
LONDON

ROOF PLANTROOM
MECHANICAL SERVICES LAYOUT

1:20	A1	FEB 2004	CAD	PS
SA2537	M/015	RD

A
B
C1
5
6
7
TENANT'S PLANT AREA
FA-1
RWO
RWO FA-E

LIFT MOTOR ROOM R 604
TENANT'S PLANT AREA
RWO
FA-E
FA-I
RWO
ALL INVERTS ARE TAKEN FROM BOILER Rm SSL 43.990m.
SEVEN DIALS WAREHOUSE
COVENT GARDEN
ROOF LEVEL
TENANT'S PLANT
PLAN

EXPEDIA, 7 DIALS
COMMS ROOM ROOF PLANT
SKETCH LAYOUT
1392/SK/702131
MEINHARDT UK

SUPPORT FRAMEWORK SPANNING TOILET EXTRACT FAN BELOW
2 No. 3-FAN UNITS, MOUNTED ON SIDE, DIRECTLY ABOVE ONE ANOTHER. TOP ONE LEVEL WITH TOP OF ACOUSTIC SCREEN
PLATFORM FOR MAINTENANCE ACCESS.
TENANTS FUTURE (AHU) PLANT
BELGOS CONDENSER
VERTICALLY MOUNTED UNIT, BRACED BACK TO ACOUSTIC SCREEN.

16.	The reasonable and proper fees of the Landlord or any company associated with the Landlord where the Landlord or that company rather than a third party undertakes any obligation under this Lease or other function referred to in this Schedule

17.	The interest and fees on borrowing any money to finance any of the functions referred to in this Schedule

18.	Commissioning obtaining preparation and/or provision of any EPC and/or (where applicable) any DEC in relation to the Building including the fees costs expenses and disbursements of any assessor engaged to prepare the EPC

19.	Any other sum reasonably and properly incurred by the Landlord in connection with the Building including without limitation the cost of providing any other service which the Landlord reasonably considers necessary for the purpose of good management of the Building

SIGNED as a DEED on behalf of	)
SEVEN DIALS S.A.R.L. a company	)
Incorporated in Luxembourg by	)	Authorised Signatory
[ ]	)
Being [a] person[s] who in accordance with the	)
Laws of that territory is (or are) acting under	)
the Authority of the Company	)	Authorised Signatory

EXECUTED as a deed by	)
EXPEDIA.COM LIMITED	)
acting by (director))		Director
and (director/company	)
secretary))
)
and	)
Director/Company Secretary

EXECUTED as a deed by	)	/s/

EXPEDIA, INC	)
acting by its authorised signatory/signatories	)

(22757178.08)

Underlease

Relating to Reception and Floors 3, 4 and 5, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA

(1)      Expedia.com Limited

(2)      Facebook UK Ltd

Dated 3 January 2012

Osborne Clarke

One London Wall

London

EC2Y 5EB

Tel         +44 (0) 20 7105 7000

Fax         +44 (0) 20 7105 7005

Contents

Prescribed clauses under Schedule 1A of the Land Registration Rules 2003	i
Underlease Particulars	1
1. Definitions and Interpretation	2
2. Demise	3
3. Rent	4
4. Same terms as Headlease	4
5. Tenant’s covenants	4
6. Landlord’s covenants	5
7. Other Provisions	6
8. Security of tenure	7

Prescribed clauses under Schedule 1A of the

Land Registration Rules 2003

LR1. Date of lease	3 January 2012

LR2. Title number(s)	LR2.1 Landlord’s title number

NGL897100

LR2.2 Other title numbers 87123

LR3. Parties to this lease	Landlord: Expedia.com Limited (Company Number 03847519) whose registered office is at 42 Earlham Street London WC2H 9LA

Tenant: Facebook UK Ltd (Company Number 06331310) whose registered office is at Gladstone House, 77/79 High Street, Egham, Surrey TW20 9HY

LR4. Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The Premises as defined in clause 1.1

LR5. Prescribed statements etc.	LR5.1

Not applicable

LR5.2

Not applicable

LR6. Term for which the Property is leased	The term as specified in the definition of Contractual Term in the Underlease Particulars

LR7. Premium	None

LR8. Prohibitions or restrictions on disposing of this lease	This Underlease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

i

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11. Easements	LR11.1 Easements granted by this lease for the benefit of the Property

None

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

None

LR12. Estate rent charge burdening the Property	None

LR13. Application for standard form of restriction	None

LR14. Declaration of trust where there is more than one person comprising the Tenant	Not applicable

ii

Underlease Particulars

Date:	3 January 2012

Landlord:	Expedia.com Limited

Company Number:	03847519

Registered Office:	407, Angel Building, St John Street, London Ec1V 4EX

Tenant:	Facebook Ltd

Company Number:	06331310

Registered Office:	Gladstone House, 77/79 High Street, Egham, Surrey TW20 9HY

Premises:	Reception and Floors 3, 4 and 5, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA (more particularly shown edged in red on the Plan)

Contractual Term:	Term of years starting on the Term Start Date and ending on 15 February 2018

Term Start Date:	3 January 2012

Rent:	£1,605,838 per year

Rent Start Date:	3 March 2013

Review Date:	2 January 2017

Contracted out:	The Underlease is excluded from the security of tenure provisions of Part II of the 1954 Act

1

Land Registry Official copy of title plan

Title number NGL897100
Ordnance Survey map reference **TQ3081SW**
Scale **1:1250**
Administrative area **CAMDEN**

© Crown Copyright. Produced by Land Registry. Reproduction in whole or in part is prohibited without the prior written permission of Ordnance Survey. Licence Number 100026316.

N
Cambridge Theatre

This Underlease is made on the date stated and between the parties specified in the Underlease Particulars.

It is agreed as follows:

1.	Definitions and interpretation

1.1	In this Underlease, unless the context otherwise requires, the following definitions shall apply:

“1954 Act” means the Landlord and Tenant Act 1954 (as amended).

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995.

“2003 Order” means the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

“Authorised Guarantee Agreement” means as defined by section 28(1) of the 1995 Act.

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are open for business in the City of London.

“Consent for Alterations” means the written consent of the Superior Landlord in such form as is required by the Headlease to the Tenant’s proposed works to the Premises.

“Guarantor” means any person from time to time who guarantees the obligations of the Tenant in this Underlease.

“Headlease” means the lease under which the Landlord holds the Premises dated 28 April 2008 made between (1) The Royal Bank of Scotland PLC (2) Expedia.com Limited and (3) Expedia, Inc a copy of which is annexed to this Underlease.

“Included Rights” means the rights granted by, and set out in schedule 2 of the Headlease and as set out in Schedule 1 to this Underlease.

“Landlord” means the party so named in the Underlease Particulars and any person from time to time entitled to the right to possession of the Premises when the Underlease ends.

“Payment Days” means 25 March, 24 June, 29 September and 25 December in each year,

“Plan” means the plan annexed to this Underlease.

“Premises” means the premises demised by and more particularly described in the Headlease.

“Reserved Rights” means the rights excepted and reserved by and set out in schedule 3 of the Headlease.

“Underlease” means this Underlease as supplemented or varied in writing from time to time whether by deed, licence or otherwise.

“Superior Landlord” means the person for the time being entitled to the reversion immediately expectant upon the expiry or sooner determination of the Headlease.

“Tenant” means the party so named in the Underlease Particulars and any person in whom this Underlease is vested from time to time.

“Term” means the Contractual Term.

2

“VAT” means value added tax as provided under the VATA.

“VATA” means Value Added Tax Act 1994 and references to the VATA shall include all statutes, laws, regulations, notices, directions or similar provisions, relating to value added tax and any value added, turnover, sales, purchase or similar tax of the United Kingdom or of any other jurisdiction and references to value added tax or to VAT shall be construed accordingly.

1.2	In this Underlease, unless the context otherwise requires:

(a)

where at any time a party to this Underlease comprises more than one person all obligations and liabilities of or with that party are joint and several and references to that party include references to each such person;

(b)	words denoting persons include any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

(c)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(d)	references to clauses are to clauses of this Underlease;

(e)	the Underlease Particulars form part of this Underlease but the table of contents and the headings are for convenience only and will not affect the construction or interpretation of this Underlease;

(f)	unless the context shall otherwise so require words and expressions defined in the Headlease shall bear the same meaning where such words and expressions appear in this Underlease;

(g)	any obligation by the Tenant not to do or omit to do something includes an obligation not to permit or to suffer that thing to be done or omitted;

(h)	where there is an obligation to obtain the consent or approval of the Landlord under this Underlease such consent or approval must be contained in a formal deed or licence;

(i)

where under the terms of this Underlease the consent of the Landlord is required for any act or matter the consent of the Superior Landlord under the terms of the Headlease is also to be required wherever requisite provided that nothing in this Underlease is to be construed as imposing on the Superior Landlord any obligation not to refuse his consent unreasonably;

(j)

reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord is to be construed as including where appropriate reference to the exercise of the right by the Superior Landlord and all persons authorised by him in common with all other persons having a like right;

(k)	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it whether such statute or statutory provision comes into force before or after the date of this Agreement;

(I)	the word “assignment” includes equitable assignment and the words “assign” and “assignee” shall be construed accordingly; and

(m)	references to any statute or legislation include any legislation of the European Union directly applicable in the United Kingdom.

2.	Demise

The Landlord, demises the Premises to the Tenant for the Term subject to:

3

2.1	together with (so far as the Landlord can grant the same) the Included Rights;

2.2	except and reserved to the Landlord and the Superior Landlord the Reserved Rights; and

2.3

subject to all rights, restrictions, covenants and liabilities affecting the Premises from time to time including for the avoidance of doubt the exceptions reservations restrictions rights and other matters contained in the Headlease.

3.	Rent

3.1

The Tenant will pay the Rent to the Landlord without deduction or set off (except where lawfully provided by statute) by equal quarterly payments in advance on the Payment Days, the first payment for the period beginning on the Rent Start Date and ending on the day before the Payment Day following the Rent Start Date to be paid on the Rent Start Date.

3.2	If required by the Landlord the Rent shall be paid by standing order or credit transfer to the Landlord’s bank account.

3.3

The Rent shall be reviewed on the Review Date in accordance with the terms of the Headlease save for the purposes of clause 4.1(c)(i) the rent payable shall be the Rent specified in the particulars to this Underlease.

4.	Same terms as Headlease

Except as to the term of years granted the rents reserved and reviewed and where the specific terms of this Underlease state otherwise this Underlease is made upon the same terms and subject to the same covenants provisos (including without limitation the proviso for re-entry) and conditions as are contained in the Headlease as if the same were set out in this Underlease in full with such modifications as are necessary to make the same applicable to the present demise, and the parties hereto as if the names of the parties hereto had been respectively substituted for those of the Landlord and the Tenant in the Headlease and in the case of any conflict between the provisions of this Underlease and the Headlease the provisions of this Underlease shall prevail.

5.	Tenant’s covenants

The Tenant covenants with the Landlord:

5.1	Tenants Covenants in the Headlease

To observe and perform the covenants and conditions on the part of the Tenant contained in the Headlease (excepting the covenants to pay the rents or other payments) as if the same were repeated in full in this Underlease except insofar as the Landlord expressly covenants in this Underlease to observe and perform them and to indemnify the Landlord from and against any actions proceedings claims damages liabilities costs charges expenses or losses arising from any breach non-observance or non-performance of those covenants and conditions.

5.2	Service Charges and Insurance

To pay as rent to the Landlord on demand sums equal to the service charge and insurance premiums (as defined in the Headlease) payable from time to time by the Landlord under the Headlease.

5.3	Restrictions in Headlease

Unless to do so would conflict with the terms of this Underlease, not do omit suffer or permit in relation to the Premises any act or thing that would or might cause the Landlord to be in breach of the Headlease or that if done omitted suffered or permitted by the Landlord would or might constitute a breach of the covenants on the part of the Lessee and the conditions contained in the Headlease.

4

5.4	Indemnity

To indemnify and keep the Landlord indemnified against all actions proceedings claims damages liabilities costs charges expenses and losses in respect of or incurred in connection with the Premises or any injury incurred by any party upon the Premises or any damage to any item upon the Premises or otherwise (howsoever arising) or arising from any breach of the Tenant’s covenants contained in this Underlease but not in respect of any breach by the Landlord of the Landlord’s covenants contained in this Underlease.

5.5	VAT

To pay to the Landlord VAT on any payments due under this Underlease so far as such tax is properly chargeable on the same and in every case where the Tenant has agreed to reimburse or indemnify the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Underlease to reimburse any VAT paid by the Landlord on such payment unless the VAT is recoverable by the Landlord.

5.6	Costs

To pay to the Landlord on a full indemnity basis all proper costs fees charges disbursements and expenses properly incurred by the Landlord (both during and after the end of the term) in relation or incidental to:

(a)

every application made by the Tenant for consent or licence required by the provisions of this Underlease whether or not it is granted refused or offered subject to any lawful qualification or condition or the application is withdrawn;

(b)	the recovery or attempted recovery of arrears of Rent or other sums due under this Underlease;

(c)	any steps taken in connection with the preparation and service of a schedule of dilapidations during or within three months after the end of the Term; and

(d)	any breach by the Tenant of the Tenant’s covenants on its part contained in this Underlease.

5.7	Access by Landlord

To permit the Landlord upon reasonable notice (except in emergency) to enter the Premises for the purpose that is in the opinion of the Landlord necessary to enable it to comply with the covenants on the part of the lessee and the conditions contained in the Headlease.

5.8	Access by Superior Landlord

To permit the Superior Landlord and all persons authorised by the Superior Landlord to enter the Premises for the purposes specified and upon the terms contained in the Headlease or in any lease superior to it as if the provisions in such documents dealing with the lessor’s access to the Premises were incorporated into this Underlease.

6.	Landlord’s covenants

The Landlord covenants with the Tenant:

6.1	Quiet enjoyment

That the Tenant will peaceably and quietly hold and enjoy the Premises during the Term without any interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

6.2	Rent

5

To pay the rents reserved by the Headlease.

6.3	Superior Landlord’s Covenants

To use reasonable endeavours to procure that the Superior Landlord shall comply promptly with the covenants on its part contained in the Headlease.

6.4	Superior Landlord Consent

At the request of the Tenant to take all reasonable steps at the cost of the Tenant to obtain the consent of the Superior Landlord where it is required under the terms of the Headlease

6.5	No Variation

Not at any time without the prior written consent of the Tenant to vary the Headlease.

7.	Other Provisions

7.1	Insurance

The Landlord will use its reasonable endeavours to enforce the Superior Landlord’s insurance obligations contained in Clause 9.1 of the Headlease and it is agreed that the provisions of Clauses 9.13, 9.14, 9.15, 9.16 and 9.17 of the Headlease shall apply to this Underlease.

7.2	Liability

To the extent permitted by law the Landlord is not liable:

(a)	to the Tenant or any occupier of the Premises for any accident, injury, damage or loss however arising; or

(b)	to the Tenant for any failure to perform any of its obligations under this Underlease,

unless and until the Tenant has notified the Landlord in writing of the facts constituting such default and the Landlord fails to remedy the default within a reasonable time.

7.3	Landlord and Tenant (Covenants) Act 1995

(a)	The clauses of this Underlease will only take effect insofar as they do not contravene the provisions of the 1995 Act.

(b)

Insofar as any provisions of this Underlease contravene the provisions of the 1995 Act the relevant provisions (or if applicable, the relevant parts of them) are deemed to be deleted so far as necessary to ensure such compliance.

(c)	Any such deemed deletion does not affect the remaining provisions of this Underlease.

7.4	Exclusion of third party rights

Unless expressly provided in this Underlease, no express term of this Underlease or any term implied under it is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

7.5	Governing law and jurisdiction

(a)	This Underlease and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

6

(b)

The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Underlease, its subject matter or formation.

7.6	Agreement for Lease

There is an agreement for lease made between (1) the Landlord and (2) the Tenant dated 2011 to which this Underlease gives effect.

8.	Security of tenure

8.1

Pursuant to section 38A(1) of the 1954 Act the Landlord and Tenant agree that the provisions of sections 24 to 28 (inclusive) of the 1954 Act shall be excluded in relation to the tenancy created by this Underlease.

8.2	The Landlord and Tenant agree and declare that before the date of this Underlease:

(a)	a notice in the form set out in Schedule 1 to the 2003 Order which applies to this Underlease was served by the Landlord on the Tenant on 27 June 2011 (the “Notice”); and

(b)	a statutory declaration was made by the Tenant on 1 July 2011 in the form set out in Paragraph 8 of Schedule 2 to the 2003 Order (the “Declaration”).

8.3	Where the Declaration was made by a person other than the Tenant the Tenant confirms that the declarant was duly authorised by it to make the Declaration on its behalf.

8.4

The Landlord and the Tenant further agree and declare that the form of this Underlease is in all material respects the same as that which was in their contemplation at the time of the service of the Notice.

In witness this Underlease is executed and delivered on the date appearing at the head of page 1.

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Schedule 1

Included Rights

1.	The right to continue to use the plant and other equipment and to connect to the chillers constructed on the roof to the Building referred to in Schedule 2 of the Headlease.

2.	The rights granted pursuant to the terms of a Consent for Alterations dated 3 January 2012 made between (1) the Superior Landlord (2) the Landlord (3) the Tenant (4) Expedia, Inc.

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Executed as a Deed	)
by Expedia.com Limited	)
acting by	)
a director, in the presence of:	)

Director

Signature of witness:	/s/ Frank B. Austin

Name:	Frank B. Austin

Address:	333 – 108th Ave NE Bellevue, WA 98004 USA

Occupation:	Paralegal

Executed as a Deed	)
by Facebook UK Ltd	)
acting by	)
a director, in the presence of:	)

Director

Signature of witness:

Name:

Address:

Occupation:

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LEASE

DATED 28th April 2008

THE ROYAL BANK OF SCOTLAND PLC

(as trustee of Schroder Exempt Property Unit Trust)

and

EXPEDIA.COM LIMITED

and

EXPEDIA, INC.

of property known as

Reception and Floors 3, 4 and 5, Seven Dials Warehouse,

42/50 Earlham Street, London, WC2H 9LA

ALLEN & OVERY

ALLEN & OVERY LLP

LONDON

11492-03784 PY:1291445.16

4.	Matters Affecting the Freehold	47
5.	Guarantee Provision	48
6.	Service Charge Costs	50

Signatories		52

LR1	Date of lease 28th April 2008

LR2	Title number(s)

LR2.1	Landlord’s title number(s)

NGL422086.

LR2.2	Other title numbers

None.

LR3	Parties to this lease

Landlord

THE ROYAL BANK OF SCOTLAND PLC, a company incorporated under the laws of Scotland under number SC90312 whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB and whose address for service is Trustee and Depositary Services Waterhouse Square, 138-142 Holborn, London EC1N 2TH (Ref: SEPUT) (acting in its capacity as trustee of Schroder Exempt Property Unit Trust and not otherwise);

Tenant

EXPEDIA.COM LIMITED (a company incorporated under company number 03847519) whose registered office is at 7 Soho Square, London, W1D 3QB.

Guarantor

EXPEDIA, INC. (company number 3956616) a company incorporated in the State of Delaware USA whose principal office is at 3150 139th Avenue SE Bellevue, WA 98005.

LR4	Property

The property known as Reception and Floors 3, 4 and 5, Seven Dials Warehouse, 42/50 Earlham Street, London, WC2H 9LA and ancillary premises as further described in Part 2 of Schedule 1 and every part of it and all alterations to it.

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

LR5	Prescribed statements etc

None

LR5.1

Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

LR5.2	This lease is made under, or by reference to, provisions of:

Not applicable

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LR6	Term for which the Property is leased

The term is as follows: Ten years commencing on and including the Term Commencement Date.

LR7	Premium

Nil.

LR8	Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9	Rights of acquisition etc

LR9.1	Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2	Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3	Landlord’s contractual rights to acquire this lease

None.

LR10	Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11	Easements

LR11.1	Easements granted by this lease for the benefit of the Property

As set out in Schedule 2.

LR11.2	Easements granted or reserved by this lease over the Property for the benefit of other property

As set out in Schedule 3.

LR12	Estate rentcharge burdening the Property

Not applicable

LR13	Application for standard form of restriction

Not applicable.

LR14	Declaration of trust where there is more than one person comprising the Tenant

Not applicable.

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15	Further particulars

15.1	Term Commencement Date

20 February 2008

15.2	Initial Rent

Two million, one hundred and nineteen thousand, nine hundred and fifty pounds (£2,119,950).

15.3	Review Date

20 February in the year 2013 and in every fifth year after that year for so long as the Term continues.

15.4	Permitted Use

Offices being a use within subparagraph (a) of Class B1 Business in the Schedule to the Town and Country Planning (Use Classes) Order 1987 as that Order is in force at the date of this Lease.

15.5	Break rights

None.

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THIS DEED WITNESSES as follows:

1.	DEFINITIONS

In this Lease the terms defined in the Land Registry prescribed clauses and the further particulars set out at the beginning of this Lease and in Schedule 1 shall have effect and:

assign includes entering into any form of equitable assignment of the Property, including a registerable transfer where the Tenant’s title to the Property is registered or registerable, but does not include entering into a contract for the assignment or transfer of the Property, and assignment is similarly construed;

authorised guarantee agreement has the meaning given to it by the LTC Act 1995;

Building means the property described in Part 1 of Schedule 1 and every part of it and all additions and alterations to it and includes (without limitation):

(a)	roadways, footpaths, service roads, service areas, car parks, loading bays and landscaped and open areas;

(b)	boundary walls and fences;

Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

CAW Regulations means the Control of Asbestos at Work Regulations 2002;

Clearing Bank means a corporate member of CHAPS Clearing Company Limited;

Common Parts means the walkways service areas, loading bays, landscaped and open areas, entrances, staircases, passages, landings, passenger and goods lifts and other areas (whether or not in the nature of the foregoing) from time to time during the Term provided by the Landlord for common use by the tenants of the Building but for the avoidance of doubt not including any part of the Property;

Conduits includes those for sewage, water, gas, electricity, telecommunications and data processing;

Default Interest Rate means three per cent. per annum above the Interest Rate;

End of the Term includes the expiry of the Term by effluxion of time or the determination of the Term by forfeiture, surrender, merger, notice or in any other way;

Guarantor includes the person named in this Lease as guarantor, if any, and any other person who is for the time being a guarantor in respect of the Tenant’s obligations under this Lease and his personal representatives and successors;

Head Landlord means any person for the time being entitled to possession of the Property at the end of any term of years granted by any Head Lease;

Head Lease means any lease under which the Landlord is for the time being entitled to possession of the Property at the End of the Term and every lease (whether immediate or

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otherwise) out of which that lease was created, all deeds varying any of those leases and all licences and consents granted under any of those leases or under any deed of variation;

Insured Risks means fire, lightning, explosion, earthquake, aircraft and other aerial devices and articles dropped from them, escape of oil, impact by vehicles or animals, riot, civil commotion, strikes and labour disturbances, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, subsidence and heave and terrorism and other risks against which the Landlord from time to time (acting reasonably) decides to insure subject to such exclusions, limitations and excesses as are imposed by its insurers and to the extent to which the risks mentioned in this definition are insurable with the Landlord’s insurers.

Interest Rate means the base rate for the time being of The Royal Bank of Scotland plc or of another Clearing Bank designated from time to time by the Landlord or if there is no such base rate the rate from time to time prescribed under section 32 of the Land Compensation Act 1961;

Landlord includes the person for the time being entitled to possession of the Property at the End of the Term;

Lease means this lease, every deed varying or supplemental to this lease, every licence and consent granted under this lease or under any deed of variation or supplemental deed and every collateral agreement (as defined in the LTC Act 1995);

Lettable Areas means all parts of the Building designed and intended to be let for commercial use;

LTC Act 1995 means the Landlord and Tenant (Covenants) Act 1995;

Major Damage means damage or destruction to the Property or the Building where the cost of rebuilding or reinstatement exceeds the greater of the annual rent then payable under this Lease (or which would be payable but for any abatement or suspension of the rent under this Lease) and the open market rent of the Property estimated by the Landlord acting reasonably at the time of the damage or destruction;

Plans means the plans annexed to this Lease;

Planning Acts means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and the Planning and Compulsory Purchase Act 2004;

Quarter Days means 25th March, 24th June, 29th September and 25th December in every year;

Rent includes all sums reserved as rent by this Lease and any interim rent determined under the Landlord and Tenant Act 1954;

Rent Commencement Date means 25 January 2009;

Retained Area means the whole of the Building other than the Lettable Areas;

Review Period means the period starting with any Review Date up to the next Review Date or starting with the last Review Date for a period of five years after the last Review Date;

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Section 106 Agreement means the agreement under Section 106 of the Town and Country Planning Act 1990 dated 17 April 2002 between the Landlord and The Mayor and Burgesses of the London Borough of Camden;

Service Charge Commencement Date means 20 February 2008;

Tenant includes the Tenant’s successors in title;

Term means the term granted by this Lease and any statutory or other continuation or extension of it or any holding over;

Underlease EID application means an application to the Registrar to designate an underlease or derivative underlease an exempt information document so as to exclude from the edited copy of the underlease or derivative underlease as appropriate to be held by HM Land Registry such information as is excluded from any edited copy of this Lease held at HM Land Registry and such other information as the Landlord shall require;

Uninsured Risk means a risk or some aspect thereof which would be an Insured Risk but for the fact that insurance is not available or is available but only on terms or at rates which are not commercially acceptable to the Landlord (acting reasonably) in the London insurance market at the date of destruction or damage;

VAT means value added tax and any imposition or levy of a like nature;

VAT Act 1994 means the Value Added Tax Act 1994; and

VAT group means two or more bodies corporate registered as a group for VAT purposes under section 43 VAT Act 1994.

2.	INTERPRETATION

2.1	Parties

Where there are two or more persons included in the expressions “Landlord, Tenant” or “Guarantor” each reference to the Landlord, the Tenant or the Guarantor includes a separate reference to each of those persons.

2.2	Enactments

Any reference, express or implied, to an enactment includes references to:

(a)	that enactment as amended, extended or applied by or under any other enactment (before or after the execution of this Lease);

(b)	any enactment which that enactment re-enacts (with or without modification);

(c)

any subordinate legislation made (before or after the execution of this Lease) under that enactment, as amended, extended or applied as described in clause 2.2(a) above or under any enactment referred to in clause 2.2(b) above; and

(d)

any consents, licences and permissions given (before or after the execution of this Lease) under that enactment, as amended, extended or applied as described in clause 2.2(a) above or under any enactment referred to in clause 2.2(b) above or under that

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subordinate legislation and any conditions contained in those consents, licences and permissions.

2.3	Subordinate and EU legislation

Any reference, express or implied, to enactments generally includes subordinate legislation and any legislation of the European Union that is directly applicable in the United Kingdom and includes existing enactments and those that come into effect during the Term.

2.4	Application

Clauses 2.1 to 2.3 apply unless the contrary intention appears.

2.5	Clause headings

The headings in this Lease do not affect its interpretation.

3.	LEASE

3.1	Lease

The Landlord lets the Property to the Tenant with limited title guarantee together with the rights set out in Schedule 2 but except and reserving to the Landlord the rights set out in Schedule 3 for the term set out in Land Registry prescribed clause LR6 subject to all rights and covenants affecting the Property contained or referred to in Schedule 4 at a yearly rent ascertained in accordance with clause 4.

3.2	Ancillary rights

The rights granted to the Tenant are granted in common with the Landlord, any person authorised by the Landlord and everyone else having the like or similar rights.

3.3	Exclusion of implied rights

This Lease does not include any rights other than those set out in Schedule 2.

3.4	Reserved rights

The rights excepted and reserved to the Landlord are also excepted and reserved to those authorised by the Landlord and everyone else entitled to them.

4.	RENT AND RENT REVIEW

4.1	Rent

The yearly rent is:

(a)	until but excluding the Rent Commencement Date the rent of one peppercorn (if demanded);

(b)	from and including the Rent Commencement Date until but excluding the first Review Date the Initial Rent; and

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(c)	during each successive Review Period:

(i)	a rent equal to the rent previously payable under this Lease (or the rent which would be payable but for any abatement or suspension of rent under this Lease); or

(ii)	the revised rent ascertained in accordance with this clause,

whichever is the greater.

4.2	Rent payment dates

The yearly rent is payable without any deduction, withholding or set-off by equal quarterly payments in advance on the Quarter Days. The first payment (which is an apportioned sum) is to be made on the Rent Commencement Date in respect of the period commencing on the Rent Commencement Date and ending on the day before the next following Quarter Day.

4.3	Rent review - method

The revised rent for any Review Period may be agreed in writing at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the relevant Review Date by an independent valuer (acting as an expert and not as an arbitrator) of recognised standing and having experience in letting and valuing property of a like kind and character to the Property.

4.4	Nomination

In the absence of agreement the independent valuer may be nominated by or on behalf of the president for the time being of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant made not earlier than three months before the relevant Review Date.

4.5	Rent review - amount

In the case of valuation the revised rent to be determined by the valuer will be such as he decides is the full yearly rent at which the Property might reasonably be expected to be let in the open market at the relevant Review Date:

(a)

after the expiry of a rent free period or a concessionary rent period given for fitting-out purposes only of such length and the giving of such other inducements (including, without limitation, any rental concession, capital payment or contribution to fitting out costs) given for fitting out purposes only as in either case would be negotiated in the open market between a willing landlord and a willing tenant so that the yearly rent is that payable after the expiry of any such rent free period or concessionary rent period and after the giving of any such inducement; and

(b)	on the assumptions set out in clause 4.6 but disregarding the matters set out in clause 4.7.

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4.6	Assumptions

The assumptions are that at the relevant Review Date:

(a)	the Property:

(i)

is available to let on the open market by a willing landlord to a willing tenant by one lease without a premium from either party and with vacant possession for a term of 10 years commencing on the relevant Review Date with the rent payable from then;

(ii)

is to be let as a whole on a lease which is to contain the same terms as this Lease other than the amount of the rent referred to in clauses 4.1(a) and 4.1(b) and any rent free or reduced rent period allowed to the Tenant but including the provisions for review of that rent at the same intervals as those in this Lease but with the first Review Date in that lease being the fifth anniversary of the relevant Review Date;

(iii)

is fit and available for immediate occupation and use by the willing tenant and is fitted out for the willing tenant’s immediate use as authorised by this Lease in accordance with the willing tenant’s requirements; and

(iv)	may be used for any of the purposes permitted by this Lease;

(b)	all the covenants in this Lease by the Tenant have been performed and observed; and

(c)

no work has been carried out to the Property by the Tenant or other lawful occupier which has diminished the rental value and in case the Building has been destroyed or damaged it has been fully restored.

4.7	Disregards

The matters to be disregarded are:

(a)	any effect on rent of the fact that the Tenant, its subtenants or their respective predecessors in title or any lawful occupier have been in occupation of the Property;

(b)

any goodwill attached to the Property by reason of the carrying on at it of the business of the Tenant, its subtenants or their predecessors in title or any lawful occupier in their respective businesses; and

(c)

any increase in rental value of the Property attributable to the existence at the relevant Review Date of any voluntary improvement to the Property carried out by and at the cost of the Tenant, its subtenants or their respective predecessors in title or any lawful occupier during the Term or during any earlier period of occupation arising out of an agreement to grant the Term or completed during the term of any prior lease of the Property of which this is a renewal.

In this clause a voluntary improvement is one carried out with the consent of the Landlord (where required) but not under an obligation to the Landlord or its predecessors in title, (and any works carried out in order to comply with statute or required or directed by any public body or in accordance with a licence permitting alterations are not to be construed as pursuant to an obligation to the Landlord).

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4.8	Valuer

In the case of determination by a valuer:

(a)

the fees and expenses of the valuer including the cost of his appointment must be borne as he decides or in the absence of any decision equally by the Landlord and the Tenant who must otherwise each bear their own costs;

(b)	the valuer must afford the Landlord and the Tenant an opportunity to make representations to him; and

(c)

if the valuer dies, delays or becomes unwilling or incapable of acting or if for any other reason the president for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf thinks fit he may discharge the valuer and appoint another in his place.

4.9	Memorandum

When the revised rent has been ascertained memoranda of it must be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the counterpart of it and the Landlord and the Tenant must bear their own costs in respect of the memoranda.

4.10	Interest

If the revised rent payable with effect from any Review Date has not been agreed by that Review Date rent will continue to be payable at the rate previously payable. Forthwith on the revised rent being ascertained the Tenant must pay to the Landlord any shortfall between the rent and the revised rent payable up to and on the preceding Quarter Day together with interest at the Interest Rate on each part of the shortfall from the date or respective dates on which each part would have been due for payment had the revised rent been ascertained before the relevant Review Date until the date of payment.

For the purpose of this clause the revised rent will be deemed to have been ascertained on the date when it has been agreed between the Landlord and the Tenant or the date of the determination by the valuer.

4.11	Costs

If either the Landlord or the Tenant fails to pay the relevant part of the fees and expenses of the valuer under clause 4.8 within 15 Business Days of the same being demanded by the valuer the other may pay the same and the amount so paid must be repaid on demand by the party chargeable and is recoverable from that party as a debt due. If the valuer requires payment of his fees and expenses before releasing his determination, either the Landlord or the Tenant may pay them and recover the other’s share of them from the other.

4.12	Time not of the essence

Time is not of the essence for the purposes of this clause.

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5.	SERVICE CHARGE

5.1	Payment

The Tenant must pay to the Landlord the Provisional Service Charge without any deduction, withholding or set-off by equal quarterly payments in advance on the Quarter Days. The first payment (which is an apportioned sum) is to be made on the Service Charge Commencement Date in respect of the period commencing on the Service Charge Commencement Date and ending on the next following Quarter Day.

5.2	Account

As soon as possible after (and in any event within six months of) every Accounting Date the Landlord must prepare and supply to the Tenant an account:

(a)	showing the Gross Expenses, the Income and the Net Expenses for the Financial Year referred to in the account;

(b)	containing a fair summary of the items referred to in it; and

(c)	certified by the Landlord or its agents acting in accordance with the principles of good estate management (who may be the managing agents for the Building).

The account will be conclusive evidence of all matters of fact referred to it in it save in the case of manifest error. The Landlord must afford the Tenant on request reasonable facilities at reasonable times for inspecting and taking copies of the accounts and receipts and other documents supporting the account.

5.3	First balancing payment

In the case of the first Accounting Date after the Service Charge Commencement Date, if the proportion of the Tenant’s Share of the Net Expenses shown in the account apportioned on a daily basis for the period from that date to the Accounting Date:

(a)	exceeds the amount already paid as Provisional Service Charge before the first Accounting Date, the Tenant must pay the excess to the Landlord within 14 days of written demand; or

(b)

is less than the amount already paid as Provisional Service Charge before the first Accounting Date, the Landlord must credit the excess to the Tenant against the next quarterly payment of Provisional Service Charge.

5.4	Subsequent balancing payments

In the case of every subsequent Accounting Date, if the Tenant’s Share of the Net Expenses shown in the account for the period beginning on the day after the previous Accounting Date and ending on that Accounting Date:

(a)	exceeds the amount paid as Provisional Service Charge during that period, the Tenant must pay the excess to the Landlord within 14 days of written demand; or

(b)	is less than the amount paid as Provisional Service Charge during that period, the Landlord must credit the excess to the Tenant against the next quarterly payment of

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Provisional Service Charge or repay the excess in respect of the last year of the Term within 14 days of the account being prepared and supplied to the Tenant.

5.5	Past costs

If the Landlord fails to include in any account for a Financial Year a sum expended or liability incurred in that year the Landlord may include such sum or the amount of such liability in an account for the next Financial Year.

5.6	Variation of Tenant’s Share

If the Landlord considers that, having regard to the nature and degree of use by the Tenant or the other tenants in the Building of any of the facilities referred to in the definition of Gross Expenses or any other factor which the Landlord reasonably considers relevant, some proportion other than that referred to in the definition of the Tenant’s Share ought properly to be payable by the Tenant, the Landlord may substitute that other proportion in the case of that facility. But the Tenant’s Share of the Net Expenses must not be increased by reason solely of any of the Lettable Areas being vacant or unlet.

5.7	Reserved as rent

All sums payable under this clause are reserved as rent.

5.8	Definitions

In this clause:

Accounting Date means 31st December or such other date as the Landlord may reasonably nominate from time to time;

Financial Year means a year ending on an Accounting Date;

Gross Expenses means all the expenses reasonably and properly incurred by the Landlord in connection with the matters referred to in Schedule 6 and Gross Expenses shall not include -

(a)	any repair made necessary as a result of damage or destruction by any Insured Risk or an Uninsured Risk;

(b)	the initial refurbishment, reconstruction and equipping of the Building; and

(c)	collecting rent, service charge or licence fees or arranging for the review of rent and letting of any other parts of the Building.

Income means:

(a)

any insurance money received under an insurance policy which the Landlord was obliged to effect under this Lease where the Landlord (acting reasonably) has incurred expenses in making good the insured loss itself in pursuance of its obligations at clauses 7.3, 7.4 and 9.5; and

(b)

any money received from any person (other than the service charge paid by the tenants in the Building) who was liable to contribute to the cost of compliance with the Landlord’s obligations under this Lease where the Landlord has itself incurred the expense towards which that person contributed;

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Net Expenses means the amount by which Gross Expenses exceeds Income;

Net Internal Area has the meaning given to that expression in the Code of Measuring Practice published by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Sixth Edition);

Provisional Service Charge means:

(a)	in respect of the period from the Service Charge Commencement Date to the next following Accounting Date, the annual sum of £8,097; and

(b)

in respect of each subsequent Financial Year, the sum reasonably fixed from time to time by the Landlord or its agents (who may be the managing agents for the Building) acting in accordance with the principles of good estate management as being a reasonable estimate of the Tenant’s Share of the Net Expenses for the relevant Financial Year;

Tenant’s Share means, subject to clause 5.6, the same proportion of the Net Expenses as the Net Internal Area of the Property from time to time bears to the Net Internal Area of the Lettable Areas from time to time.

6.	TENANT’S COVENANTS

6.1	Introduction

The Tenant covenants with the Landlord to comply with its obligations set out in this clause and in clauses 5, 8 and 9.

6.2	Rent

The Tenant must:

(a)

pay the yearly rent to the Landlord at the times and in the manner referred to in clause 4 without any deduction and (if reasonably required by the Landlord) by banker’s standing order or direct debit; and

(b)	not exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off.

6.3	Outgoings

The Tenant must:

(a)	pay all present and future Outgoings assessed, charged or imposed on, or payable in respect of the Property or assessed, charged or imposed on, or payable by the owner or occupier of the Property;

(b)

pay the proportion properly and reasonably attributable to the Property of all Outgoings assessed, charged or imposed on or payable in respect of the Property and other properties assessed, charged or imposed on or payable by the owner or occupier of the Property and other properties;

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(c)

pay all charges for the supply to and consumption at the Property of water, gas and electricity and all charges for telecommunications (including equipment rents) and observe and perform all regulations of the supply authorities; and

(d)

where such charges as are referred to in clause 6.3(c) are made in relation to the Property and other properties or upon the owner or occupier of the Property and other properties, pay the suppliers and indemnify the Landlord against the proportion of those charges properly and reasonably attributable to the Property or its owner or occupier.

In this clause Outgoings means rates, taxes, duties, charges, assessments, impositions and outgoings whether parliamentary, parochial, local or of any other description and whether of the nature of capital or revenue and even though of a wholly novel character except for any payable by the Landlord in respect of its receipt of all rents receivable from the letting of the Building other than VAT or as a result of any dealing with its reversionary interest in the Building. The proportion referred to in clauses 6.3(b) and 6.3(d) will be determined by the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law.

6.4	Repair

The Tenant must:

(a)

put and keep the Property (including, for the avoidance of doubt, the plant referred to in paragraph (j) of Part 2 of Schedule 1 but excluding the windows and window frames) in good and substantial repair and condition, but, subject to clause 6.4(b), is not obliged to repair damage caused by an Insured Risk or an Uninsured Risk;

(b)

if directed to do so by the Landlord, repair damage caused by an Insured Risk where the insurance monies are irrecoverable because of the act, default or omission of the Tenant, any person deriving title under the Tenant or anyone at the Property with the express or implied authority of any of them;

(c)	replace all the Landlord’s fixtures and fittings in the Property which become beyond repair during the Term with others of no lesser quality;

(d)	keep all windows and other glass in the Property (both inside and outside) clean, cleaning them at least once a month and more frequently where necessary;

(e)

enter into and maintain throughout the Term fully comprehensive maintenance contracts in respect of all plant, equipment and machinery forming part of the Property with a reputable company or companies first approved by and in forms approved by the Landlord (such approval not to be unreasonably withheld or delayed) and produce the contracts to the Landlord on demand with evidence that any payments due under them are paid up to date;

(f)

produce to the Landlord on demand a certificate issued by an electrical contractor first approved by the Landlord (such approval not to be unreasonably withheld or delayed) that the electrical circuits within and forming part of the Property comply with the then current regulations of the Institute of Electrical Engineers or other amended standards or recommended current codes of practice, in each case as approved by the Landlord (such approval not to be unreasonably withheld or delayed); and

14

(g)	notify the Landlord of all defects in the Property which are relevant defects for the purpose of Section 4 of the Defective Premises Act 1972.

6.5	Redecoration

The Tenant must redecorate the interior of the Property in every fifth year and in the last year of the Term in colours and patterns which must be first approved by the Landlord in the last year of the Term (such approval not to be unreasonably withheld or delayed). The Tenant must also have all parts of the Property requiring treatment for their preservation and protection treated in accordance with a reasonably approved manner for preserving and protecting them (such approval not to be unreasonably withheld or delayed). All works under this clause must be carried out in a good and workmanlike manner and with suitable, good quality materials.

In this clause the last year of the Term means the period of 12 months ending at the End of the Term.

6.6	Party matters

The Tenant must pay a fair and reasonable proportion of all costs and expenses payable in respect of repairing, lighting, cleansing and maintaining anything used in common by the Property and any other property to the extent that those costs and expenses are not recoverable under clause 5. The proportion must be determined by the Landlord (acting reasonably and fairly) whose determination will be conclusive save as to questions of law.

6.7	Entry by the Landlord

The Tenant must:

(a)	permit the Landlord to enter the Property to examine its condition and take inventories;

(b)

permit the Landlord to enter the Property to exercise any of the rights reserved to the Landlord by this Lease and for any other reasonable purpose connected with the management of the Building subject to the Landlord making good to the Tenant all damage to the Property but not being obliged to compensate the Tenant for any loss suffered by the Tenant or for any nuisance, annoyance, inconvenience, noise or vibration;

(c)

permit the Landlord and any person acting as valuer under clause 4 to enter the Property and inspect and measure the Property for all purposes connected with insurance of the Building or any part of it, any action under the Landlord and Tenant Act 1954 Part II or the implementation of clause 4; and

(d)	furnish all information relevant for those purposes as the Landlord or anyone having a right of entry under this clause may reasonably request.

Except in case of emergency the Landlord must give the Tenant reasonable prior written notice of at least 48 hours before exercising the right of entry which must be exercised at reasonable times. After notice or in case of emergency the Landlord may break into the Property. The right of entry must be exercised in a reasonable manner and in such a way as not to prevent the Tenant’s beneficial user and enjoyment of the Property so far as reasonably practicable.

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6.8	Remedy breaches

The Tenant must remedy all breaches of covenant notified by the Landlord to the Tenant which the Tenant is liable to remedy under this Lease as soon as possible and in any event within two months after service of the notice. If the Tenant fails to do so, the Landlord may enter the Property and remedy the breach. All costs and expenses incurred by the Landlord must be paid by the Tenant on demand.

6.9	Alterations

The Tenant must:

(a)

not make any alteration or addition to the Property or to any other part of the Building (other than the erection, alteration or removal of internal, non-structural, demountable partitioning within the Property, none of which requires consent,) save as permitted by clause 6.9(b);

(b)

not make any non-structural alteration to the Property (other than, in relation to demountable partitioning, as mentioned in clause 6.9(a)) without the prior consent of the Landlord which may not be unreasonably withheld or delayed;

(c)

before the End of the Term, if required to do so by the Landlord at least six months before the End of the Term where the Term expires by effluxion of time but not otherwise, remove any alteration or addition (including any made before the beginning of the Term by the Tenant) and make good all physical damage caused by the removal to the reasonable satisfaction of the Landlord;

(d)

not enter into any agreement with any operator conferring on the operator any right to do on the Property anything referred to in paragraphs 2(1)(a), (b) or (c) of the telecommunications code or agree to be bound by any such right granted by another person;

(e)	procure that no occupier of the Property or any part of it enters into any such agreement; and

(f)

forthwith notify the Landlord in writing if any operator requests the Tenant or, to the knowledge of the Tenant, any other person to grant the operator any such right or if any operator does anything referred to in those paragraphs without having obtained the agreement of all persons having an interest in the Property.

In this clause a non-structural alteration is one which does not affect the roof, foundations or exterior of the Building or any load-bearing part of it and operator has the meaning given to that expression by paragraph 1 of the telecommunications code and telecommunications code means the code in schedule 2 of the Telecommunications Act 1984.

6.10	Signs

The Tenant must:

(a)

not display on the Property any signs visible from outside the Property except those which in the Landlord’s opinion (acting reasonably) are reasonably necessary in connection with the business carried on at the Property and which are in a form approved by the Landlord and are affixed in positions approved by the Landlord (such approval not to be unreasonably withheld or delayed);

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(b)	at the End of the Term remove all signs (including any erected before the beginning of the Term by the Tenant) and make good all damage caused by their removal; and

(c)

not affix any signs to any part of the Building other than the Property and not without the consent of the Landlord not to be unreasonably withheld or delayed to affix to the roof of the Building any external radio, television or other aerial or satellite dish or any pole, mast, flag or wire except as permitted under Schedule 2.

In this clause signs includes signs, hoardings, posters, placards, advertisements, bills, inscriptions and letters.

6.11	Use

The Property must not be used for any purpose other than the Permitted Use.

6.12	Use obligations

The Tenant must:

(a)	not leave the Property unoccupied for more than a month without notifying the Landlord and providing the security arrangements required by the Landlord and its insurers;

(b)	not do anything on the Property which maybe a nuisance, damage, danger, annoyance or inconvenience to the Landlord or any nearby owner or occupier;

(c)	not allow to pass into the Conduits serving the Property anything that may obstruct them or cause damage, danger or pollution or anything poisonous or radioactive;

(d)	not bring onto or keep in the Property anything dangerous, inflammable, explosive, noxious or offensive;

(e)	not use the Property for any illegal or immoral purpose or for any dangerous, noxious, noisy or offensive occupation or in any manner so as to be offensive to the occupiers of any nearby property;

(f)	not use the Property for the holding of public meetings or auction sales or as a residence or sleep at the Property or keep any animal on it;

(g)

not overload the Building or its Conduits or interfere with the ventilation, heating or air-conditioning systems in the Building and operate those systems in accordance with the Landlord’s instructions;

(h)	remove all refuse daily, keep the Property clean, tidy and in good order and not cause the Common Parts or any other area abutting the Property to be untidy;

(i)	not obstruct the Common Parts and not do anything as a result of which reasonable use of the Common Parts by others may be impeded;

(j)	ensure that at all times both the Landlord and (if reasonably required by the Landlord) the police know the names, home addresses and home telephone numbers of at least two keyholders of the Property.

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6.13	Statutory requirements

The Tenant must:

(a)

comply with every enactment and with the requirements and recommendations of every authority relating to or affecting the Property or its use or occupation or the employment of anyone at the Property or any equipment or chattels in the Property and whether applicable to the owner, landlord, tenant or occupier of the Property except where such compliance is within the ambit of the Landlord’s obligations in this lease;

(b)	in particular, comply with the CAW Regulations, insofar as they relate to the Property, unless the Landlord gives the Tenant notice that the Landlord elects to do so;

(c)	if the Landlord gives notice under clause 6.13(b), pay to the Landlord on demand:

(i)	the cost reasonably and properly incurred by the Landlord in complying with the CAW Regulations in relation to the Property; and

(ii)	a fair and reasonable proportion of the cost incurred by the Landlord in complying with the CAW Regulations in relation to the Building as a whole or in relation to the Retained Area; and

(d)

comply with all requirements and recommendations of the appropriate authority and the Landlord’s insurers and all reasonable requirements of the Landlord as to means of escape from the Property in case of fire or other emergency and as to the provision and maintenance of fire detection equipment, fire alarm equipment and fire fighting equipment.

In this clause authority includes every government department, local or other authority and court of competent jurisdiction and the proportion referred to in clause 6.13(c)(ii) will be determined by the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law.

6.14	Notices

The Tenant must:

(a)

give the Landlord a copy of every notice or order and of every proposal for a notice or order issued to the Tenant, its sub-tenants or any occupier of the Property or left at the Property within five Business Days of its service;

(b)	take all steps necessary to comply with every notice or order without delay; and

(c)

at the request and cost of the Landlord make or join with the Landlord in making such objections or representations in respect of the notice, order or proposal as the Landlord thinks fit except where the Tenant reasonably considers any such objections are against its best interests or those of any other lawful occupier of the Property.

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6.15	Planning Acts

The Tenant must:

(a)	comply with the Planning Acts in relation to the Property, any operations carried out at the Property and its use and not commit any breach of planning control;

(b)

obtain from the local planning authority planning permission for the carrying out of any operation on the Property or the institution or continuance of any use which may constitute development within the meaning of the Planning Acts;

(c)

not make any application for planning permission without the prior consent of the Landlord to the making of the application (such application not to be unreasonably withheld or delayed), indemnify the Landlord against all charges payable in respect of the application and repay to the Landlord all professional fees and expenses properly and reasonably incurred by the Landlord in connection with the application;

(d)	forthwith after the grant or refusal of any application, give the Landlord a copy of the permission or the refusal;

(e)

not make any alteration or addition to or change of use of the Property (being an alteration or addition or change of use which is prohibited by this Lease or for which the consent of the Landlord must be obtained under this Lease and for which a planning permission must be obtained) before planning permission for it has been produced to the Landlord and acknowledged by the Landlord as satisfactory to it (such acknowledgement not to be unreasonably withheld or delayed) but so that the Landlord may refuse to express satisfaction with the planning permission on the grounds that anything contained in it or omitted from it in the opinion of the Landlord would be or be likely to be prejudicial to the Landlord’s interest in the Property during the Term or after the End of the Term;

(f)	pay any charge imposed under the Planning Acts in respect of the carrying out of any operation or the institution or continuance of any use at the Property by the Tenant or any other lawful occupier;

(g)

unless the Landlord directs otherwise, carry out before the End of the Term all works required to be carried out as a condition of any planning permission which may have been implemented during the Term whether or not the date by which the planning permission requires those works to be carried out falls within the Term;

(h)

pay to the Landlord on demand a fair and reasonable proportion of any compensation received by the Tenant because of a restriction on the use of the Property under the Planning Acts, any dispute as to the proportion to be referred to arbitration;

(i)	produce to the Landlord all drawings, documents and other evidence required by the Landlord to satisfy itself that this clause has been complied with;

(j)	not implement any planning permission without providing security required by the Landlord for compliance with the conditions imposed by that permission;

(k)	not serve any purchase notice under the Planning Acts requiring any authority to purchase the Tenant’s interest in the Property without first offering to surrender this

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Lease at the price which might reasonably be expected to be obtained from the authority under the purchase notice, any dispute as to the amount of the price to be referred to arbitration;

(l)

not make any objection or adverse representation in respect of any planning application made by or with the consent of the Landlord unless the Tenant reasonably considers that such application is against its best interests or those of any other lawful occupier of the Property.

In this clause operation and development each includes works to any listed building which are prohibited by the Planning Acts unless authorised by them and planning permission includes listed building consent.

6.16	Obstruction

The Tenant must not:

(a)	stop up, darken or obstruct any window or any opening belonging to the Property or the remainder of the Building; or

(b)

give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any of the windows or openings in the Property or in the remainder of the Building by the consent of a third party; or

(c)

pay to any third party any sum of money or enter into any agreement with any third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any window or opening.

6.17	Obstruction proceedings

If any of the owners or occupiers of nearby land or buildings do or threaten to do anything which obstructs or may obstruct the access of light or air to any of the windows or openings in the Property, the Tenant must:

(a)	notify the same forthwith to the Landlord; and

(b)	permit the Landlord to bring proceedings in the name of the Tenant but at the cost of the Landlord against any of the owners or occupiers of the nearby land or buildings in respect of the obstruction.

6.18	Acquisition of rights

The Tenant must not allow any easement to be acquired over the Property or the remainder of the Building. If any easement is acquired or attempted to be acquired, the Tenant must give immediate notice of it to the Landlord and at the request of the Landlord and at the cost of the Tenant insofar as the easement is over the Property but at the cost of the Landlord insofar as the easement is over the remainder of the Building adopt the course required by the Landlord for preventing the acquisition of the easement.

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6.19	Costs

The Tenant must pay on an indemnity basis all costs and expenses reasonably and properly incurred by the Landlord:

(a)

in or in contemplation of any proceedings relating to the Property under the Law of Property Act 1925 sections 146 and 147, or the Leasehold Property (Repairs) Act 1938, the preparation and service of any notice under those sections or the taking of steps subsequent to such notice notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court;

(b)	in the preparation and service of any notice to repair or any schedule of dilapidations at any time during the Term or within three months after the End of the Term;

(c)	in connection with the recovery of arrears of Rent or other sums due to the Landlord under this Lease including the levy or attempted levy of any distress; and

(d)

in respect of any application for consent required by this Lease whether or not the consent is granted unless such consent is unlawfully withheld (including any inspection of works authorised by the consent and of any re-instatement of those works).

Where the Landlord could recover the cost of services or advice under the first part of this clause if they were undertaken by a third party but those services or that advice are provided by the Landlord or by a company which is a member of the same group as the Landlord (within the meaning of section 42 of the Landlord and Tenant Act 1954), the Tenant must pay to the Landlord or to that company a reasonable sum (plus VAT if payable) for such services or advice but not more than the amount payable by the Tenant if those services or that advice had been provided by a third party.

6.20	Indemnity

The Tenant must:

(a)

pay and make good to the Landlord every loss and damage incurred or sustained by the Landlord as a consequence of every breach or non-observance of the covenants by the Tenant in this Lease and indemnify the Landlord against all actions, claims, liabilities, costs and expenses arising by reason of the breach; and

(b)

indemnify and keep the Landlord indemnified from liability in respect of all loss, damage, actions, proceedings, claims, demands, costs, damages and expenses in respect of any injury to or the death of any person or damage to any property or in respect of the infringement, disturbance or destruction of any right by reason of or arising in any way directly or indirectly out of:

(i)	the act, omission or default of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them; and

(ii)	any breach by the Tenant or by any person deriving title under the Tenant of any covenant by the Tenant or any condition contained in this Lease.

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6.21	Notices for sale and re-letting

The Tenant must:

(a)	permit the Landlord during the six months before the End of the Term to affix to the Property a notice for re-letting it;

(b)

permit the Landlord at any time during the Term to affix to the Property a notice for dealing with the Landlord’s interest in the Property or the Building in such position as does not prevent access to or obscure the windows of the Property; and

(c)	permit all persons with written authority from the Landlord or the Landlord’s agent to view the Property at all reasonable times and upon at least 48 hours prior written notice.

6.22	Regulations

The Tenant must observe all reasonable regulations made by the Landlord for the proper management of the Building.

6.23	New Guarantor

If a Guarantor’s event of default occurs, the Tenant must notify the Landlord of the event within ten Business Days of its occurrence. If the Landlord serves notice on the Tenant under this clause within 30 Business Days of service of the Tenant’s notice, the Tenant must procure that guarantors acceptable to the Landlord covenant by deed with the Landlord in the form set out in Schedule 5.

In this clause a Guarantor’s event of default is any of the following:

(a)	in the case of a Guarantor who is an individual:

(i)	the death of the individual;

(ii)	the individual being regarded as a patient under the Mental Health Act 1983 section 94;

(iii)	an application being made for an interim order in respect of the individual or an interim order being made under the Insolvency Act 1986;

(iv)	the making by the individual of a proposal for a voluntary arrangement;

(v)	a petition being presented for a bankruptcy order to be made against the individual or a bankruptcy order being made;

(b)	in the case of a Guarantor which is a company:

(i)	a proposal being made to the company and to its creditors for a voluntary arrangement;

(ii)

a petition being presented for an administration order in respect of the company or an administration order being made or documents being filed with the court for the appointment of an administrator of the company or the

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directors of the company giving notice of their intention to appoint an administrator of the company;

(iii)	the company having an administrative or other receiver or a manager appointed of the whole or any part of its property;

(iv)

the company passing a resolution for winding up or a petition being presented for the winding up of the company or a winding up being made or the company being dissolved other than (in any such case) a voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction;

(c)	in the case of a Guarantor who is an individual or which is a company:

(i)

the individual or the company entering into any kind of composition, scheme of arrangement, compromise or arrangement for the benefit of creditors or any class of creditors or permitting or suffering any distress or execution to be levied on his goods at the Property;

(ii)

there occurring in relation to the individual or the company in any country or territory in which he carries on business or to the jurisdiction of whose courts he or any of his property is subject any event which corresponds in that country or territory with any of those mentioned in clauses 6.23(a)(ii) to 6.23(a)(v) or 6.23(b) above or the individual or the company otherwise becoming subject in any such country or territory to any law relating to insolvency, bankruptcy or winding up.

6.24	Freehold covenants

The Tenant must not do anything or omit to do anything which would lead to the Landlord being in breach of the covenants contained in or referred to in the documents specified in Schedule 4 so far as they relate to the Property and are still subsisting and capable of taking effect (and save for financial charges).

6.25	Yield up

The Tenant must:

(a)	yield up the Property (except tenant’s or trade fixtures) to the Landlord at the End of the Term with vacant possession in accordance with the Tenant’s covenants in this Lease;

(b)	make good to the reasonable satisfaction of the Landlord all damage occasioned by the removal of any tenant’s or trade fixtures; and

(c)	deliver to the Landlord all records made by the Tenant under the CAW Regulations either during the Term or during any earlier period of occupation arising out of an agreement to grant the Term.

6.26	Land Registry

The Tenant must:

(a)	if an application for registration of this Lease is made to HM Land Registry, provide to the Landlord official copies of the registers of title relating to this Lease and the

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Landlord’s title to the Property within one month after the registration has been completed; and

(b)	procure forthwith at the end of the Term, the cancellation of any registration at the Land Registry relating to this Lease or the matters contained in this Lease.

6.27	Refuse Storage

Not to store refuse emanating from the Property otherwise than in the refuse storage area provided by the Landlord and to strictly comply at all times with the Refuse Storage and Management Plan as defined in the Section 106 Agreement.

6.28	Section 106 Agreement

The Tenant must strictly comply with the Green Travel Plan and the Servicing Management Plan (each as defined in the Section 106 Agreement) insofar as they are related to the use and occupation of the Property.

7.	LANDLORD’S COVENANTS

7.1	Introduction

Subject to clause 13.10, the Landlord covenants with the Tenant to comply with its obligations set out in this clause and in clauses 5 and 9.

7.2	Quiet enjoyment

The Tenant may peaceably and quietly hold and enjoy the Property during the Term without any lawful interruption by the Landlord or any person claiming under or in trust for the Landlord.

7.3	Repair of structure

Subject to the payment by the Tenant of the sums due under clause 5, the Landlord must in accordance with the principles of good estate management put in and keep in good and substantial repair and condition and, when the Landlord considers necessary, decorate, maintain and clean:

(a)

the roofs and foundations of the Building, the floors and ceilings of the Building (but not suspended ceilings, lighting, floor screed and floor covering in the Lettable Areas), all load-bearing walls, columns and other load-bearing parts of the Building (other than the plaster and surface finish of those within the Lettable Areas) and all external walls including doors, doorframes, windows (but not cleaning of windows) and window frames (but not the plaster and surface finish of the internal faces of those walls within the Lettable Areas);

(b)	the Common Parts including any walls separating them from the Lettable Areas other than the plaster and surface finish of those walls on the side next to the Lettable Areas; and

(c)	the boundary walls and fences of the Building.

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7.4	Repair of conduits

Subject to the payment by the Tenant of the sums due under clause 5, the Landlord must maintain in good working order and repair all Conduits in the Building excluding those the maintenance of which is the exclusive responsibility of the Tenant or of some other tenant in the Building or would be the exclusive responsibility of a tenant if the whole of the Lettable Areas were let on similar terms to those in this Lease.

7.5	Section 106 Agreement

By way of indemnity only the Landlord covenants to comply with the obligations contained in the Section 106 Agreement insofar as compliance is not the responsibility of the Tenant under this Lease and shall indemnify and keep the Tenant indemnified against any liability arising from any breach, non-compliance or non-observance of any of the obligations contained in the Section 106 Agreement other than those obligations which are the responsibility of the Tenant under this Lease.

7.6	Tenant’s Plant

The Landlord covenants that it will not install or permit the installation of plant on the roof of the Building which will prevent the access and maintenance of the Tenant’s plant on the roof of the Building.

8.	ALIENATION

8.1	Restrictions on alienation

Save to the extent permitted by the following clauses of this clause, the Tenant must not part with possession of the whole or any part of the Property or part with or share occupation of the whole or any part of the Property or permit occupation by a licensee of the whole or any part of the Property or hold on any trust the whole or any part of the Property.

8.2	Assignment

The Tenant must not:

(a)	assign part of the Property; nor

(b)	assign the whole of the Property without the prior consent of the Landlord which, subject to clauses 8.3 and 8.4, may not be unreasonably withheld or delayed.

8.3	Agreement as to circumstances

The Landlord and the Tenant agree that the Landlord may withhold its consent to an assignment if any one or more of the following circumstances (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) exist:

(a)

the Landlord determines, acting reasonably, that the proposed assignee is not a person who is likely to be able both to comply with the tenant’s covenants in this Lease and to continue to be such a person following the assignment;

(b)	the Landlord determines, acting reasonably, that the proposed assignment may have a materially adverse effect on the value of the Landlord’s reversionary interest in the Property;

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(c)

the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement) has the benefit of state or diplomatic immunity or the Landlord determines, acting reasonably, that it is likely to acquire that immunity;

(d)

the proposed assignee is a company which is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant except for a company registered in England and Wales whose pre-tax profits for its last financial year prior to the proposed assignment are no less than the pre-tax profits of the assignor Tenant for the same period and are in any event no less than £2,250,000;

(e)

the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement) is a corporation registered in or an individual resident in a jurisdiction in which a judgment obtained in the courts of England and Wales will not necessarily be enforced without any re-examination of the merits of the case.

8.4	Agreement as to conditions

The Landlord and the Tenant agree that the Landlord may grant consent to an assignment subject to any one or more of the following conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927):

(a)

that before the assignment the Tenant enters into and unconditionally delivers to the Landlord an authorised guarantee agreement, such agreement to be a deed and to contain the provisions in Schedule 5 (with the necessary changes) or (at the Landlord’s absolute discretion) such other provisions as the Landlord reasonably prescribes and (in either case) such ancillary provisions as the Landlord reasonably prescribes;

(b)

that before the assignment any person (other than a former Tenant) who at the time of the application for the consent is guaranteeing the obligations and liabilities of the Tenant under this Lease or a body of equal or greater covenant strength covenants by deed with the Landlord that the Tenant will perform its obligations under the authorised guarantee agreement required under clause 8.4(a), the deed to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and an obligation on the part of the covenantor (in the event of default on the part of the Tenant) to perform any obligation entered into by the Tenant in the authorised guarantee agreement to take up a new lease, and otherwise to be in such form as the Landlord reasonably requires;

(c)

that before the assignment, if the Landlord, acting reasonably, determines it to be necessary, one or more guarantors acceptable to the Landlord, acting reasonably, covenant by deed with the Landlord in the form set out in Schedule 5 (with the necessary changes and with such other provisions as the Landlord reasonably requires) in respect of the period ending on the date on which the assignee assigns this Lease in accordance with its terms;

(d)	that all Rent due from the Tenant under this Lease as at the date of the assignment has been paid;

(e)	that if the consent of any Head Landlord is required to the assignment, that consent has been obtained before the assignment; and

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(f)

that the assignment is completed and registered with the Landlord in accordance with clause 8.14 within three months after the date of the consent and that if it is not, then, at the Landlord’s discretion, the consent will be voidable.

8.5	Further agreement

The Landlord and the Tenant agree that the Landlord may withhold consent to an assignment in circumstances which are not referred to in clause 8.3 if it is reasonable to do so and may grant consent subject to conditions which are not specified in clause 8.4 if the conditions are reasonable.

8.6	Underletting

The Tenant must not:

(a)	underlet part only of the Property unless it is a Permitted Part;

(b)	underlet the whole of the Property or a Permitted Part:

(i)	without complying with the provisions of clauses 8.7 to 8.11; and

(ii)	without the prior consent of the Landlord, which may not be unreasonably withheld or delayed; or

(c)

underlet the whole of the Property or a Permitted Part so that any floor of the Property is occupied by more than two occupiers (companies within the same group of companies (as defined in clause 8.12) being treated as single occupier).

In this Lease a Permitted Part means either a whole floor of the Property (excluding areas to be used in common with other occupiers) or a part of a floor of the Property reasonably capable of separate occupation and use.

8.7	Exclusion agreement

The Tenant must not underlet the whole of the Property or a Permitted Part without a valid agreement between the Tenant and the intended undertenant under section 38A of the Landlord and Tenant Act 1954 excluding the provisions of sections 24 to 28 of that Act in relation to the intended underlease.;

8.8	Covenants on underletting

The Tenant must procure that any intended undertenant covenants by deed with the Landlord:

(a)

to pay the rent to be reserved by and the other sums to be payable under the underlease and to perform and observe, first, the tenant’s covenants and the conditions to be contained in the underlease and, secondly, the tenant’s covenants and the conditions in this Lease (except the covenant to pay rent and any covenant in this Lease which is inconsistent with the covenants in the underlease as authorised under clause 8.10) in respect of the period ending on the date on which the undertenant is released by virtue of the LTC Act 1995;

27

(b)	without prejudice to clause 8.8(a), not to assign the underlet property without:

(i)

first obtaining a deed of covenant from the intended assignee in favour of the Landlord in the same form (with the necessary changes) as the deed referred to in this clause, including (without limitation) the covenants in this clause 8.8(b); and

(ii)

if the Landlord reasonably requires, first obtaining a deed from one or more guarantors acceptable to the Landlord, acting reasonably, in favour of the Landlord guaranteeing the due and punctual payment and performance of all the obligations and liabilities of the intended assignee under the deed referred to in clause 8.8(b)(i), the deed to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and otherwise to be in such form as the Landlord reasonably requires.

8.9	Guarantee on underletting

If the Landlord reasonably requires, the Tenant must procure that, before the underlease is granted, one or more guarantors acceptable to the Landlord, acting reasonably, guarantee (by way of deed) to the Landlord, in respect of the period ending on the date on which the undertenant assigns the underlease in accordance with its terms and is released by virtue of the LTC Act 1995, the due and punctual payment and performance of all the obligations and liabilities of the intended undertenant, the guarantee to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and otherwise to be in such form as the Landlord reasonably requires.

8.10	Form of underlease

The Tenant must procure that every underlease:

(a)	contains the same tenant’s covenants and other terms and conditions as are contained in this Lease subject only to:

(i)	such amendments as may be provided for in clauses 8.10(b) and 8.10(d); and

(ii)

such amendments as may reasonably be required by the Tenant, having regard only to the duration of the proposed underlease, and as may be approved by the Landlord, such approval not to be unreasonably withheld;

(b)

does not permit any assignment, underlease or other dealing or disposal of the Property save in accordance with the terms of this Lease and in the case of an underletting of a Permitted Part prohibits any further underletting of the whole or any part of the Property;

(c)	provides that where the underlease requires the undertenant to obtain the landlord’s consent, the undertenant must obtain also the consent of the Landlord;

(d)

contains provisions that require a review of the rent payable under the underlease to open market rent in accordance with the provisions of this Lease and at periods of no longer than 5 years but unless such review would otherwise be within 6 months of a Review Date not necessarily at the dates for review of the rent payable under this Lease, but this paragraph does not prohibit an underlease of the Property upon terms that require review of the rent payable under the underlease at dates additional to the dates for review of the rent payable under this Lease.

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8.11	Underlease requirements

The Tenant must:

(a)	not grant any underlease at a fine or premium;

(b)	not grant any underlease at a rent which at the time of the grant of the underlease is less than the open market rent of the Property or the Permitted Part;

(c)

not accept the surrender of or vary the terms of any underlease or release the undertenant from any covenant or condition in the underlease without the prior consent of the Landlord, which, in the case only of a surrender, may not be unreasonably withheld or delayed;

(d)

not waive any breach of any of the covenants on the part of the undertenant and the conditions contained in any underlease but take all such steps as are lawfully available to the Tenant (including re-entry) to enforce those covenants and conditions;

(e)

procure that the rent reserved by any underlease is reviewed in accordance with the provisions of the underlease but not agree any revised rent with the undertenant without the prior consent of the Landlord (such consent not to be unreasonably withheld);

(f)

if on any rent review under any underlease the revised rent is to be determined by an independent third party, procure that, subject in the case of an expert witness to his primary duty to that third party, any representations which the Landlord wishes to make concerning the revised rent are put forward to the third party at the same time as the representations of the Tenant and as though they were representations made by the Tenant, subject to their being representations with which the Tenant or its expert witness agree;

(g)

procure that on any assignment of any underlease the outgoing undertenant enters into an authorised guarantee agreement and, where appropriate, guarantors enter into a contractual guarantee in each case with the landlord under the underlease in accordance with the provisions of the underlease.

In clauses 8.11(c) to 8.11(g) an underlease includes any lease where, by virtue of the grant of this Lease, the Tenant under this Lease becomes the holder of the immediate reversion to that lease.

8.12	Associated companies

The Tenant may share the occupation of the whole or any part of the Property with a company which is a member of the same group as the Tenant (within the meaning of section 42 of the Landlord and Tenant Act 1954) for so long as both companies remain members of that group and provided that:

(a)	no relationship of landlord and tenant is created between the two companies and no security of tenure is conferred upon the occupier; and

(b)	within 15 Business Days of the commencement of the sharing the Tenant gives to the Landlord notice of the company sharing occupation and the address of its registered office.

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8.13	Charging

The Tenant must not:

(a)	charge part of the Property; or

(b)	charge the whole of the Property without the prior consent of the Landlord, which may not be unreasonably withheld or delayed.

8.14	Registration of dealings

Within 10 Business Days of every assignment, transfer, underlease or charge of the Property or the creation or transfer of any interest derived out of the Term or any devolution of the interest of the Tenant or any person deriving title under the Tenant, the Tenant must:

(a)

produce a certified copy of the assignment, transfer, underlease or charge or (in the case of a devolution) the document evidencing the devolution or under which it arises and, in the case of an underlease in respect of which the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 have been excluded, a certified copy of the notice served by the landlord and the tenant’s declaration or statutory declaration in response pursuant to Section 38A of that Act; and

(b)	pay the Landlord a registration fee of a reasonable amount, being not less than £25, in respect of each assignment, transfer, underlease, charge or devolution.

9.	INSURANCE

9.1	Landlord’s insurance obligations

Unless the insurance is vitiated by any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them the Landlord must keep the Building (other than plate glass and tenant’s or trade fixtures which the Tenant or the tenants of other parts of the Lettable Areas are entitled to remove) insured with substantial and reputable insurers or underwriters selected by the Landlord (acting reasonably) in accordance with the provisions of this clause to the extent to which the Building is insurable and subject to all usual and commercial exclusions, limitations and excesses imposed by the insurers.

9.2	Sum and risks insured

The Building must be insured in a sum not less than its full reinstatement cost (as determined from time to time by the Landlord acting reasonably) against loss or damage by the Insured Risks.

9.3	Fees and loss of Rent

The insurance must extend to:

(a)	architects’ and other professional fees in relation to the reinstatement of the Building for a minimum sum of 15 per cent. of the amount insured in respect of the Building;

(b)	VAT, the costs of demolition, temporary support and protection and removal of debris; and

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(c)

loss of rent for such period as the Landlord may decide (but for a period of at least three years) in an amount which takes into account the Landlord’s reasonable estimate of potential increases in rent.

9.4	Production of policy

Whenever reasonably required to do so by the Tenant, but not more often than once a year, the Landlord must produce to the Tenant at the Landlord’s office a copy of the insurance policy or other evidence of it and evidence of payment of the last premium.

9.5	Reinstatement

Subject to clause 9.14, if the Property or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks, the Landlord must use all reasonable endeavours to:

(a)	obtain all consents and permissions necessary for reinstatement as soon as reasonably possible;

(b)

subject to obtaining those consents and permissions lay out as soon as practicable all insurance monies received by the Landlord (other than for fees and loss of rent) in reinstating the Property (other than plate glass and tenant’s or trade fixtures which the Tenant is entitled to remove) or the means of access to it within the Building; and

(c)

subject to the Tenant complying with its obligations in clauses 9.6 to 9.10 inclusive, make good out of the Landlord’s own monies any deficiency (other than one arising from an exclusion, limitation or excess imposed by the insurers).

In reinstating the Property, the Landlord may make such variations to its design as the Landlord decides (acting reasonably), so long as the Tenant is provided with accommodation reasonably equivalent to that previously comprised in the Property.

9.6	Tenant’s insurance obligations

The Tenant must:

(a)	pay to the Landlord within 14 days of written demand a fair and reasonable proportion of:

(i)

every premium payable by the Landlord (including any part of it which the Landlord is entitled to retain by way of commission) for insuring the Building in accordance with its obligations in clause 9.1 and for effecting insurance in respect of liability to third parties including members of the public and such other insurances as the Landlord considers desirable (acting reasonably);

(ii)

where the policy includes the Building and other properties, the proportion properly and reasonably attributable to the Building of every premium payable by the Landlord (including any part of it which the Landlord is entitled to retain by way of commission) for insuring the Building and the other properties in accordance with its obligations in clause 9.1 and for effecting (in relation to the Building and the other properties) the other insurances referred to in clause 9.6(a)(i), the proportion to be determined by

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the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law;

(iii)	in the case of any Insured Risk any sum arising from an exclusion, limitation or excess and deducted or deductible by the insurers on any claim made by the Landlord;

(iv)	all costs and expenses reasonably and properly incurred by the Landlord in obtaining a valuation of the Building for insurance purposes not more than once in every year.

(b)

insure all plate glass in the Property against all risks with an insurance company approved by the Landlord in the joint names of the Landlord and the Tenant and, on demand, produce a copy of the insurance policy and evidence of payment of the last premium to the Landlord.

All sums payable by the Tenant under clause 9.6(a)(i) are reserved as rent.

9.7	Vitiation

The Tenant must not use the Property or carry on any business at the Property or do or omit to do at the Property anything which may make void or voidable any policy for the insurance of the Building or any nearby property of the Landlord.

9.8	Increased premium

The Tenant must:

(a)

without the prior consent of the Landlord not use the Property or carry on any business at the Property or do or omit to do at the Property anything which may increase the premium payable for the insurance of the Building; and

(b)	if consent is given, repay within 14 days of written demand to the Landlord any increased insurance premium payable by the Landlord.

9.9	Irrecoverable reinstatement cost

If the Building is destroyed or damaged by any of the Insured Risks and the insurance money under any insurance effected by the Landlord is wholly or partly irrecoverable because of any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them, the Tenant must:

(a)	pay to the Landlord on demand the whole or the appropriate proportion of the cost of reinstating the Building rendered so irrecoverable; and

(b)	if required by the Landlord, provide security acceptable to the Landlord, acting reasonably, for the amount referred to in clause 9.9(a) before the Landlord starts reinstatement.

Any dispute as to the amount of such proportion must be referred to arbitration.

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9.10	Notice of damage

If the Property or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks, the Tenant must give notice to the Landlord as soon as the destruction or damage comes to the notice of the Tenant.

9.11	Double insurance

The Tenant must not effect any insurance relating to the Property against any of the Insured Risks. If the Tenant is entitled to the benefit of any insurance in respect of the Property, the Tenant must pay to the Landlord all monies received by virtue of the insurance to enable the Landlord to apply them in making good the loss or damage in respect of which they have been received.

9.12	Relevant matters

The Tenant:

(a)	must forthwith notify the Landlord in writing of any relevant matter; and

(b)

warrants that all relevant matters existing or arising as regards Expedia.com Limited on or before today’s date or existing or arising as regards any subsequent person becoming the Tenant on or before the date of assignment or other devolution of title have been notified to the Landlord in writing prior to today’s date or prior to execution of the assignment or the date of the devolution, as the case may be.

In this clause relevant matter means any matter that a prudent insurer or underwriter might treat as material in deciding whether or on what terms to insure or to continue to insure the Building including (without limitation) the conviction, judgment or finding of any court or tribunal relating to the Tenant or any director, other officer or major shareholder of the Tenant of such a nature that a prudent insurer or underwriter might treat as so material.

9.13	Cesser of rent

If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks or there is Major Damage caused by an Uninsured Risk so as to render the Property unfit for occupation or use or inaccessible the rent referred to in clause 4.1 and the sums payable under clause 5 or a fair proportion of them according to the nature and extent of the damage sustained will be suspended until the Property has been reinstated and made fit for occupation and use and accessible or (in the case of damage by an Insured Risk) until the end of the period for which the Landlord has insured against loss of rent, whichever first occurs. Any dispute as to the amount of the proportion must be referred to arbitration. This clause does not apply if and to the extent that the insurance monies in respect of loss of rent are wholly or partially irrecoverable solely or partly because of the act, default or omission of the Tenant or any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them.

9.14	Suspension of reinstatement obligation

The Landlord is not obliged to reinstate the Building in accordance with clause 9.5:

(a)

if the insurance is vitiated by any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them; or

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(b)	while prevented by a supervening event.

9.15	Supervening event

In clause 9.14 a supervening event means any of the following:

(a)	inability of the Landlord to obtain the consents and permissions referred to in clause 9.5 despite using all reasonable endeavours to do so;

(b)

grant of any of the consents or permissions subject to a lawful condition with which it would be unreasonable to expect the Landlord to comply or the Landlord being requested as a precondition to obtaining any of the consents or permissions to enter into an agreement with the planning authority or any other authority containing conditions with which it would be unreasonable to expect the Landlord to comply;

(c)	inability of the Landlord to obtain access to the site to reinstate;

(d)	prevention of reinstatement by any cause beyond the reasonable control of the Landlord.

9.16	Termination

(a)	If:

(i)

the insurance is vitiated by any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them; or

(ii)	the Landlord cannot commence reinstatement within twelve months from the date of destruction or damage because of a supervening event and in either case the Property or a substantial part of it is unfit for occupation or use or inaccessible the Landlord may determine the Term by serving notice on the Tenant at any time within six months of the end of the twelve month period. On service of the notice the Term will cease but without prejudice to any rights that the Landlord may have against the Tenant or vice versa or any Guarantor for breach of any of the covenants by the Tenant or the Landlord or any Guarantor or the conditions in this Lease and all insurance monies will belong to the Landlord.

(b)

If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks or any Uninsured Risks and the destruction or damage is not made good to make the Property fit for occupation and use and accessible within three years of such destruction (or such longer period covered by the Landlord’s loss of rent insurance policy) either party may determine the Term by serving notice on the other at any time after the end of the three years or such longer period as aforesaid. On service of the notice the Term will cease but without prejudice to any rights any party may have against the other and all insurance monies will belong to the Landlord.

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9.17	Uninsured Risk

If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by an Uninsured Risk then if:

(a)

the damage does not constitute Major Damage the Landlord will be obliged to make good the damage to the Property and the access thereto at its own cost and as expeditiously as possible and there will be no cesser of rent pursuant to clause 9.13 but

(b)	if the damage constitutes Major Damage then:

(i)	the Landlord may elect to (but is not obliged to) re-instate the damage to the Property and the access thereto;

(ii)

if it does not so elect within 12 months of the date of damage then either the Landlord or the Tenant may determine the Term by serving written notice on the other at any time after the end of the 12 month period;

(iii)	if the Landlord does elect to re-instate then the Landlord shall be obliged to reinstate the Property and the access thereto at its own cost as if the damage were caused by an Insured Risk; and

(iv)	Clause 9.13 will apply from the date of damage as if the destruction or damage was caused by an Insured Risk.

9.18	Landlord’s Obligations

The Landlord will use all reasonable endeavours in relation to the insurance of the Building to:

(a)	procure that the Tenant’s interest is noted or endorsed on the policy; and

(b)	provide to the Tenant on demand written confirmation from its insurers that they have agreed to waive all rights of subrogation against the Tenant.

10.	RE-ENTRY

10.1	Re-entry

If an Event of Default occurs then notwithstanding the waiver of any previous right of re-entry the Landlord may re-enter the Property or any part of it when the Term will cease but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant or vice versa or any Guarantor in respect of any antecedent breach of any of the covenants or obligations of the Tenant or the Landlord or any Guarantor contained in this Lease (including the breach in respect of which re-entry is made).

10.2	Event of Default

In this clause an Event of Default is any one of the following:

(a)	the Rent or any part of it being in arrear and unpaid for 21 Business Days after becoming payable (whether formally demanded or not); or

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(b)	a breach by the Tenant of any of the covenants by the Tenant in this Lease; or

(c)

the Tenant or any Guarantor (being a company) being deemed unable to pay its debts under section 123 of the Insolvency Act 1986 or the Tenant or any Guarantor (being a company) passing a resolution for winding-up or the directors of any of them presenting a petition for winding-up or an order for the winding-up of the Tenant or any Guarantor being made (other than (in any such case) a voluntary winding-up of a solvent company for the purposes of amalgamation or reconstruction) or the Tenant or any Guarantor being dissolved; or

(d)

the Tenant or any Guarantor (being a company) having an administrative or other receiver or a manager appointed of the whole or any part of its property or a petition being presented for an administration order or an administration order being made in respect of the Tenant or any Guarantor or documents being filed with the court for the appointment of an administrator of the Tenant or any Guarantor or the directors of the Tenant or any Guarantor giving notice of their intention to appoint an administrator of the Tenant or any Guarantor; or

(e)	the Tenant or any Guarantor (being an individual) presenting a petition for a bankruptcy order to be made against him or a bankruptcy order being made against the Tenant or any Guarantor; or

(f)

in relation to the Tenant or any Guarantor (whether an individual or a company) a proposal being made or the Tenant or any Guarantor (whether a company or an individual) entering into any kind of composition, scheme of arrangement, compromise or arrangement for the benefit of creditors or any class of creditors or permitting or suffering any distress or execution to be levied on his goods; or

(g)

there occurring in relation to the Tenant or any Guarantor in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any of them or any of the property of any of them is subject any event which corresponds in that country or territory with any of those mentioned in clauses 10.2(c) to 10.2(f) above or the Tenant or any Guarantor otherwise becoming subject in any such country or territory to any law relating to insolvency, bankruptcy or winding up.

11.	VALUE ADDED TAX

11.1	Payment

If any VAT is chargeable on any supply under or pursuant to this Lease, the Tenant must pay the amount of that VAT in addition to the consideration for the supply.

11.2	VAT exclusive

Without limiting clause 11.1, each sum reserved or payable by the Tenant under this Lease is exclusive of VAT (if any) and is accordingly to be construed as a reference to that sum plus any VAT in respect of it, and where any sum is reserved as rent, the VAT is also reserved as rent.

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11.3	Other supplies

If VAT is chargeable on any supply made by the Landlord to the Tenant for which a sum is not reserved or payable under this Lease, the Tenant must pay that VAT to the Landlord against issue of a VAT invoice.

11.4	Third party payments

Where under this Lease the Tenant must:

(a)

make any payment to the Landlord or any other person (including, without limitation, by way of service charge, indemnity or reimbursement) by reference to any amount incurred or which will or may be incurred by the Landlord or any other person; or

(b)	otherwise pay all or part of the consideration for any supply made to the Landlord or any other person,

then without prejudice to clauses 11.1 to 11.3, the Tenant must pay an amount equivalent to any VAT in respect of the amount or consideration except to the extent that the VAT is recoverable by the Landlord or any other person as appropriate.

11.5	Recoverability

For the purposes of clause 11.4, VAT is recoverable by a person, if that person (or any company treated as a member of the same VAT group as that person) is entitled to credit for it as input tax under sections 25 and 26 VAT Act 1994. For the avoidance of doubt, VAT is not recoverable by a person only because he could elect to waive exemption, but has not done so.

11.6	Estimates

Where for the purposes of this Lease it is necessary to calculate or estimate the cost or value of anything, including any building, structure, work, item, act or service, the cost or value must be calculated or estimated so as to include any VAT which will or may be incurred.

11.7	Outgoings

This clause does not affect the generality of clause 6.3 (Outgoings) of this Lease.

11.8	VAT invoice

The Landlord must issue the Tenant with a proper VAT invoice in respect of any supply by the Landlord to the Tenant and the Tenant must issue the Landlord with a proper VAT invoice in respect of any taxable supply by the Tenant to the Landlord.

12.	TRUSTEE LIABILITY PROVISION

12.1	Limitation

The Royal Bank of Scotland plc has entered into this Lease solely in its capacity as trustee and not otherwise of Schroder Exempt Property Unit Trust (SEPUT) and therefore notwithstanding any other provision contained in this Lease neither The Royal Bank of Scotland plc nor any successor trustee of SEPUT is obliged to meet any liability or claim under this Lease save to the extent that the same can be met by it out of the Trust Assets.

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12.2	Trust assets

For the purposes of this clause Trust Assets means the assets for the time being held upon the trusts of SEPUT.

13.	GENERAL

13.1	Interest and powers of recovery

If any Rent or other sum payable under this Lease is not paid on the day on which it is due it will bear interest from that day until the date of payment at the Default Interest Rate compounded quarterly. Every amount payable under this Lease is reserved as rent and is recoverable as rent in arrear.

13.2	Interest on breach

Without prejudice to clause 13.1 if:

(a)	there is any breach by the Tenant of its obligations under this Lease; and

(b)	the Landlord serves notice on the Tenant that by reason of that breach the Landlord will not for the time being accept any sums (including the Rent) payable by the Tenant under this Lease the Tenant must pay to the Landlord on demand interest at the Default Interest Rate on the sums due to the Landlord under this Lease, in respect of the period from the date of service of the notice, or from the date when the particular sum fell due (whichever is the later), until whichever is the earlier of the date of the acceptance by the Landlord of the sum due, and the date on which the breach is remedied.

13.3	Disputes

In relation to disputes:

(a)

any statement in this Lease that a dispute must be referred to arbitration means that the dispute must be determined by a single arbitrator agreed by the Landlord and the Tenant or, failing agreement, by a single arbitrator appointed by the president or his deputy for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996; and

(b)

any dispute between the Tenant and any tenant or occupier of any other property owned or leased by the Landlord about any right in connection with the use of the Property and the other property or about any boundary structure separating the Property from the other property may be determined by the Landlord, whose determination will be conclusive save as to questions of law.

13.4	Compensation

Subject to the provisions of section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any person deriving title under the Tenant will be entitled on quitting the Property to any compensation under section 37 of that Act.

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13.5	Joint and several liability

Where the Tenant or any Guarantor is more than one person:

(a)	those persons are jointly and severally responsible in respect of every obligation undertaken by them under this Lease; and

(b)	the Landlord may release or compromise the liability of any of those persons under this Lease or grant any time or other indulgence without affecting the liability of any other of them.

13.6	Whole agreement

This Lease contains the whole agreement between the parties relating to the transaction contemplated by this Lease and supersedes all previous agreements between the parties relating to the transaction.

13.7	Representations

The Tenant acknowledges that in agreeing to enter into this Lease the Tenant has not relied on any representation, warranty, collateral contract or other assurance save for written replies to written enquiries raised by the Tenant’s solicitors.

13.8	Rights of entry

All rights of entry exercisable by the Landlord extend to include (without limitation) its employees, agents, surveyors, contractors and licensees with or without plant, equipment, appliances and materials.

13.9	Interpretation of covenants

Any covenant by the Tenant not to do or omit anything must be construed as though the covenant were in addition a covenant not to permit or suffer that thing to be done or omitted to be done.

13.10	Landlord’s covenants

The Landlord will not be liable to the Tenant for any breach of its obligations in Clauses 7.3 and 7.4:

(a)	unless the Tenant has given the Landlord notice of the breach or the Landlord is aware or should reasonably be aware of the breach and has failed to remedy the breach within a reasonable time; or

(b)	where the breach was caused by something beyond the control of the Landlord, provided that the Landlord uses all reasonable endeavours to remedy the breach, except to the extent that:

(i)	the breach could have been prevented; or

(ii)	the consequences of the breach could have been lessened; or

(iii)	the time during which the consequences of the breach were experienced could have been shortened,

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by the exercise of reasonable skill by the Landlord or those undertaking the obligation on its behalf.

13.11	Head Lease and Charge

Where there is a Head Lease or where the interest of the Landlord or any Head Landlord is charged:

(a)	any right exercisable by the Landlord is exercisable by every Head Landlord and every Chargee;

(b)

where the Tenant must obtain consent from the Landlord, the Tenant must obtain consent from every Head Landlord and every Chargee where the Head Lease or the Charge so provide and nothing contained in this Lease will be construed as imposing on any Head Landlord or any Chargee an obligation not to refuse consent unreasonably or indicating that such an obligation is imposed on any Head Landlord or any Chargee by virtue of the terms of the Head Lease or the Charge;

(c)	where the Tenant must repay to the Landlord any expenses incurred by the Landlord then if any expenses are incurred by any Head Landlord or any Chargee the Tenant must repay those expenses also;

(d)	any indemnities in favour of the Landlord are deemed to incorporate indemnities in favour of every Head Landlord and every Chargee.

In this clause Charge means any mortgage or charge (fixed or floating, legal or equitable) affecting the interest of the Landlord or any Head Landlord in the Property and Chargee must be construed accordingly.

13.12	Tenant’s possessions

If after the Tenant has vacated the Property at the End of the Term any of the Tenant’s possessions remain on the Property and the Tenant fails to remove them within ten Business Days after being requested to do so by the Landlord then:

(a)	the Landlord may dispose of the possessions as agent for the Tenant;

(b)

(if disposal is by sale) then, subject to clause 13.12(c), the Landlord must hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale incurred by it to the order of the Tenant;

(c)	if the Tenant fails to claim the proceeds of sale within 60 Business Days of the date of the sale, the Landlord may keep them;

(d)	the Tenant indemnifies the Landlord against:

(i)	any liability incurred by the Landlord to any third party whose possessions have been sold by the Landlord in the mistaken belief (which must be presumed) that the possessions belonged to the Tenant;

(ii)	any damage caused to the Property by the possessions; and

(iii)	all loss, damage, actions, proceedings, claims, demands, costs, damages and expenses incurred or suffered by or brought or awarded against the Landlord

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as a result of the presence of the possessions on the Property after the Tenant has left it at the End of Term.

13.13	Other land

Nothing contained in or implied by this Lease:

(a)	imposes or is deemed to impose any restriction on the use of any property not comprised in this Lease; or

(b)	gives the Tenant:

(i)

the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, lease, condition or stipulation entered into by any purchaser or tenant from the Landlord or any Head Landlord in respect of any property not comprised in this Lease; or

(ii)	the right to prevent or restrict in any way the development of any land not comprised in this Lease; or

release the Tenant from the covenants by the Tenant in this Lease notwithstanding that the Landlord has waived or released temporarily or permanently, revocably or irrevocably or in any other way a similar covenant or similar covenants affecting any property not comprised in this Lease.

13.14	Perpetuity period

The perpetuity period applicable to this Lease is 80 years beginning on the date of this Lease and whenever in this Lease either the Landlord or the Tenant is granted a future interest it must vest within that period and, if it has not, it will be void for remoteness.

13.15	Severance

To the extent that any provision of this Lease is rendered void by section 25 of the LTC Act 1995, that provision must be severed from the remainder of this Lease which remains in full force and effect. In this clause provision includes a clause or a schedule or any part of any of them.

13.16	Notices in writing

Every notice, consent, approval or direction given under this Lease must be in writing.

13.17	Counterparts

This Lease may be executed in any number of counterparts, all of which, taken together, constitute one and the same lease and any party may enter into this Lease by executing a counterpart.

13.18	Exclusion of third party rights

A person who is not a party to this lease may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

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14.	NOTICES

14.1	Notices

Any notice or other document served under this Lease may be served in any way in which a notice required or authorised to be served under section 196 of the Law of Property Act 1925 may be served.

14.2	SEPUT trustee

During such period as the reversion to this Lease is vested in the trustee of Schroder Exempt Property Unit Trust no notice will be deemed to be validly served on the Landlord unless a copy of the notice is also served on Schroder Property Investment Management Limited, 31 Gresham Street, London EC2V 7QA or such other address as the Landlord notifies to the Tenant.

15.	GUARANTOR

The Guarantor covenants with the Landlord in the terms set out in Schedule 5 in respect of the period from the Term Commencement Date until the date on which Expedia.com Limited is released by virtue of the LTC Act 1995.

16.	GOVERNING LAW

16.1	This Lease is governed by and must be construed in accordance with English law.

16.2	Jurisdiction

The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Lease and the parties submit to the exclusive jurisdiction of the English courts.

16.3	Process Agent

The Guarantor irrevocably appoints Expedia.com Limited as its agent in England for service of process.

16.4	Waiver

The parties waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

IN WITNESS of which this Lease has been executed as a deed and has been delivered on the date which first appears on page 1.

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SCHEDULE 1

THE BUILDING AND THE PROPERTY

PART 1

THE BUILDING

The building known as Seven Dials Warehouse, 42/50 Earlham Street, London EC2H 9LA as the same is registered at HM Land Registry under title number NGL422086.

PART 2

THE PROPERTY

The property shown edged red on the Plans being on the ground, first, second, third, fourth and fifth floors of the Building including:

(a)	all walls (other than load-bearing walls) within the property;

(b)	one half (severed vertically) of all walls (other than load-bearing walls) separating the property from other parts of the Building;

(c)

the plaster and surface finish of the external and load-bearing walls and columns bounding or within the property and the plaster and surface finish of all load-bearing walls separating the property from the Retained Area but not any other part of those walls and columns;

(d)	the floor finishes but nothing below them;

(e)	the ceiling finishes (including suspended ceilings and lighting) but nothing above them;

(f)	the doors and their frames and the windows and their frames;

(g)	all fixtures and all landlord’s fittings;

(h)	all Conduits serving solely the property;

(i)	the lifts and staircases within the property; and

(j)	all plant solely serving the property whether forming Landlord’s plant or Tenant’s plant and whether within the property or on the roof of the Building but excluding the external and load-bearing walls and columns bounding or within the property and all walls separating the property from the Retained Area (other than the parts of those walls and columns referred to in paragraph (c) above).

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SCHEDULE 2

RIGHTS GRANTED TO THE TENANT

1.

The right at all times to use the Common Parts for all proper purposes connected with the use and enjoyment of the Property under this Lease (subject to temporary interruption for repair and maintenance the Landlord acting with all due expediency).

2.	The right to use the Conduits in the Building which serve the Property (subject to temporary interruption for repair, alteration or replacement the Landlord acting with all due expediency).

3.	The right of support and protection from the other parts of the Building as now enjoyed by the Property.

4.

The right to display in an appropriate manner immediately outside the main entrance of the Property a notice indicating the name and business of the Tenant and of all authorised undertenants and companies sharing occupation under clause 8.12 in a form and manner approved by the Landlord such approval not to be unreasonably withheld or delayed.

5.

Subject to obtaining any necessary statutory consents and subject to the Landlord’s approval which will not be unreasonably withheld or delayed the right to install one satellite dish on the roof of the Building.

6.

Subject to obtaining any necessary statutory consent and subject to the Landlord’s approval which will not be unreasonably withheld or delayed the right to install plant on the roof of the Building within the areas shaded yellow on drawing number A633GA100 REV1 and 1392/SK/702131 attached together with the right to connect the plant into the conducting media in the Building provided that the Tenant minimises the space it utilises and in any event reserves within such area sufficient space for the Landlord to install, access and maintain a 20kw VRF/VRV condenser unit and anything associated with it, to serve other parts of the Building.

7.	The right to use the refuse storage area provided by the Landlord.

8.	Subject to the Landlord’s approval which will not be unreasonably withheld or delayed the right to install any reasonable security apparatus in the Building.

9.

Subject to obtaining any necessary consents and subject to the Landlord’s consent which will not be unreasonably withheld or delayed the right to name the Property but, for the avoidance of doubt, not the Building of which the Property forms part.

10.

To enter into such parts of the Building as is reasonably necessary at reasonable times for the purpose of inspecting, connecting into or carrying out repairs to Conduits forming part of or serving the Property subject to the Tenant:

(a)	giving to the Landlord and any relevant occupier reasonable prior notice; and

(b)	making good all physical damage caused as a consequence of the exercise of such rights to the reasonable satisfaction of the Landlord and the relevant occupier.

11.	The right to use the staircase marked Stair 2 on the Plans for escape from the Property in the case of fire or other emergency only.

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12.	Insofar as it does not form part of the Property the right to use the staircase marked Stair 3 on the Plans.

13.

Subject to obtaining any necessary statutory consents and subject to the Landlord’s approval which will not be unreasonably withheld or delayed the right to construct a plant deck on the roof of the Building within the area shaded green on drawing number 1392/SK/702131 attached for the installation of additional roof chillers for the Tenant together with the right to connect the chillers into the conducting media in the Building subject to the Tenant affording the Landlord reasonable access at all times in order to maintain the toilet extract duct and fan and any other Landlord’s plant situated below such plant deck.

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SCHEDULE 3

RIGHTS RESERVED TO THE LANDLORD

1.

The right to use the Conduits in the Property which serve other parts of the Building, the right to install new Conduits for the benefit of the remainder of the Building and the right to repair, maintain and renew existing and new Conduits (including for the avoidance of doubt the chiller, kitchen extract and fresh air riser provided by the Landlord for the benefit of the tenant or occupier of the basement and ground floor of the building).

2.

The right to enter the Property to exercise any of the rights referred to in this schedule or for the purposes set out in clause 6.7 or to comply with any enactment all such rights and right of entry to be subject to the provisions and exemption to clause 6.7.

3.	The right in an emergency to pass through the Property in accordance with any regulation or requirement of the Fire Officer or any court or other authority.

4.

The right to build, re-build or carry out any works of any description on any other land or buildings (including other parts of the Building) provided it does not materially or substantially interfere with the passage of light or air to the Property or cause substantial or material nuisance, damage, annoyance or inconvenience to the Tenant or occupiers of the Property by noise, dust, vibration or otherwise and provided that it does not materially affect the ability of the Tenant or the occupier to use the Property for any purpose permitted by this Lease.

5.

The right to build, alter and install and afterwards to maintain buildings, structures and fixtures on, into or projecting over or under or taking support from the Property (but those buildings, structures and fixtures will not become part of the Property) provided the work is carried out at times and in a way convenient to the reasonable requirements of the Tenant.

6.

The right to erect and use scaffolding outside the Property even if the scaffolding temporarily restricts access to or the use and enjoyment of the Property by the Tenant or the occupier of the Property but provided this does not materially obstruct or interfere with such use and enjoyment.

7.	All rights of light or air or other easements or rights over or belonging to any other land or buildings (including other parts of the Building).

8.	The support and protection from the Property enjoyed by other parts of the Building.

9.

The right to use the staircase marked Stair 1 on the Plans at all times without prior notice and the right of access over the Property on reasonable prior notice of at least 24 hours (save in the case of emergency) to gain access to any parts of the Building not included within the Property.

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SCHEDULE 4

MATTERS AFFECTING THE FREEHOLD

1.	The matters referred to in the registers of title number NGL422086.

2.	The Section 106 Agreement.

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SCHEDULE 5

GUARANTEE PROVISION

1.

The Guarantor guarantees to the Landlord the due and punctual payment and performance by the Tenant of all the tenant’s obligations and liabilities under this Lease and indemnifies the Landlord against all losses, damages, costs and expenses arising or incurred by the Landlord as a result of the non-payment or non-performance of those obligations or liabilities.

2.	The obligations of the Guarantor under this Lease:

(a)

constitute a direct, primary and unconditional liability to pay on demand to the Landlord any sum which the Tenant is liable to pay under this Lease and to perform on demand by the Landlord any obligation of the Tenant under this Lease without the need for any recourse on the part of the Landlord against the Tenant;

(b)	will not be affected by:

(i)	any time or indulgence granted to the Tenant by the Landlord;

(ii)	any legal limitation, disability or other circumstances relating to the Tenant or any irregularity, unenforceability or invalidity of any obligations of the Tenant under this Lease;

(iii)	any licence or consent granted to the Tenant or any variation in the terms of this Lease save as provided in section 18 of the LTC Act 1995;

(iv)	the release of one or more of the parties defined as the Guarantor (if more than one); or

(v)

any other act, omission, matter, event or thing whereby (but for this provision) the Guarantor would be exonerated in whole or in part from the guarantee other than a release by deed given by the Landlord.

3.	So long as this guarantee remains in force the Guarantor:

(a)	must not claim or prove as creditor in competition with the Landlord in the event of any bankruptcy, liquidation, rehabilitation, moratorium or other insolvency proceedings relating to the Tenant;

(b)	is not entitled to claim or participate in any security held by the Landlord in respect of the obligations of the Tenant under this Lease;

(c)	must not exercise any right of set-off against the Tenant.

4.

If the Landlord brings proceedings against the Tenant, the Guarantor will be bound by any findings of fact, interim or final award or interlocutory or final judgment made by an arbitrator or the court in those proceedings.

5.	If:

(a)	the Tenant (being a company) enters into liquidation and the liquidator disclaims this Lease; or

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(b)	the Tenant (being a company) is dissolved and the Crown disclaims this Lease; or

(c)	the Tenant (being an individual) becomes bankrupt and the trustee in bankruptcy disclaims this Lease;

then within six months after the disclaimer the Landlord may require the Guarantor by notice to accept a lease of the Property for a term equivalent to the residue which would have remained of the Term if there had been no disclaimer at the same rents and subject to the same covenants and conditions (including those as to the review of rent) as are reserved by and contained in this Lease.

6.

The new lease and the rights and liabilities under it will take effect as from the date of the disclaimer and the Guarantor will be liable for all payments due under the new lease as from the date of disclaimer as if the new lease had been granted on the date of disclaimer.

7.	The Guarantor or his personal representatives must pay the Landlord’s reasonable and proper costs of and accept the new lease and must execute and deliver to the Landlord a counterpart of it.

8.

If the Landlord does not require the Guarantor to take a Lease of the Property, the Guarantor must pay to the Landlord on demand a sum equal to the rent that would have been payable under this Lease but for the disclaimer in respect of the period from the date of the disclaimer until the date which is six months after the date of the disclaimer or the date on which the Property has been re-let by the Landlord, whichever first occurs.

9.

If any VAT is payable by the Tenant to the Landlord under the terms of the Lease, the Guarantor’s obligation extends to that VAT. If the Guarantor makes any payment in respect of VAT, the Landlord’s obligation to issue a VAT invoice to the Tenant under the Lease in respect of that VAT is not affected, and the Landlord is not obliged to issue a VAT invoice to the Guarantor in respect of that VAT.

10.

If the guarantee in this schedule is intended to be authorised guarantee agreement to the extent that any provision of this guarantee does not conform with section 16 of the LTC Act 1995, that provision is severed from the remainder of this guarantee and this guarantee has effect as if it excluded that provision.

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SCHEDULE 6

SERVICE CHARGE COSTS

1.	The cost of inspecting, repairing, maintaining, cleaning, decorating and lighting the whole of the Retained Area including the boundary walls and fences of the Building.

2.

The cost of maintaining in good working order and repair and renewing and replacing (where beyond economic repair) all plant serving the Building (including generators, boilers, systems for ventilation, heating and air conditioning and lifts) and all Conduits in or serving the Building excluding plant and Conduits the maintenance of which is the exclusive responsibility of the Tenant or of some other tenant in the Building or would be the exclusive responsibility of a tenant if the whole of the Lettable Areas were let on similar terms to those in this Lease.

3.	The cost of providing ventilation, heating, air conditioning and water heating to the Building but not the cost of installing the original plant.

4.	The cost of providing the services referred to in clauses 7.3 and 7.4 to the extent not included elsewhere in this schedule.

5.	The cost of the erection and maintenance of directional or other signs or notice boards relating to the Building or its occupiers.

6.	The cost of the making and enforcement of regulations for the benefit or better ordering of the Building.

7.	The cost of the supply and maintenance of fire prevention and fire fighting equipment in the Retained Area and fire alarm equipment in the Building.

8.	The cost of marking out the service areas, loading bays and all other relevant parts of the Retained Area.

9.	The cost of refuse disposal.

10.	The cost of all fuel for the functions referred to in the other paragraphs of this schedule.

11.

The cost of employing staff to undertake the Landlord’s obligations under this Lease and the other functions referred to in this schedule including insurance, pension and welfare contributions, the provision of uniforms and working clothes and the provision of equipment for the proper performance of their duties.

12.	All Outgoings (as defined in clause 6.3) assessed, charged or imposed on the Building as a whole.

13.

Any amount which the Landlord may be called upon to pay as a contribution towards the expense of making, repairing, maintaining, cleaning or lighting anything used by the Building and any nearby property.

14.	The cost of complying with, making representations against or contesting the incidence of any enactment relating or alleged to relate to the Building as a whole or the Retained Area.

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15.

All professional fees reasonably and properly incurred by the Landlord in connection with the administration and the general management of the Building including (without limitation) fees payable in connection with the service charge account.

16.

The reasonable and proper fees of the Landlord or any company associated with the Landlord where the Landlord or that company, rather than a third party, undertakes any obligation under this Lease or other function referred to in this Schedule.

17.	The interest and fees on borrowing any money to finance any of the functions referred to in this Schedule.

18.

Any other sum reasonably and properly incurred by the Landlord in connection with the Building including, without limitation, the cost of providing any other service which the Landlord reasonably considers necessary for the purpose of good management of the Building.

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SIGNATORIES

SIGNED as a deed by	)	/s/ Colin James Malcolm
COLIN JAMES MALCOLM	)
as attorney for THE ROYAL BANK OF	)	COLIN JAMES MALCOLM
SCOTLAND PLC as trustee of Schroder	)
Exempt Property Unit Trust in the presence of:	)

Witness’s

Signature: /s/ Nicola Deadman

Name: NICOLA DEADMAN

Address:

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Contract

For sale and purchase of a leasehold property at 7Dials

Warehouse, 42-50 Earlham Street, London, WC2

(1)      Facebook UK Ltd

(2)      Midasplayer.com Limited

Dated 9 July 2014

Osborne Clarke

One London Wall

London

EC2Y 5EB

Telephone         020 7105 7004

NR

Contents

1.	Definitions and interpretation	1
2.	Standard Conditions	2
3.	General Provisions	2
4.	Sale and Purchase and Completion	3
5.	Payments	3
6.	Title	3
7.	Adverse Matters	4
8.	Transfer	4
9.	State and Condition	4
10.	Risk and insurance	4
11.	Apportionment of rent under the Lease	4
12.	Construction documents	5
13.	Exclusion of third party rights	5
14.	Governing law and jurisdiction	5
15.	Confidentiality	5
Schedule 1		7
Variations to Standard Conditions		7
Schedule 2		8
The Lease		8
Part 1		8
(The Leases)		8
Part 2		8
(Ancillary Leasehold Documents)		8
Schedule 3		10
Consent of the Sellers’s Landlord and the Superior Landlord		10
Schedule 4		12
List of existing warranties to be assigned to the Buyer		12
Schedule 5		13
Missing Deeds and Documents		13
Schedule 6		14
Form of deed of assignment referred to in clause 12.1		14
Schedule 7		16
Form of statutory declaration referred to in clause 6.5		16
Schedule 8		17
List of Included Items		17

This Contract is made on 9 July 2014

Between:

(1)	Facebook UK Ltd (company number: 06331310) whose registered office is at 21 St Thomas Street, Bristol, BS1 6JS (the “Seller”); and

(2)	Midasplayer.com Limited (company number: 4534247) whose registered office is at 10th Floor Central Saint Giles, 1 St. Giles High Street, London, WC2H 8AG (the “Buyer”).

It is agreed as follows:

1.	Definitions and interpretation

1.1	In this contract, the following expressions have the following meanings (but the definition of any expression in this contract is subject to any contrary requirement of the context):

“1994 Act” means the Law of Property (Miscellaneous Provisions) Act 1994.

“Actual Completion” means the date on which completion of the sale actually takes place.

“Ancillary Leasehold Documents” means the documents ancillary to the Lease details of which are set out in part 2 of schedule 2.

“Authorised Guarantee Agreement” has the meaning given to it in section 28|(1) of the Landlord and Tenant (Covenants) Act 1995.

“Buyer’s Solicitors” means Fox Williams LLP of Ten Dominion Street, London EC2M 2EE (reference: RHW/M1095/6).

“Consent” means the written consent of the Seller’s Landlord and Superior Landlord to the assignment of the Lease to the Buyer in such form as is required under the terms of the Lease.

“Contractual Completion Date” means 1 July 2014 (subject to the provisions of schedule 3).

“Holding Company” means a holding company as defined in the Companies Act 2006.

“Included Items” means the items in and on the Property belonging to the Seller and listed in the list of included items referred to in Schedule 8.

“Lease” means the two leases of the Property details of which are set out in part 1 of schedule 2.

“Plan” means the plan annexed to this contract.

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“Property” means the leasehold property known as Ground and Mezzanine Floor, Reception, 3rd, 4th and 5th Floors, 7Dials Warehouse, 42-50 Earlham Street, London WC2 as more particularly described in the Lease and comprised in the Registered Title.

“Registered Title” means the titles numbered NGL905572 and NGL897100 at the Land Registry, with the registered proprietor being the Seller’s Landlord.

“Seller’s Landlord” means the person from time to time entitled to the immediate reversion to the Lease.

“Seller’s Solicitors” means Osborne Clarke of One London Wall, London EC2Y 5EB (reference: HB/1011467).

“Standard Conditions” means the Standard Commercial Property Conditions (Second Edition) and “Standard Condition” shall be construed accordingly.

“Superior Landlord” means the landlord of the Seller’s Landlord.

“Title Matters” means all matters specified shown or referred to in any entry plan or documents within the Registered Title.

“VAT” means value added tax as provided under the VATA.

“VATA” means Value Added Tax Act 1994 and reference to the VATA shall include all statutes, laws, regulations, notices, directions or similar provisions, relating to value added tax and any value added, turnover, sales, purchase or similar tax of the United Kingdom or of any other jurisdiction and references to value added tax or to VAT shall be construed accordingly.

“Working Day” means any day (other than a Saturday or Sunday) on which clearing banks in England are open to the public for the transaction of business.

2.	Standard Conditions

This contract incorporates the conditions in Part 1 of the Standard Conditions as varied by schedule 1 and so far as they are not varied by or inconsistent with the other provisions of this contract (which will prevail in case of conflict).

3.	General Provisions

3.1

In this contract unless the context otherwise requires references to clauses and schedules are to clauses of and schedules to this contract but the headings to clauses of and to schedules to this contract do not affect its construction.

3.2	This contract contains the whole agreement between the parties relating to the sale and purchase contemplated by this contract and supersedes previous agreements (if any) between them relating to it.

3.3	This contract may only be varied in writing signed by or on behalf of the parties.

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3.4

The Buyer acknowledges that it has not entered into this contract in reliance upon representations made by or on behalf of the Seller other than in respect of such reliance as may be placed upon the Seller’s Solicitors’ written replies (which for the avoidance of doubt shall include replies by email) to the Buyer’s Solicitors’ written enquiries but nothing in this clause shall operate to limit or exclude any liability for fraud.

4.	Sale and Purchase and Completion

4.1

In consideration of the obligations on each party contained in this contract and subject to the provisions of schedule 4 the Seller will assign and the Buyer will take the Property and the Included Items on the Contractual Completion Date.

4.2	The Property is sold with vacant possession on Actual Completion subject to the Included Items, which will remain in the Property after Actual Completion.

5.	Payments

5.1

All money payable by the Buyer under this contract will be paid by direct credit transfer for the credit of the Seller’s Solicitors’ clients’ account or for the credit of any other bank account specified in writing by the Seller’s Solicitors.

5.2

Any money payable by the Buyer under this contract which is not paid at the time stipulated will bear interest at the contract rate and the Seller and the Seller’s Solicitors are not obliged to accept any payment under this contract unless it is remitted by or drawn on a bank account held by the Buyer’s Solicitors.

6.	Title

6.1

The Buyer accepts the title deduced to it prior to the date of this contract and will not raise any requisition on it (other than on any matter registered at the Land Registry after the date and time of the official copy of the entries provided by the Seller dated 4 April 2014 and timed 16:03:43 in the case of title number NGL905572 and 16:05:43 in the case of title number NGL897100)

6.2

The Buyer’s Solicitors having been supplied with copies of the Title Matters prior to the exchange of this contract the Buyer will be deemed to purchase with full knowledge of the terms and contents of them and of any matter referred to in or deriving from them and will not raise any requisition on them save in the case of anything arising from the usual pre- completion searches.

6.3

The Seller will transfer the Property with full title guarantee but the covenant set out in section 2(1)(b) of the 1994 Act shall not extend to the Seller insofar as the covenant makes the Seller liable for any of the costs referred to in such covenant and the Buyer shall be liable for such costs instead.

6.4	The Seller shall not be liable under any of the covenants set out in Section 3 or 4 of the 1994 Act for the consequences of any breach of the terms of the Lease.

6.5

The Seller does not have in its possession the original of the deeds referred to in schedule 5 and the Buyer will not raise any requisition or claim in relation to such deed and the inability of the Seller to supply the original on completion. However, the Seller confirms

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that on Actual Completion it shall provide a statutory declaration in respect of the missing deeds to the Buyer in the form attached at Schedule 7.

7.	Adverse Matters

The Property is sold subject to:

7.1	all matters contained or referred to in the Title Matters the Lease and the Ancillary Leasehold Documents; and

7.2	the encumbrances referred to in Standard Condition 3.1.2 as varied by this contract.

8.	Transfer

8.1	The transfer to the Buyer will be in the form of the draft transfer annexed to this contract.

8.2	The Buyer and the Seller will execute the transfer in duplicate and the Buyer will procure that the duplicate is delivered to the Seller’s Solicitors on Actual Completion.

9.	State and Condition

9.1

The Seller gives no warranty or representation as to the state and condition of the Property and/or the Included Items and the Buyer will have no claim against the Seller in relation to them whether under this contract or otherwise.

9.2

The Buyer acknowledges that having had full and sufficient opportunity and access to survey and investigate the Property the Buyer has carried out all surveys and investigations which it deemed necessary concerning the state and condition of the Property and has formed its own view as to the suitability of the Property for the Buyer’s purposes.

9.3	The Seller and the Buyer acknowledge that the sale and purchase of the Property is an open market arms length transaction.

10.	Risk and insurance

10.1

With effect from exchange of this contract the Property is at the Buyer’s risk and the Seller is under no obligation to the Buyer to insure the Property but it will use its reasonable endeavours to ensure that the Seller’s Landlord will comply with its obligations in respect of procuring the insurance of the Property under the terms of the Lease up to and including the date of Actual Completion.

10.2	No damage to or destruction of the Property nor any deterioration in its condition, however caused, will entitle the Buyer to refuse to complete or to delay completion.

11.	Apportionment of rent under the Lease

11.1	Under the Lease:

(a)	In this clause “Rent” means the rent reserved by the Lease and includes service charge and insurance rent but excludes VAT.

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(b)	Rent will be apportioned at Actual Completion so that the Buyer will pay or allow to the Seller the amount calculated in accordance with the formula set out in clause 11.2.

11.2	The formula is:

A x B

 365

Where:

A	is the Rent; and

B

is the number of days from but including the day of Actual Completion to but excluding the first date after day of Actual Completion upon which an instalment of Rent is due or (where such first date is the day after the day of completion) zero

11.3	If any VAT charged on the rent due under the Lease is irrecoverable by the Seller by way of repayment or credit, such irrecoverable VAT will be apportioned in the same way as the Rent.

12.	Construction documents

12.1

The Seller will on Actual Completion assign to the Buyer the benefit of such of the existing warranties issued or assigned to the Seller and listed in schedule 4 as are lawfully assignable (such assignment to be in the form of the draft set out schedule 6).

12.2

Where the consent of any third party is required for any such assignment the Seller will use reasonable endeavours to obtain it and the Buyer will supply such information and take such action and execute promptly such documents as may be appropriate to obtain it.

13.	Exclusion of third party rights

No express term in this contract or any term implied under it is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

14.	Governing law and jurisdiction

14.1	This contract and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

14.2

The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this contract, its subject matter or formation.

15.	Confidentiality

Except to the extent required by law (including any requirements of the Stock Exchange or any other regulatory requirements) and save where necessary to implement this contract neither party to this contract will at any time without the written consent of the

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other party (both as to the announcement or communication and as to its form) make any press or other public announcement or divulge or communicate to any person any of the terms of this contract and the parties will take all reasonable steps to bind their respective servants agents and advisers in this respect.

This Contract has been signed on the date appearing at the head of page 1.

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Schedule 1

Variations to Standard Conditions

1.	Standard Conditions 1.3.3, 1.3.7(d), 1.3.7(e), 1.4.1, 2.2, 3.1.3, 3.3, 6.1, 6.2, 6.3, 6.4.2, 6.6.2, 6.6.5, 7.1.2, 7.1.3, 7.1.4(b) and 10.3 do not apply.

2.	In Standard Condition 1.3.2 after the words “party’s conveyancer” insert the words “quoting any reference specified in this contract”.

3.	In Standard Condition 1.3.5(b) substitute “5.00pm” for “4.00pm” and insert the words “before 5.00pm” before the words “on the next working day”.

4.	Throughout Standard Condition 1.3.7 substitute “5.00pm” for “4.00pm”.

5.	After Standard Condition 3.1.2(e) add:

“(f)

unregistered interests which override first registration as defined in Schedule 1 of the Land Registration Act 2002 (the “2002 Act”), any interests which fall within Section 11(4)(c) of the 2002 Act, such unregistered interests as may affect the property to the extent and for so long as they are preserved by the transitional provisions of Schedule 12 of the 2002 Act and PPP leases as defined in Section 90 of the 2002 Act; and

(g)

any rights of way, drainage watercourses, light and other easements or quasi easements and rights of adjoining owners affecting the property and all liability to repair or covenants to repair roads, pavements, paths, ways, passages, sewers, drains, gutters, fences and other like matters, without obligation on the Seller to provide evidence of the creation of, or to define or apportion the liability;

(h)	all rates, charges and other outgoings which affect or are charged on the property.”

6.	After Standard Condition 8.8.2 add:

“8.8.3 If the Seller serves a notice to complete the Buyer will forthwith pay the seller’s solicitors’ costs for preparing and serving the notice in the sum of £200.00.”

7.	In Standard Condition 9.1.1 delete the words “or in the negotiations leading to it” and the words “or was”.

8.	In Standard Condition 9.3.2 add the word “alone” after the word “seller”.

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Schedule 2

The Lease

Part 1

(The Leases)

Date	Document	Parties

11 November 2011	Underlease relating to Ground and Mezzanine Floors	(1) Expedia.com Limited and (2) Facebook UK Ltd

3 January 2012	Underlease relating to Reception and Floors 3, 4 and 5	(1) Expedia.com Limited and (2) Facebook UK Ltd

Part 2

(Ancillary Leasehold Documents)

Date	Document	Parties

1 July 2011	Statutory Declaration regarding Facebook UK Ltd relating to Ground and Mezzanine Floors	Anthony John Green

1 July 2011	Statutory Declaration regarding Facebook UK Ltd relating to the Reception and Floors 3, 4 and 5	Anthony John Green

6 July 2011	Licence to Underlet relating to the Ground and Mezzanine Floors	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd. (4) Expedia, Inc

6 July 2011	Licence to Underlet relating to the Reception and Floors 3, 4 and 5	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd. (4) Expedia, Inc

8

Date	Document	Parties

6 July 2011	Agreement for Lease relating to the Ground and Mezzanine Floors	(1) Expedia.com Limited (2) Facebook UK Ltd.

6 July 2011	Agreement for Lease relating to the Reception and Floors 3, 4 and 5	(1) Expedia.com Limited (2) Facebook UK Ltd.

16 November 2011	Licence for Alterations relating to Ground and Mezzanine Floors	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Limited (4) Expedia, Inc

3 January 2012	Licence for Alterations relating to Ground Floor Mezzanine, Reception and Floors 3, 4 and 5	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

5 October 2012	Licence for Alterations	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

9

Schedule 3

Consent of the Sellers’s Landlord and the Superior Landlord

1.	The parties’ obligations

1.1	Subject to the Buyer complying with its obligations in paragraphs 1.2 and 1.3, the Seller is to:

(a)	apply to the Seller’s Landlord and to the Superior Landlord for Consent and use reasonable endeavours to obtain it; and

(b)

enter into an Authorised Guarantee Agreement with the Seller’s Landlord if the Lease so requires or if the Seller’s Landlord lawfully imposes a requirement that an Authorised Guarantee Agreement is given as a condition of the Consent.

1.2	Where the Seller’s Landlord and/or Superior Landlord lawfully requires, the Buyer is to:

(a)	promptly provide all information and references requested by the Seller’s Landlord and/or Superior Landlord (as applicable) in accordance with the terms of the Lease.

(b)	promptly respond to all correspondence and approve all draft documentation relating to the application for Consent;

(c)	covenant directly with the Seller’s Landlord to pay the rents reserved by and comply with the tenant’s obligations and conditions in the Lease;

1.3

The Buyer and the Seller are to properly execute any licence containing the Consent and any terms relating to the Consent as soon as reasonably practicable after receipt by it of the engrossed licence.

1.4	The Buyer is to properly execute a rent deposit deed with the Seller’s Landlord as soon as reasonably practicable after receipt by it of the engrossed deed.

1.5	No party to the Contract may object to a Consent subject to a condition which is lawfully imposed.

1.6	The Seller is under no obligation to apply to court for the declaration mentioned in that paragraph.

2.	Completion date

If the Consent has not been obtained by the Completion Date:

2.1	the date of completion is to be postponed until 5 working days after the Seller gives written notice to the Buyer that the Consent has been obtained; and

10

2.2	the postponed date (or any earlier date agreed between the parties) is to be treated as the Completion Date.

3.	Termination

3.1

If the Consent has not been obtained 4 months after the date of the Contract, either the Buyer or the Seller may end the Contract by notice in writing to the other so long as, at the time the notice is given:

(a)	the Consent has still not been obtained;

(b)	no declaration has been obtained from the court that the Consent has been unreasonably withheld or delayed; and

(c)	the party serving the notice is not in breach of the terms of the Contract.

3.2

The Buyer will not be entitled to serve any notice under paragraph 3.1 at any time after an application has been made to court for a declaration that the Consent has been unreasonably delayed, and the court has not yet made any decision on such application.

3.3	On the service of a lawful notice under paragraph 3.1 Standard Condition 9.2(b) will apply.

4.	Seller’s Landlord’s costs

The Seller is to pay the proper and reasonable surveyor’s and legal costs and expenses of the Seller’s Landlord and the Superior Landlord incurred in relation to the Consent together with any VAT on those costs and expenses which the Seller’s Landlord is unable to recover, whether or not the Consent is granted or the assignment of the Lease is completed.

5.	Several leases

5.1	The provisions of this schedule are to apply to each Lease under which a Consent is required.

5.2	References to the Seller’s Landlord are to the Seller’s Landlord of each Lease.

5.3

Paragraph 2 is to apply if any Consent required has not been obtained by the Completion Date (notwithstanding that some Consents may have been obtained) and in paragraph 3.1(a) references to the Consent are to be treated as references to the final Consent required.

5.4	Paragraph 3 is to apply if any Consent required has not been obtained by the relevant date.

11

Schedule 4

List of existing warranties to be assigned to the Buyer

Date	Document		Parties

4 October 2012	Deed of Collateral Warranty for Mechanical and Electrical Engineer	(1) (2)	Meinhardt (UK) Limited Facebook UK Ltd

4 October 2012	Deed of Warranty from Project Manager and Employer’s Agent	(1) (2)	Facebook UK Ltd Cushman & Wakefield LLP

4 October 2012	Deed of Collateral Warranty for Acoustic Consultant	(1) (2)	Hann Tucker Associates Limited Facebook UK Ltd

4 October 2012	Deed of Collateral Warranty	(1) (2)	Paragon Management UK Limited Facebook UK Ltd

12

Schedule 5

Missing Deeds and Documents

Date	Document	Parties

6 July 2011	Licence to Underlet relating to the Ground and Mezzanine Floors	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd. (4) Expedia, Inc

6 July 2011	Licence to Underlet relating to the Reception and Floors 3, 4 and 5	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd. (4) Expedia, Inc

11 November 2011	Underlease relating to Ground and Mezzanine Floors	Expedia.com Limited and (2) Facebook UK Ltd

16 November 2011	Licence for Alterations relating to Ground and Mezzanine Floors	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Limited (4) Expedia, Inc

3 January 2012	Underlease relating to Reception and Floors 3, 4 and 5	Expedia.com Limited and (2) Facebook UK Ltd

3 January 2012	Licence for Alterations relating to Ground Floor Mezzanine, Reception and Floors 3, 4 and 5	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

5 October 2012	Licence for Alterations	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

13

Schedule 6

Form of deed of assignment referred to in clause 12.1

This Deed of Assignment is made on	— 20——

Between:

(1)	— (the “Seller”) and

(2)	— (the “Buyer”)

Background:

The Seller has contracted to sell its leasehold interest in the property known as 7Dials Warehouse, 42-50 Earlham Street, London WC2 to the Buyer and to assign to the Buyer all the Seller’s rights and interests under several warranties relating to such property.

It is agreed as follows:

1.	Definitions

In this deed unless the context otherwise requires the following definitions shall apply:

“Warranties” means:

1.

2.

3.

2.	Assignment

The Seller assigns with immediate effect to the Buyer the full benefit of all its interests and rights under the Warranties together with all rights of the Seller to sue or take action in respect of any breach of the obligations contained in them.

3.	Contracts (Rights of Third Parties) Act 1999

Nothing in this deed is intended to confer on any person any right to enforce any term of this deed which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

14

This deed has been duly executed and delivered on the above-written date.

[Execution clause for each party]

15

Schedule 7

Form of statutory declaration referred to in clause 6.5

16

Schedule 8

List of Included Items

17

Inventory of Items left on-site for King

18.06.14		All items labelled with brown Harrow Green sticker and agreed between FB & King
Floor	QTY	Item
All	300 approx	Desktop power/data modules
All	All existing	Electrak under floor
All	Remaining	Fixtures & Fittings
All	Remaining	Items in the Server Room after 30 June 2014
5th	1	Bookcase/plant holder - white
5th	5	Square side table - white
5th	7	Single desk 1600x800 - white with white legs
5th	1	Seat/plant holder - white
5th	3	Olive trees in wooden planters
4th	3	Small coffee table - white
4th	1	Medium coffee table - white
4th	3	Lamp stands & shades - green & purple
3rd	All existing	O&M Manuals & metal silver cupboard to house them
3rd	2	Small coffee table - white
3rd	1	Rectangular Meeting Table
3rd	1	Small coffee table - burgundy
3rd	1	Small rectangular desk - white
3rd	1	Round 4-legged table - white
Mezz	8	Rectangular dining tables - white
Mezz	3	Round dining tables 900mm - white
Mezz	1	Round dining table 700mm - white
Mezz	1	Small coffee table - white
Ground	N/A	All items in storage under reception (building related materials)

Inventory of Items left on-site for King

18.06.14		All items labelled with brown Harrow Green sticker and agreed between FB & King
Floor	QTY	Item
All	300 approx	Desktop power/data modules
All	All existing	Electrak under floor
All	Remaining	Fixtures & Fittings
All	Remaining	Items in the Server Room after 30 June 2014
5th	1	Bookcase/plant holder - white
5th	5	Square side table - white
5th	7	Single desk 1600x800 - white with white legs
5th	1	Seat/plant holder - white
5th	3	Olive trees in wooden planters
4th	3	Small coffee table - white
4th	1	Medium coffee table - white
4th	3	Lamp stands & shades - green & purple
3rd	All existing	O&M Manuals & metal silver cupboard to house them
3rd	2	Small coffee table - white
3rd	1	Rectangular Meeting Table
3rd	1	Small coffee table - burgundy
3rd	1	Small rectangular desk - white
3rd	1	Round 4-legged table - white
Mezz	8	Rectangular dining tables - white
Mezz	3	Round dining tables 900mm - white
Mezz	1	Round dining table 700mm - white
Mezz	1	Small coffee table - white
Ground	N/A	All items in storage under reception (building related materials)

Ground	N/A	Carpet tiles
Ground	N/A	All Covered mattress foam pieces to form bed on platform - dark blue
Ground	1	Wooden table - orange edged
Ground	1	Wooden bench - orange edged
Ground	1	Round table - white
Ground	1	Armchair - green
Ground	1	armchair - red

QTY	PART #	MFG	DESCRIPTION
Software House Access Control Head End
2	STAR016W-64ANPS	SWH	64 MB GCM II w/2 ACM II for up to 16 readers
2	AS0073-000	SWH	I/8 Eight Input Reader Bus Module
4	AS0074-000	SWH	R/8 Eight Output Reader Bus Module
2	RM-DCM-CAN	SWH	14X12X3.5 In. Can with Tamper for up to 4 Input or output boards.
2	Maxim75D	Altronix

Access Power Controller- Sixteen (16) independently trigger controlled PTC protected outputs. Output Power: 12VDC @ 10 Amp + 24VDC @ 10 Amp. AC Fail, Low Battery, Battery Presence Monitoring. Fire Alarm Disconnect. Enclosure: 26“H X 19“W X 6.25“D. Accommodates up to four (4) 12VDC/12AH batteries.

2	PD16WCB	Altronix	PD16WCB Sub-Assembly power distribution modules converts a single DC or AC input into sixteen (16) individually PTC protected Class 2 Rated power limited outputs.
2	AL600ULXPD16-CB	Altronix

Power Supply / Charger- 12VDC or 24VDC @ 6 Amp with sixteen (16) PTC protected outputs. UL/CUL Listed. Fire (UL 1481) Access Control (UL 294) MEA/CSFM Approved, With grey enclosure 15.5”H x 12”W x 4.5”D, cam lock and transformer

8	PS-1250	Powersonic	Battery 12V 5AH 24V for locks
2	477967	Back Up Power	Battery 12V 7AH for AL600ULXPD16-CB
2	KT-BATT-1212	Kantech	Battery 12V 12AH for ACE16/SWH-1
Commend Intercom
1	ES3GBB	Commend	3-Gang Metal Backbox (Gray)
1	ES3GRH	Commend	3-Gang Metal Rain Hood (gray)
1	ES931ACW	Commend	3 gang IP camera substation
1	WS810PI	Commend	IP plastic wallmount station with standard keypad and TFT-Display ...*Req. UPA-102 or POE
1	WSDK50P	Commend	WS desk or wallmount kit for plastic stations and expansion modules
1	WSSH50P	Commend	WS surface-mount kit for plastic stations and expansion modules, format full height
Access Control Door Equipment
20	RP40	HID	HID RP40 Reader
3	RP15	HID	HID RP15 Mullion Reader
45	GRI 6644	ADI	IK resistor pack
31	D7-956RPT-WH	Honeywell	Roller door contact
23	S-4	NexWatch	Suppressor Kit For outputs providing proper protection against electrical spikes.
25	RS0040	TYCO	SIREN/2 TONE/ INDOOR - ADEMCO SENSORS
1	ELM-PA-G3-SS	Sentrol	Hold-Up Switch
2	SS2440EX	STI-USA	Blue Pull Station
1	2325A-L	Sentrol	Overhead/Panel Door Track Mount Contact w/Armored Cable, Up to 3” Gap Size. Closed Loop; Normally Open. 2’ Stainless Steel Armored Cable. Form A
6	FG1625RT	Sentrol	Glass Break Detector, Round, Commercial, Tampered
Locksmith Subcontractor
15	Abloy EL-560 Lockset Complete	Locksmith	Electrified Mortise Lock complete with Lever Handle Set and Cylinder Escutcheon Set
3	Abloy EL-420 Lockset Complete	Locksmith	Electrified & Motorised Mortise Lock complete with Lever Handle Set and Cylinder Escutcheon Set
3	Abloy EL-420 Exit Bar Complete	Locksmith	Electrified & Motorised Mortise Lock complete with Mortise Panic Latch
21	Abloy Door Loop	Locksmith	Concealled Door Loop
25	Abloy MK Cylinder	Locksmith	Abloy Master Keyed Cylinder
1	Abloy Labor	Locksmith	Labor to install Abloy Locks, Door Closers & Mag Locks

Access Control Cabling
6000	454932APR	Paige	COMP ACCESS CABLE VIOLET JACKET – 500 foot Plenum
11000	740051PR	Paige	18 / 6 STR SHIELDED CMP VIOLET 500 feet Plenum
2000	454694APR	Paige	16 / 2 STR CMP/CL2P VIOLET 1000 feet Plenum
6000	710636PR	Paige	Custom Cat 6 cable – Violet 1000 feet Plenum (Intercom)
CCTV Head End Equipment
3	SRSC-NC100-4000	3VR	Server class NVR 4 TB storage
3	A2-OS-WSE	3VR	3VR Server OS
3	A4-AOB-008	3VR	LICENSE FOR FACIAL RECONITION
1	T4214KE	Tyco	24v ac 4amp PSU, input voltage 230v ac, metal case with 8 x 500mA fused terminals, 10 x prefabricated conduit holes
CCTV Cameras
40	AV2105DN-FB	Arecont Vision	2.0 Megapixel H.264/MJPEG Color + B&W Camera, 1600x1200, w/DayNight motorized IR cut filter, no lens
38	TC9208	Bosch - CCTV	MOUNT, INDOOR, 8-INCH, 9 LB MAX LOAD, ALUMINUM FINISH
2	HSGl-O-W	Arecont Vision	Outdoor IP67 vandal proof Housing for single and dual sensor cameras, with heater/blower
2	SS-HSG1	Arecont Vision	Sunshade for HSGl-O-W
4	M3Z1228C-MP	Computar	2/3” 12-36mm Varifocal, Manual Iris Megapixel (C Mount)
18	SL183M	Theia	Theia Lens Manual Iris 1.3 to 3 MM varifoal lens
18	MPL4-10-FB	ARECONT	ARECONT VI MPL4-10-FB 4-10mm Lens
CCTV Cabling
11000	710636PR	Paige	Custom Cat 6 cable – Violet 1000 feet Plenum
2000	454694APR	Paige	16 / 2 STR CMP/CL2P VIOLET 1000 feet Plenum
1	361406	Tyco	TYCO/AMP 1933328-1 48-PORT PANEL 110-MOD 8W8P T568A/B CAT6 AMPTRAC LOADED 2U ROHS
Additional Material (If Needed)
10	4 Square	Local	4 Square Box
10	Conduit	Misc.	Conduit
5	Threaded Pipe	Misc.	10ft stick 1.5” Threaded Pipe

Signed by	)
for and on the behalf of the Seller	) )	/s/ signature

Signed by	)
for and on the behalf	)
of the Buyer	)

18

DATED 9 July 2014

FACEBOOK UK LIMITED       (1)

- and -

MIDASPLAYER.COM LIMITED         (2)

DEED OF ASSIGNMENT

of leasehold property known as

Ground and Mezzanine Floors,

Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA

Version date: 3 June 2014

Fox Williams LLP, Ten Dominion Street, LondonEC2M 2EE

T: +44 (0)20-7628 2000 F: +44 (0)20-7628 2100

mail@foxwilliams.com   |   www.foxwilliams.com

                NR

1. INTERPRETATION	1
2. ASSIGNMENT	2
3. TITLE GUARANTEE	3
4. VAT 5. RIGHTS OF THIRD PARTIES	3 3
6. GOVERNING LAW	3
Schedule 1 - Title documents	4

THIS DEED is made 9 July 2014

BETWEEN:

(1)	FACEBOOK UK LIMITED incorporated and registered in England and Wales with company number 06331310 whose registered office is at 21 St Thomas Street, Bristol BS1 6JS (the Assignor); and

(2)

MIDASPLAYER.COM LIMITED incorporated and registered in England and Wales with company number 04534247 whose registered office is at 10th Floor, Central Saint Giles, 1 St. Giles High Street, London WC2H 8AG (the Assignee).

WHEREAS

(A)	The residue of the term granted by the Lease remains vested in the Assignor.

(B)	The Assignor has agreed to assign the Lease to the Assignee on the terms of this deed.

(C)	The consent of the landlord and the superior landlord has been obtained as required by the Lease.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this deed.

“Contract”	means a contract for the assignment of the Lease dated 9 July 2014 and made between (1) Facebook UK Limited and (2) Midasplayer.com Limited;

“Lease”

means an underlease of Ground and Mezzanine Floors, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA dated 11 November 2011 and made between (1) Expedia.com Limited and (2) Facebook UK Limited;

“Lease Obligations”	means the tenant covenants and all terms and conditions contained or referred to in the Lease;

“Property”	means Ground and Mezzanine Floors, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA as more particularly described in and demised by the Lease;

“Rents”	means the rents reserved by the Lease;

“Title Documents”	means the documents listed in the Schedule;

“VAT”	means value added tax chargeable under the Value Added Tax Act 1994 and any similar

1

replacement tax and any similar additional tax;

1.2	Clause and schedule headings shall not affect the interpretation of this deed.

1.3	A reference to the Lease includes any deed, licence, consent, approval or other instrument supplemental to it.

1.4	A reference to the Property is to the whole and any part of it.

1.5	References to the Assignee include a reference to its successors in title and assigns.

1.6	The expression tenant covenants has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.7

A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

1.8	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.9

Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.10	References to clauses or schedules are to the clauses in or schedules to this deed.

2.	ASSIGNMENT

2.1

In consideration of the covenants given by the Assignee in this deed the Assignor assigns the Property to the Assignee for the unexpired residue of the term granted by the Lease subject to the payment of the Rents and the Lease Obligations.

The Property is assigned free from encumbrances other than:

2.1.1	any matters discoverable by inspection of the Property before the date of this deed;

2.1.2	any matters which the Assignor does not and could not reasonably know about;

2.1.3	any matters disclosed or which would have been disclosed by the searches and enquiries which a prudent assignee would have made before entering into this deed;

2.1.4	any notice, order or proposal given or made (whether before or after the date of this deed) by a body acting on statutory authority;

2.1.5	any matters contained or referred to in the Lease and Title Documents.

2

3.	TITLE GUARANTEE

3.1	The Property is assigned with full title guarantee.

3.2	The covenant set out in section 3 of the 1994 Act shall not extend to any breach of the Lease relating to the physical state or condition of the Property.

3.3	The covenant set out in section 4(1)(b) of the 1994 Act shall not extend to any breach of the Lease relating to the physical state or condition of the Property.

3.4

All matters recorded at the date of this deed in registers open to public inspection are deemed to be within the actual knowledge of the Assignee for the purposes of section 6(2)(a) of the 1994 Act, notwithstanding section 6(3) of the 1994 Act.

4.	VAT

4.1	All sums payable under or pursuant to this deed are exclusive of VAT (if any).

4.2	Any VAT chargeable in respect of such sums, or an amount equal to any VAT, shall be payable in addition to such sums. A VAT invoice shall be provided against any payment.

5.	RIGHTS OF THIRD PARTIES

5.1	A person who is not a party to this deed shall not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

6.	GOVERNING LAW

6.1

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

3

Schedule 1 - Title documents

Date	Description	Parties

1 July 2011	Statutory Declaration regarding Facebook UK Ltd relating to Ground and Mezzanine Floors	Anthony John Green

6 July 2011	Licence to Underlet relating to the Ground and Mezzanine Floors	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd. (4) Expedia, Inc

6 July 2011	Agreement for Lease relating to the Ground and Mezzanine Floors	(1) Expedia.com Limited (2) Facebook UK Ltd.

16 November 2011	Licence for Alterations relating to Ground and Mezzanine Floors	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Limited (4) Expedia, Inc

3 January 2012	Licence for Alterations relating to Ground Floor Mezzanine, Reception and Floors 3, 4 and 5	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

5 October 2012	Licence for Alterations	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

4

Executed as a deed by FACEBOOK UK LIMITED acting by a director, in the presence of:	/s/ signature

Director

Signature of witness: /s/ Joanne Redmond

Name: JOANNE REDMOND

Address: 4 Grand Canal Sq. Dublin 2

Occupation: Solicitor

5

DATED 9 July 2014

FACEBOOK UK LIMITED         (1)

- and -

MIDASPLAYER.COM LIMITED         (2)

DEED OF ASSIGNMENT

of leasehold property known as

Reception and Floors 3, 4 and 5,

Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA

Version date: 3 June 2014

Fox Williams LLP, Ten Dominion Street, LondonEC2M 2EE

T: +44 (0)20-7628 2000 F: +44 (0)20-7628 2100

mail@foxwilliams.com  |  www.foxwilliams.com

NR

1. INTERPRETATION	1
2. ASSIGNMENT	2
3. TITLE GUARANTEE 4. VAT	3 3
5. RIGHTS OF THIRD PARTIES	3
6. GOVERNING LAW	3
Schedule 1 - Title documents	4

THIS DEED is made 9 July 2014

BETWEEN:

(1)	FACEBOOK UK LIMITED incorporated and registered in England and Wales with company number 06331310 whose registered office is at 21 St Thomas Street, Bristol BS1 6JS (the Assignor); and

(2)

MIDASPLAYER.COM LIMITED incorporated and registered in England and Wales with company number 04534247 whose registered office is at 10th Floor, Central Saint Giles, 1 St Giles High Street, London WC2H 8AG (the Assignee).

WHEREAS

(A)	The residue of the term granted by the Lease remains vested in the Assignor.

(B)	The Assignor has agreed to assign the Lease to the Assignee on the terms of this deed.

(C)	The consent of the landlord and the superior landlord has been obtained as required by the Lease.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this deed.

“Contract”	means a contract for the assignment of the Lease dated 9 July 2014 and made between (1) Facebook UK Limited and (2) Midasplayer.com Limited;

“Lease”	means an underlease of Reception and Floors 3, 4 and 5, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA dated 3 January 2012 and made between (1) Expedia.com Limited and (2) Facebook UK Limited;

“Lease Obligations”	means the tenant covenants and all terms and conditions contained or referred to in the Lease;

“Property”	means Reception and Floors 3, 4 and 5, Seven Dials Warehouse, 42/50 Earlham Street, London WC2H 9LA as more particularly described in and demised by the Lease;

“Rents”	means the rents reserved by the Lease;

“Title Documents”	means the documents listed in the Schedule;

“VAT”	means value added tax chargeable under the

1

Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax;

1.2	Clause and schedule headings shall not affect the interpretation of this deed.

1.3	A reference to the Lease includes any deed, licence, consent, approval or other instrument supplemental to it.

1.4	A reference to the Property is to the whole and any part of it.

1.5	References to the Assignee include a reference to its successors in title and assigns.

1.6	The expression tenant covenants has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.7

A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

1.8	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.9

Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.10	References to clauses or schedules are to the clauses in or schedules to this deed.

2.	ASSIGNMENT

2.1

In consideration of the covenants given by the Assignee in this deed the Assignor assigns the Property to the Assignee for the unexpired residue of the term granted by the Lease subject to the payment of the Rents and the Lease Obligations.

The Property is assigned free from encumbrances other than:

2.1.1	any matters discoverable by inspection of the Property before the date of this deed;

2.1.2	any matters which the Assignor does not and could not reasonably know about;

2.1.3	any matters disclosed or which would have been disclosed by the searches and enquiries which a prudent assignee would have made before entering into this deed;

2.1.4	any notice, order or proposal given or made (whether before or after the date of this deed) by a body acting on statutory authority;

2.1.5	any matters contained or referred to in the Lease and Title Documents.

2

3.	TITLE GUARANTEE

3.1	The Property is assigned with full title guarantee.

3.2	The covenant set out in section 3 of the 1994 Act shall not extend to any breach of the Lease relating to the physical state or condition of the Property.

3.3	The covenant set out in section 4(1)(b) of the 1994 Act shall not extend to any breach of the Lease relating to the physical state or condition of the Property.

3.4

All matters recorded at the date of this deed in registers open to public inspection are deemed to be within the actual knowledge of the Assignee for the purposes of section 6(2)(a) of the 1994 Act, notwithstanding section 6(3) of the 1994 Act.

4.	VAT

4.1	All sums payable under or pursuant to this deed are exclusive of VAT (if any).

4.2	Any VAT chargeable in respect of such sums, or an amount equal to any VAT, shall be payable in addition to such sums. A VAT invoice shall be provided against any payment.

5.	RIGHTS OF THIRD PARTIES

5.1	A person who is not a party to this deed shall not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

6.	GOVERNING LAW

6.1

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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Schedule 1 - Title documents

Date	Description	Parties

1 July 2011	Statutory Declaration regarding Facebook UK Ltd relating to the Reception and Floors 3, 4 and 5	Anthony John Green

6 July 2011	Licence to Underlet relating to the Reception and Floors 3, 4 and 5	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd. (4) Expedia, Inc

6 July 2011	Agreement for Lease relating to the Reception and Floors 3, 4 and 5	(1) Expedia.com Limited (2) Facebook UK Ltd.

3 January 2012	Licence for Alterations relating to Ground Floor Mezzanine, Reception and Floors 3, 4 and 5	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

5 October 2012	Licence for Alterations	(1) Seven Dials S.A.R.L. (2) Expedia.com Limited (3) Facebook UK Ltd (4) Expedia, Inc

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Executed as a deed by FACEBOOK UK LIMITED acting by a director, in the presence of:	/s/ signature

Director

Signature of witness: /s/ Joanne Redmond

Name: JOANNE REDMOND

Address: 4 Grand Canal Sq. Dublin 2

Occupation: Solicitor

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